EXHIBIT A

Revised Plan

UNITED STATES BANKRUPTCY COURT
DISTRICT OF COLORADO

In re:	)	**Case No. 15-16835 MER**
	)	
MIDWAY GOLD US INC. ***et al.***,[1]	)	**Chapter 11**
	)	**Jointly Administered Under**
Debtors.	)	**Case No. 15-16835 MER**
	)	

REVISED SECOND AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION

SQUIRE PATTON BOGGS (US) LLP

Stephen D. Lerner
Elliot M. Smith
221 E. Fourth Street, Suite 2900
Cincinnati, Ohio 45202
Telephone: (513) 361-1200
Facsimile: (513) 361-1201

-and-

Nava Hazan
30 Rockefeller Plaza, 23rd Floor
New York, New York 10112
Telephone: (212) 872-9800
Facsimile: (212) 872-9815

Counsel for the Debtors and Debtors in Possession

WADSWORTH WARNER CONRARDY, P.C.

Aaron Conrardy
1660 Lincoln Street, Suite 2200
Denver, Colorado 80264
Telephone: (303) 296-1999
Facsimile: (303) 296-7600

Local Counsel for the Debtors and Debtors in Possession

Dated: October 18, 2017

[1] The Debtors and their respective case numbers are: Midway Gold US Inc. (15-16835 MER); Midway Gold Corp. (15-16836 MER); Golden Eagle Holding Inc. (15-16837 MER); MDW-GR Holding Corp. (15-16838 MER); RR Exploration LLC (15-16839 MER); Midway Services Company (15-16840 MER); Nevada Talon LLC (15-16841 MER); MDW Pan Holding Corp. (15-16842 MER); MDW Pan LLP (15-16843 MER); MDW Gold Rock LLP (15-16844 MER); Midway Gold Realty LLC (15-16845 MER); MDW Mine ULC (15-16846 MER); GEH (B.C.) Holding Inc. (15-16847 MER) , GEH (US) Holding Inc. (15-16848 MER).

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TABLE OF EXHIBITS[2]

[2] All exhibits shall be filed in substantially final form with the Bankruptcy Court no later than ten (10) days prior to the deadline to vote to accept or reject the Plan. Copies of the exhibits shall be available for inspection or may otherwise be obtained (i) at the Office of the Clerk of the Bankruptcy Court, (ii) at https://www.pacer.gov, (iii) from the Debtors' case website at http://dm.epiq11.com/MGC, or (iv) by contacting Debtors' counsel once they are filed. The Debtors reserve the right to modify, amend, supplement, restate or withdraw the exhibits in any way after they are filed.

Pursuant to Section 1121 and other applicable sections of the United States Bankruptcy Code, the debtors and debtors-in-possession in the above-captioned chapter 11 cases hereby respectfully propose the following second amended joint chapter 11 plan of liquidation.

ARTICLE I

DEFINED TERMS AND RULES OF INTERPRETATION

A. *Defined Terms*

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1. "*Abandonment / Destruction Notice*" means a notice (i) setting forth the assets that the Liquidating Trustee seeks to abandon or (ii) stating the Liquidating Trustee's intention to destroy books and records, in each case, in accordance with ARTICLE IV.L hereof.

2. "*Administrative Bar Date*" means 5:00 p.m. (Mountain Time) on the first Business Day that is thirty (30) days after the Effective Date and is the deadline for a holder of an Administrative Claim to file a written request with the Bankruptcy Court for payment of such Administrative Expense in the manner indicated in ARTICLE II hereof.

3. "*Administrative Claims*" means Claims that have been timely filed on or before the Administrative Bar Date, pursuant to the procedures set forth in the Confirmation Order and this Plan (except as otherwise provided herein with respect to Professional Compensation or by a separate order of the Bankruptcy Court), for administrative costs and expenses under Sections 503(b), 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) accrued Professional Compensation; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-1930; provided, however, that the U.S. Trustee shall not be required to file Claims for fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-1930 before the Administrative Bar Date; provided, further that all requests for Administrative Tax Claims must be filed and served on the Debtors, the Midway Liquidating Trust or the Liquidating Trustee, as applicable, on or before the later of (a) thirty (30) days following the Effective Date and (b) one hundred twenty (120) days following the filing of the tax return for such taxes for such tax year or period with the applicable Governmental Unit; provided, further, that Administrative Claims that arise under Section 503(b)(9) of the Bankruptcy Code shall only be deemed timely filed to the extent such Claims were filed in accordance with the terms of the General Bar Date Order.

4. "*Administrative Tax Claims*" means Administrative Claims by a Governmental Unit for taxes (and for interest and/or penalties related to such taxes, if any) for any tax year or period, all or any portion of which occurs or falls within the period from and including the

Petition Date through and including the Effective Date, and for which no bar date has otherwise been previously established.

5. "*Affiliate*" has the meaning set forth in Section 101(2) of the Bankruptcy Code.

6. "*Allowed*" means, with respect to any Claim or Equity Interest, except as otherwise provided herein: (a) a Claim or Equity Interest that has been scheduled by the Debtors in their schedules of liabilities and not identified as being disputed, contingent or unliquidated and as to which the Debtors, the Liquidating Trustee or other parties-in-interest have not Filed an objection by the Claims Objection Bar Date; (b) a proof of Claim or Equity Interest that has been timely filed and as to which the Debtors, the Liquidating Trustee, or other parties-in-interest have not Filed an objection by the Claims Objection Bar Date; (c) a Claim or Equity Interest that either is not Disputed or has been allowed by a Final Order; (d) a Claim or Equity Interest that is allowed: (i) in any stipulation addressing the amount, nature, and priority of the Claim or Equity Interest executed prior to the entry of the Confirmation Order and approved by the Bankruptcy Court; (ii) in any stipulation with the Debtors or the Liquidating Trustee, as applicable, addressing the amount, nature, and priority of the Claim or Equity Interest executed on or after the entry of the Confirmation Order; or (iii) in or pursuant to any contract, instrument, indenture or other agreement entered into or assumed in connection herewith; (e) a Claim or Equity Interest that is allowed pursuant to the terms hereof; or (f) a Disputed Claim as to which a proof of claim has been timely Filed and as to which no objection has been Filed by the Claims Objection Bar Date.

7. "*Asset Purchase Agreements*" means the GRP Asset Purchase Agreement and the Spring Valley Asset Purchase Agreement. In the event of a Tonopah Project Sale, the Asset Purchase Agreement for such sale shall be included in this definition.

8. "*Avoidance Actions*" means any and all avoidance, recovery, subordination or other claims, actions or remedies that may be brought on behalf of the Debtors or their estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, claims, actions or remedies arising under Chapter 5 of the Bankruptcy Code.

9. "*Bankruptcy Code*" means title I of the Bankruptcy Reform Act of 1978, as amended from time to time, as set forth in Sections 101 et seq. of title 11 of the United States Code, and applicable portions of titles 18 and 28 of the United States Code.

10. "*Bankruptcy Court*" means the United States District Court for the District of Colorado, having jurisdiction over the Chapter 11 Cases and, by virtue of the automatic reference of all bankruptcy cases implemented by Rule 84.1 of the Local Rules of Practice of the United States District Court for the District of Colorado – Civil, the United States Bankruptcy Court for the District of Colorado.

11. "*Bankruptcy Rules*" means the Federal Rules of Bankruptcy Procedure, promulgated under 28 U.S.C. § 2075, the Local Bankruptcy Rules, Forms, and Appendix of the United States Bankruptcy Court for the District of Colorado, the Local Rules of Practice of the United States District Court for the District of Colorado - Civil, and general orders and chambers

procedures of the Bankruptcy Court, each as applicable to the Chapter 11 Cases and as amended from time to time.

12. "*Beneficiaries*" means holders of Allowed Claims entitled to receive Distributions from the Liquidating Trust Fund under the Plan, whether or not such Claims were Allowed Claims on the Effective Date.

13. "*Business Day*" means any day, other than a Saturday, Sunday or "legal holiday" (as that term is defined in Fed. R. Bankr. P. 9006(a)).

14. "*Buyers*" means Solidus Resources as the Buyer of the Spring Valley Assets, and GRP Minerals as the Buyer of the GRP Purchased Assets. In the event of a Tonopah Project Sale, the buyer(s) of the Tonopah Project shall be included in this definition.

15. "*Canadian Court*" means the Supreme Court of British Columbia.

16. "*Canadian Recognition Proceedings*" means those Canadian insolvency proceedings commenced by Midway Gold US Inc. as the foreign representative of the Debtors, which are pending in the Canadian Court under the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended, Action No. S-155201, Vancouver Registry.

17. "*Carve-Out*" shall have the meaning given in the Cash Collateral Order.

18. "*Cash Collateral Order*" means the *Final Order (A) Authorizing Post-Petition Use of Cash Collateral, (B) Granting Adequate Protection to Secured Parties, and (C) Granting Related Relief* entered by the Bankruptcy Court on November 9, 2015 (Docket No. 452), as amended by (i) the *Notice of Extension of Sale Process Milestone Date* (Docket No. 652), (ii) the *Second Notice of Extension of Sale Process Milestone Dates Under Final Cash Collateral Order* (Docket No. 689) and (iii) the *Notice of Extension of Sale Process Milestone Dates and Revised Form of Proposed Bid Procedures Order and Other Sale Related Documents* (Docket No. 784).

19. "*Cash Investment Yield*" means the net yield earned by the Midway Liquidating Trust from the investment of Cash held pending Distribution in accordance with the provisions of the Plan and the Liquidating Trust Agreement.

20. "*Cash*" means legal tender of the United States of America or the equivalent thereof, including bank deposits, checks and readily marketable securities or instruments issued by an Entity, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody's rating of "A" or better, or equivalent rating of any other nationally recognized rating service, or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders' equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

21. "*Causes of Action*" means all claims, actions, causes of action, choses in action, Avoidance Actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills,

specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims and crossclaims of any of the Debtors, the Debtors-in-Possession and/or the Estates (including, without limitation, those actions set forth in the Plan Supplement) that are or may be pending on the Effective Date or instituted by the Liquidating Trustee after the Effective Date against any entity, based in law or equity, whether direct, indirect, derivative or otherwise and whether asserted or unasserted as of the Effective Date.

22. "*CBA*" means Commonwealth Bank of Australia in its capacity as counterparty under that certain ISDA Master Agreement between MDW Pan and CBA dated as of October 3, 2014 and related confirmations.

23. "*Chapter 11 Cases*" means the chapter 11 cases commenced when each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code on the Petition Date, which are jointly administered for procedural purposes under case number 15-16835 (MER).

24. "*Claim*" means a "claim" (as that term is defined in Section 101(5) of the Bankruptcy Code) against a Debtor.

25. "*Claims Objection Bar Date*" means the bar date for objecting to proofs of claim, which shall be one-hundred eighty (180) days after the Effective Date; provided, however, that the Liquidating Trustee may seek by motion additional extensions of this date from the Bankruptcy Court.

26. "*Claims Register*" means the official claims registers in the Debtors' Chapter 11 Cases maintained by the Noticing Agent on behalf of the Clerk of the Bankruptcy Court.

27. "*Class*" means a category of holders of Claims or Equity Interests as set forth in ARTICLE III pursuant to Section 1122(a) of the Bankruptcy Code.

28. "*Committee*" means the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Chapter 11 Cases.

29. "*Confirmation Date*" means the date on which the Confirmation Order is entered by the Bankruptcy Court.

30. "*Confirmation Order*" means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

31. "*Cure Amount Claim*" means a Claim based upon a Debtor's monetary defaults under an executory contract or unexpired lease at the time such contract or lease is assumed by that Debtor under section 365 of the Bankruptcy Code.

32. "*Debtors*" or "*Debtors in Possession*" means, collectively, the above-captioned debtors and debtors in possession specifically identified on the cover page to this Plan.

33. "*Disclosure Statement Order*" means the order approving the Disclosure Statement, which was entered by the Bankruptcy Court on March 2, 2017.

34. "*Disclosure Statement*" means the Disclosure Statement for the Debtors' Second Amended Joint Chapter 11 Plan of Liquidation, dated February 24, 2017, prepared and distributed in accordance with the Bankruptcy Code, Bankruptcy Rules and any other applicable law, and approved by the Bankruptcy Court in the Disclosure Statement Order, as it is amended, supplemented or modified from time to time.

35. "*Disputed Interim Distribution Reserve*" means the reserve fund created pursuant to ARTICLE VB.1 of the Plan.

36. "*Disputed*" means, with respect to any Claim, a Claim: (a) listed on the Schedules as unliquidated, disputed or contingent, unless a proof of such Claim has been timely filed; (b) as to which a Debtor or the Liquidating Trustee has interposed a timely objection or request for estimation, subordination, or recharacterization in accordance with the Bankruptcy Code and the Bankruptcy Rules; or (c) as otherwise disputed by a Debtor or the Liquidating Trustee in accordance with applicable law, which objection, request for estimation, subordination, or recharacterization, or dispute has not been withdrawn or determined by a Final Order.

37. "*Distributions*" means the distributions of Cash and beneficial interests in the Midway Liquidating Trust to be made in accordance with the Plan and/or the Liquidating Trust Agreement.

38. "*Effective Date*" means the date selected by the Debtors that is a Business Day after the entry of the Confirmation Order on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in ARTICLE VIIIA have been satisfied or waived.

39. "*Entity*" means an "entity" (as that term is defined in Section 101(15) of the Bankruptcy Code).

40. "*EPC*" means EPC Services Company.

41. "*EPC Adversary Proceeding*" means Adversary Proceeding No. 16-01172, commenced by EPC on May 5, 2016 and dismissed by the Bankruptcy Court on January 19, 2017 (Adversary Docket No. 84).

42. "*EPC Proofs of Claim*" means Proof of Claim Nos. 107 and 108 (including all amendments, supplements, and/or modifications) and any and all other claims that have or could have been asserted by or on behalf of EPC, whether formally or informally, against any of the Debtors in these Chapter 11 Cases.

43. "*Equity Interest*" means any equity interest in a Debtor that existed immediately prior to the Petition Date, including, without limitation: (a) any common equity interest in a Debtor that existed immediately prior to the Petition Date, including, without limitation, all issued, unissued, authorized or outstanding shares of common stock, together with any warrants, options or legal, contractual or equitable rights to purchase or acquire such interests at any time; and (b) any preferred equity interest in a Debtor that existed immediately prior to the Petition

Date, including, without limitation, all issued, unissued, authorized or outstanding shares of preferred stock, together with any warrants, options or legal, contractual or equitable rights to purchase or acquire such interests.

44. "*Estate*" means the estate of each Debtor created on the Petition Date by Section 541 of the Bankruptcy Code.

45. "*Excess Reserve Amount*" means the amount, if any, by which (i) the Cash reserves established and funded under the Plan (except for the MGUS Reserve and the Non-MGUS Reserve) exceed the amount of Distributions required to be paid under the Plan in respect of Allowed Claims from such reserves and (ii) the Cash funded into the Liquidating Trust Fund on the Effective Date pursuant to the Wind Down Budget exceeds the final amount of Liquidating Trust Expenses.

46. "*Exculpated Parties*" means, collectively, the Debtors, the officers and directors of the Debtors that served in such capacity at any time from and after the Petition Date (in their capacity as such as well as in their individual capacities), the Committee and its individual members (solely in their capacity as such), the Liquidating Trustee, the Liquidating Trust Committee and its members (solely in their capacity as such), and each of their respective Representatives (each of the foregoing in its individual capacity as such).

47. "*File*" or "*Filed*" means, with respect to any pleading, entered on the docket of the Chapter 11 Cases and properly served in accordance with the Bankruptcy Rules.

48. "*Final Order*" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired, and no appeal or petition for certiorari has been timely taken or motion for reargument or rehearing has been timely Filed, or as to which any appeal that has been taken or any petition for certiorari or motion for reargument or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or has otherwise been dismissed with prejudice.

49. "*General Bar Date Order*" means the *Order Establishing Bar Date for the Filing of Proofs of Claim Pursuant to Fed. R. Bankr. P. 3003(c)(3)* entered by the Bankruptcy Court on July 20, 2015 (Docket No. 144).

50. "*General Bar Date*" means September 21, 2015, as established in the General Bar Date Order.

51. "*General Unsecured Claims*" means unsecured Claims against any Debtor that are not Administrative Claims, Professional Compensation Claims, Senior Agent Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims, Intercompany Claims or Equity Interests.

52. "*Golder Associates*" means Golder Associates, Inc.

53. "*Golder Associates Proofs of Claim*" means Proof of Claim Nos. 250 and 251 (including all amendments, supplements, and/or modifications) and any and all other claims that

have or could have been asserted by or on behalf of Golder Associates, whether formally or informally, against any of the Debtors in these Chapter 11 Cases.

54. "*Governmental Bar Date*" means January 19, 2016, as established in the General Bar Date Order for each and every Governmental Unit.

55. "*Governmental Unit*" has the meaning set forth in Section 101(27) of the Bankruptcy Code.

56. "*GRP Asset Purchase Agreement*" means that certain *Asset Purchase Agreement by and among Midway Gold US Inc., Golden Eagle Holding Inc., RR Exploration LLC, MDW Pan LLP, MDW Gold Rock LLP, as Sellers, and GRP Minerals, LLC, as Buyer, dated as of April 28, 2016*, as the same may be amended, supplemented, or otherwise modified from time to time as permitted therein (including all related agreements, documents and instruments), and all exhibits, schedules and addenda to any of the foregoing.

57. "*GRP Minerals*" means GRP Minerals, LLC, as Buyer of the GRP Purchased Assets under the GRP Asset Purchase Agreement and the GRP Sale Order.

58. "*GRP Purchased Assets*" has the same meaning given to the term "Purchased Assets" in the GRP Asset Purchase Agreement.

59. "*GRP Sale*" means the sale of the GRP Purchased Assets to GRP Minerals pursuant to the GRP Asset Purchase Agreement and the GRP Sale Order in exchange for, among other things, the GRP Sale Proceeds and the assumption of certain liabilities.

60. "*GRP Sale Order*" means the *Revised Order Under 11 U.S.C. §§ 105, 363, and 365 and Fed. Bankr. P. 2002, 6004, 6006, and 9014 (I) Approving (A) the Sale of Substantially All Assets of the Debtors Pursuant to Asset Purchase Agreement with GRP Minerals, LLC and Related Agreements Free and Clear of Liens, Claims, Encumbrances, and Other Interests and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection with the Sale; and (II) Granting Related Relief*, entered by the Bankruptcy Court on May 13, 2016 (Docket No. 870), pursuant to which the Bankruptcy Court, among other things, approved the GRP Sale.

61. "*GRP Sale Proceeds*" means the portion of the purchase price and other consideration given by GRP Minerals under the GRP Asset Purchase Agreement for the GRP Purchased Assets that is comprised of $5.326 million in cash less certain cure costs, transfer taxes and the Moelis transaction fee.

62. "*Gustavson*" means Gustavson Associates, LLC.

63. "*Gustavson Proofs of Claim*" means Proof of Claim No. 235 (including all amendments, supplements, and/or modifications) and any and all other claims that have or could have been asserted by or on behalf of Gustavson, whether formally or informally, against any of the Debtors in these Chapter 11 Cases.

64. "*HCP*" means Hale Capital Partners, L.P.

65. "*Impaired*" means, with respect to a Claim, Equity Interest, or Class of Claims or Equity Interests, "impaired" within the meaning of Section 1124 of the Bankruptcy Code.

66. "*Initial Distribution Date*" means the date on which the Midway Liquidating Trust shall make its initial Distribution, which shall be a date selected by the Liquidating Trustee in accordance with the Liquidating Trust Agreement.

67. "*Intercompany Claims*" means Claims held by a Debtor against another Debtor.

68. "*Intercompany Interest*" means any equity security of a Debtor that is held by another Debtor, including (a) all issued, unissued, authorized or outstanding shares of stock together with any warrants, options or contractual rights to purchase or acquire such Equity Securities at any time and all rights arising with respect thereto and (b) partnership, limited liability company or similar interest in a Debtor.

69. "*Intercompany Loan*" means the loan made by Debtor Midway Gold Corp. to Debtor Midway Gold US Inc. pursuant to that certain Intercompany Loan Facility Agreement, dated as of December 24, 2014.

70. "*Intercreditor Agreement*" has the meaning given in the Cash Collateral Order.

71. "*Jacobs*" means Jacobs Field Services North America, Inc.

72. "*Jacobs Claim Objection*" means the *Objection to Claim Numbers 181, 182, 183, 184, 185, 243, 244, 245 and 247 of Jacobs Field Services North America* (Docket No. 667).

73. "*Jacobs Proofs of Claim*" means Proof of Claim Nos. 181, 182, 183, 184, 185, 243, 244, 245, 246 and 247 (including all amendments, supplements, and/or modifications) and any and all other claims that have or could have been asserted by or on behalf of Jacobs, whether formally or informally, against any of the Debtors in these Chapter 11 Cases.

74. "*Jacobs Settlement*" means that certain settlement by and among the Debtors, the Committee, the Senior Agent, the Subordinate Agent and Jacobs resolving various disputes in exchange for, among other things, the agreement of Jacobs to support confirmation of the Plan on the terms described in Article IV of the Plan.

75. "*Ledcor*" means Ledcor CMI Inc.

76. "*Ledcor Proof of Claim*" means Proof of Claim No. 125 (including all amendments, supplements, and/or modifications) and any and all other claims that have or could have been asserted by or on behalf of Ledcor, whether formally or informally, against any of the Debtors in these Chapter 11 Cases.

77. "*Ledcor Settlement*" means that certain settlement by and among the Debtors, the Committee, the Senior Agent, the Subordinate Agent, Ledcor and GRP Minerals resolving various disputes in exchange for, among other things, the agreement of Ledcor to support confirmation of the Plan on the terms described in Article IV of the Plan.

78. *"Lien Priority Dispute"* means the dispute among the Senior Agent, the Subordinate Agent and the Mechanic's Lien Claimants with respect to the priority of their asserted liens against the real property assets of Pan and any proceeds thereof, which dispute was the subject of the EPC Adversary Proceeding and resolved pursuant to the Mechanic's Lien Settlement.

79. *"Lien Priority Dispute Reserve"* means cash in the amount of $1,612,515.13 otherwise payable to the Senior Agent on account of the Senior Agent Administrative Claim or the Senior Agent Secured Claim that is reserved pursuant to Article V.B. of the Plan on account of Allowed Class 4 Mechanic's Lien Claims in accordance with the Mechanic's Lien Settlement.

80. *"Liquidating Trust Agreement"* means that certain agreement establishing and delineating the terms and conditions of the Midway Liquidating Trust, substantially in the form to be filed as part of the Plan Supplement.

81. *"Liquidating Trust Assets"* means all assets of the Debtors as of the Effective Date, including, without limitation, (a) all Cash on hand as of the Effective Date, after payment of amounts required to be paid on the Effective Date or as soon as practicable thereafter to the Senior Agent under the Plan, (b) the Remaining Assets, (c) the Retained Causes of Action, (d) all rights under (i) the Asset Purchase Agreements and payments owing to the Debtors thereunder, (ii) the Sale Orders, and (iii) any other order of the Bankruptcy Court, (e) all proceeds of any of the foregoing received by any person or Entity on or after the Effective Date and (f) all of the Debtors' books and records, in each case solely to the extent such assets are not included among either the Spring Valley Assets sold to Solidus Resources or the GRP Purchased Assets sold to GRP Minerals; provided, however, that assets of one Debtor shall be held for the sole benefit of the creditors of such Debtor and shall not be used to satisfied Allowed Claims of any other Debtor.

82. *"Liquidating Trust Committee"* means those individuals appointed in accordance with the Liquidating Trust Agreement with the powers and responsibilities set forth in the Liquidating Trust Agreement.

83. *"Liquidating Trust Expenses"* means the fees and expenses of the Midway Liquidating Trust, the Liquidating Trustee and the Liquidating Trust Committee, including, without limitation, professional fees and expenses.

84. *"Liquidating Trust Fund"* means the fund established pursuant to ARTICLE IV.D, among other things, to hold the Liquidating Trust Assets and make distributions on account of Claims in accordance with the terms of the Plan.

85. *"Liquidating Trustee"* means the person appointed by the Committee in accordance with the Liquidating Trust Agreement to administer the Midway Liquidating Trust.

86. *"MDW Pan"* means Debtor MDW Pan LLP.

87. *"Mechanic's Lien Claimants"* means the following creditors, other than Jacobs and Ledcor, who have asserted mechanic's lien rights with respect to certain assets of the

Debtors and were parties to the EPC Adversary Proceeding prior to the dismissal thereof: (i) EPC, (ii) Golder Associates, (iii) Gustavson, (iv) Roscoe Moss, and (v) Sure Steel.

88. "*Mechanic's Lien Settlement*" means that certain settlement by and among the Debtors, the Committee, the Senior Agent, the Subordinate Agent and each Mechanic's Lien Claimant resolving the Lien Priority Dispute on the terms described in Article IV of the Plan.

89. "*MGUS*" means Debtor Midway Gold US Inc.

90. "*MGUS GUC Reserve*" means Cash in the amount of $375,000 otherwise payable to the Senior Agent on account of the Senior Agent Administrative Claim that is reserved as a fixed recovery, net of allocated Liquidating Trust Expenses, for the sole and exclusive benefit of the holders of Allowed General Unsecured Claims against MGUS other than (x) the Senior Agent, (y) any Debtor other than MGUS (including, without limitation, Debtor Midway Gold Corp. on account of the Intercompany Loan) and (z) the Mechanic's Lien Claimants; provided, however, that no Distributions may be made from the MGUS GUC Reserve unless and until all Allowed Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims have been paid in full as required by the Plan.

91. "*Midway Liquidating Trust*" means the Entity described in ARTICLE IV.D that will succeed to all of the assets of the Estates, subject to the terms of the Plan, as of the Effective Date.

92. "*Nevada Action*" means that certain state court litigation commenced by Ledcor, as plaintiff, against Nevada Royalty Corp., Newark Valley Mining Corp., and Does 1 through 50, as defendants, through the filing of a Complaint for Unjust Enrichment and Foreclosure of Mechanics Lien dated December 29, 2015 in the Seventh Judicial District Court of Nevada in an for the County of White Pine, Case No. CV-1512-2145.

93. "*No Asset Debtors*" means Debtors Golden Eagle Holding Inc., MDW GR Holding Corp., RR Exploration LLC, Midway Services Company, Nevada Talon LLC, MDW Pan Holding Corp., MDW Mine ULC, GEH (B.C.) Holding Inc., and GEH (US) Holding Inc.

94. "*Non-MGUS GUC Reserve*" means Cash in the amount of $250,000 otherwise payable to the Senior Agent on account of the Senior Agent Administrative Claim that is reserved as a fixed recovery, net of allocated Liquidating Trust Expenses, for the sole and exclusive benefit of the holders of Allowed General Unsecured Claims against MDW Pan, Midway Gold Corp., MDW Gold Rock LLP, and Midway Gold Realty LLC other than (x) the Senior Agent, and (y) any other Debtor; provided, however, that no Distributions may be made from the Non-MGUS GUC Reserve unless and until all Allowed Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims have been paid in full as required by the Plan.

95. "*Noticing Agent*" means Epiq Systems.

96. "*Other Pan Secured Claims*" means Allowed Class 5 Claims consisting of Allowed secured claims against the Estate of MDW Pan other than the Senior Agent Secured Claim (Class 2), the Subordinate Agent Secured Claim (Class 3) and the secured claims asserted by the Mechanic's Lien Claimants (Class 4). Pursuant to the Jacobs Settlement, Jacobs holds an

Allowed Other Pan Secured Claim in the amount of $630,000 (subject to reduction by up to $15,000 as described in Article IV.A.5 of the Plan).

97. "*Other Pan Secured Claims Reserve*" means the reserve established and funded under Article V.B. of the Plan on account of Allowed Class 5 Other Pan Secured Claims that are determined, either by Final Order or with the agreement of the Liquidating Trustee and the Senior Agent, to be senior in priority to the Senior Agent Secured Claim.

98. "*Pan Cash Collateral*" means all cash collateral held by MDW Pan on the Effective Date, including, without limitation, all cash on hand, the portion of the Sale Proceeds allocated to MDW Pan, if any, and, in the event of a Tonopah Project Sale, the amount of cash sale proceeds paid, less $15,000.

99. "*Petition Date*" means June 22, 2015, the date on which each of the Debtors commenced its Chapter 11 Case.

100. "*Plan Supplement*" means the compilation of documents and forms of documents, schedules and exhibits to the Plan that has been or will be Filed with the Bankruptcy Court.

101. "*Plan*" means this second amended joint chapter 11 plan of liquidation filed by the Debtors, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules or herewith, as the case may be, and the Plan Supplement, which is incorporated herein by reference.

102. "*Priority Non-Tax Claims*" means Claims entitled to priority in payment pursuant to any provision of Section 507(a) of the Bankruptcy Code other than Section 507(a)(8) of the Bankruptcy Code.

103. "*Priority Tax Claims*" means Claims of Governmental Units of the kind specified in Section 507(a)(8) of the Bankruptcy Code.

104. "*Pro Rata*" means the ratio of the amount of an Allowed Claim in a particular Class to the aggregate amount of all Allowed Claims in such Class.

105. "*Professional*" means any person or Entity employed pursuant to a Final Order in accordance with Sections 327, 328 or 1103 of the Bankruptcy Code, and to be compensated for services rendered prior to and including the Effective Date pursuant to Sections 327, 328, 329, 330 or 331 of the Bankruptcy Code.

106. "*Professional Compensation*" means the fees and expenses of Professionals (including, without limitation: (a) success fees allowed or awarded by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction, and (b) fees or expenses allowed or awarded by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction) for legal, financial advisory, investment banking, accounting and other services and reimbursement of expenses that are awardable and allowable under Sections 328, 330(a), 331 or 503(b)(2-5) of the Bankruptcy Code.

107. "*Professional Compensation Claims Reserve*" means the reserve of Cash established and maintained by the Midway Liquidating Trust in the estimated amount necessary to pay in full all Professional Compensation Claims that are outstanding as of the Effective Date. Before the Effective Date, the Debtors shall determine the estimated amount necessary to fund the Professional Compensation Claims Reserve in accordance with Article.II.1.c; provided, however, that neither the Debtors' estimate nor the establishment of the Professional Compensation Claims Reserve is intended or shall be deemed to be a cap or an agreement to cap any Professional Compensation claims.

108. "*Quarterly Distribution Date*" means the first Business Day after the end of each quarterly calendar period (i.e., March 31, June 30, September 30 and December 31 of each calendar year).

109. "*Ratable Proportion*" means, with reference to any Distribution on account of any Allowed Claim in any Class, the ratio (expressed as a percentage) that the amount of the Allowed Claim bears to the aggregate amount of all Allowed and Disputed Claims in that Class.

110. "*Record Date*" means the record date for determining the entitlement of holders of Claims to receive Distributions under the Plan on account of Allowed Claims. The Record Date shall be the date on which the Disclosure Statement Order is entered.

111. "*Remaining Assets*" means all assets of the Debtors that are not sold, disposed of, transferred or abandoned prior to the Effective Date, including, without limitation, (i) all of the Debtors' right, title and interest in and to the Tonopah Project (except in the event of a Tonopah Project Sale), (ii) outstanding deposits, prepayments, and/or similar amounts held by third parties that belong or are otherwise payable to the Debtors, and (iii) any claim, right or interest of the Debtors in any refund, rebate, abatement or other recovery for Taxes. Notwithstanding the foregoing, the Remaining Assets **do not** include (i) the Retained Causes of Action, (ii) any of the GRP Purchased Assets or the Spring Valley Assets, or (iii) Cash on hand as of the Effective Date; *provided, however*, that in the event that a Tonopah Project Sale is not consummated, the first $50,000 of net proceeds generated from any subsequent sale, disposition or transfer of the Tonopah Project shall be split between the MGUC GUC Reserve and Non-MGUS GUC Reserve.

112. "*Representatives*" means, with regard to any Entity, its officers, directors, employees, advisors, attorneys, professionals, accountants, investment bankers, financial advisors, consultants, agents and other representatives (including their respective officers, directors, employees, members and professionals).

113. "*Retained Causes of Action*" means all Causes of Action, other than: (i) the Transferred Causes of Action, and (ii) those Causes of Action that are released, compromised and/or settled pursuant to (a) ARTICLE IV and ARTICLE IX hereof and/or (b) the Cash Collateral Order. For the avoidance of doubt, all stipulations and releases made by or on behalf of the Debtors and their Estates in the Cash Collateral Order are not being modified or altered by the Plan and remain binding upon the Debtors and their Estates, including, without limitation, the Liquidating Trust and the Liquidating Trustee, as provided in the Cash Collateral Order.

114. "*Roscoe Moss*" means Roscoe Moss Manufacturing Company.

115. "*Roscoe Moss Proofs of Claim*" means Proof of Claim No. 234 (including all amendments, supplements, and/or modifications) and any and all other claims that have or could have been asserted by or on behalf of Roscoe Moss, whether formally or informally, against any of the Debtors in these Chapter 11 Cases.

116. "*Sales*" means the Spring Valley Sale and the GRP Sale. In the event of a Tonopah Project Sale, the sale of the Tonopah Project shall be included in this definition.

117. "*Sale Orders*" means the GRP Sale Order and the Spring Valley Sale Order. In the event of a Tonopah Project Sale, the Final Order approving the sale of the Tonopah Project shall be included in this definition.

118. "*Sale Proceeds*" means the Spring Valley Sale Proceeds and the GRP Sale Proceeds.

119. "*Schedules*" mean the schedules of assets and liabilities, schedules of executory contracts and statements of financial affairs filed by the Debtors pursuant to Section 521 of the Bankruptcy Code on July 15, 2015, and as may be further amended.

120. "*Senior Agent*" means Commonwealth Bank of Australia in its capacity as administrative agent, collateral agent, and technical agent under the "Senior Loan Documents" (as that term is defined in the Cash Collateral Order).

121. "*Senior Agent Administrative Claim*" means the Allowed superpriority Administrative Claim granted to the Senior Agent against all of the Debtors pursuant to the terms of the Cash Collateral Order on account of diminution in the value of the Senior Agent's interest in its collateral resulting from the imposition of the automatic stay under Section 362 of the Bankruptcy Code or the use, sale, or lease of the collateral, including cash collateral, pursuant to Section 363 of the Bankruptcy Code, in all cases subject to the Carve-Out.

122. "*Senior Agent Secured Claim*" means the Allowed Claim granted to the Senior Agent pursuant to the terms of the Cash Collateral Order on account of the Senior Secured Obligations and the Senior Agent Proofs of Claim in the total aggregate amount of not less than $49,115,283.38. For purposes of the Plan and distributions to be made hereunder, the Senior Agent Secured Claim shall be deemed an Allowed secured Claim only against MDW Pan and secured only by the assets of MDW Pan and any proceeds thereof, including, without limitation, all Pan Cash Collateral. The Senior Agent Secured Claim shall be deemed an Allowed General Unsecured Claim against each Debtor in an amount and to the extent of any deficiency claim that may exist after giving effect to Distributions made on account of the Senior Agent Secured Claim by MDW Pan from the assets of MDW Pan and any proceeds thereof.

123. "*Senior Agent Proofs of Claim*" means Proof of Claim Nos. 149, 150, 151, 152, 153, 154, 155, 156, 157, 158, 159, 160, 161, and 162 filed on behalf of the Senior Secured Parties, as such proofs of claim may be modified or amended from time to time or otherwise affected by stipulation with the Debtors or by a Final Order of the Bankruptcy Court.

124. "*Senior Credit Agreement*" has the meaning given in the Cash Collateral Order.

125. "*Senior Lenders*" means those lenders from time to time party to the Senior Credit Agreement.

126. "*Senior Loan Documents*" has the meaning given in the Cash Collateral Order.

127. "*Senior Secured Obligations*" has the meaning given in the Cash Collateral Order.

128. "*Senior Secured Parties*" means the Senior Agent, the Senior Lenders, and CBA.

129. "*Solidus Resources*" means Solidus Resources, LLC, as Buyer of the Spring Valley Assets under the Spring Valley Asset Purchase Agreement and the Spring Valley Sale Order.

130. "*Spring Valley Assets*" means the Debtors' interest in the Spring Valley project and related assets that were sold to Solidus Resources pursuant to the Spring Valley Asset Purchase Agreement and the Spring Valley Sale Order.

131. "*Spring Valley Asset Purchase Agreement*" means that certain *Asset Purchase Agreement by and among Midway Gold US Inc. and Nevada Talon LLC, as Sellers, and Solidus Resources, LLC, as Buyer, dated as of November 30, 2015*, as the same may be amended, supplemented, or otherwise modified from time to time as permitted therein (including all related agreements, documents and instruments), and all exhibits, schedules and addenda to any of the foregoing.

132. "*Spring Valley Sale*" means the sale of the Spring Valley Assets to Solidus Resources pursuant to the Spring Valley Asset Purchase Agreement and the Spring Valley Sale Order in exchange for, among other things, the Spring Valley Sale Proceeds and the assumption of certain liabilities.

133. "*Spring Valley Sale Order*" means the *Order (A) Approving the Sale of Certain of the Debtors' Assets Free and Clear of Liens, Claims, Interests, and Encumbrances, (B) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (C) Granting Related Relief*, entered by the Bankruptcy Court on December 15, 2015 (Docket No. 565), pursuant to which the Bankruptcy Court, among other things, approved the Spring Valley Sale.

134. "*Spring Valley Sale Proceeds*" means the portion of the purchase price and other consideration given by Solidus Resources under the Spring Valley Asset Purchase Agreement for the Spring Valley Assets that is comprised of $25 million in cash less any applicable cure costs, transfer taxes and the Moelis transaction fee.

135. "*Subordinate Agent*" means HCP, in its capacity as administrative agent and collateral agent under the Subordinate Loan Documents.

136. "*Subordinate Agent Distributions*" means any distribution which the Subordinate Agent is entitled to receive under the Plan on account of the Subordinate Agent Secured Claim.

137. "*Subordinate Agent Proofs of Claim*" means Proof of Claim Nos. 193, 195, 196, 197, 198, 199, 200, 201, 202, 203, 204, 205, 206, and 207, as such proofs of claim may be modified or amended from time to time or otherwise affected by stipulation with the Debtors or by a Final Order of the Bankruptcy Court.

138. "*Subordinate Agent Secured Claim*" means the Allowed Claim of the Subordinate Agent on account of the Subordinate Secured Obligations and the Subordinate Agent Proofs of Claim. Pursuant to the Subordinate Agent Settlement, the Subordinate Agent will receive the agreed upon treatment of its Subordinate Agent Secured Claim and its General Unsecured Claims against each Debtor.

139. "*Subordinate Agent Settlement*" means the settlement by and among the Debtors, the Senior Agent, the Subordinate Agent and the Committee resolving various disputes and fixing the treatment of the Subordinate Agent Secured Claim and its General Unsecured Claims against each Debtor in exchange for the agreement of the Subordinate Agent to support confirmation of the Plan on the terms described in Article IV of the Plan.

140. "*Subordinate Credit Agreement*" has the meaning given in the Cash Collateral Order.

141. "*Subordinate Lenders*" means those lenders from time to time party to the Subordinate Credit Agreement.

142. "*Subordinate Loan Documents*" has the meaning given in the Cash Collateral Order.

143. "*Subordinate Secured Obligations*" has the meaning given in the Cash Collateral Order.

144. "*Subordinate Secured Parties*" means the Subordinate Agent and the Subordinate Lenders.

145. "*Subordination Agreement*" has the meaning given in the Cash Collateral Order.

146. "*Sure Steel*" means Sure Steel, Inc.

147. "*Sure Steel Proofs of Claim*" means Proof of Claim Nos. 218, 221, 252, and 253 (including all amendments, supplements, and/or modifications) and any and all other claims that have or could have been asserted by or on behalf of Sure Steel, whether formally or informally, against any of the Debtors in these Chapter 11 Cases.

148. "*Taxes*" means (a) any taxes and assessments imposed by any Governmental Unit, including net income, gross income, profits, gross receipts, license, employment, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, environmental (including taxes under Code Section 59A), customs, duties, capital stock, franchise, excise, withholding, social security (or similar), unemployment, disability, payroll, fuel, excess profits, windfall profit, severance, estimated or other tax, including any interest, penalty or addition thereto, whether

disputed or not, and any expenses incurred in connection with the determination, settlement or litigation of the Tax liability, (b) any obligations under any agreements or arrangements with respect to Taxes described in clause (a) above, and (c) any transferee liability in respect of Taxes described in clauses (a) and (b) above or payable by reason of assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

149. "*Tonopah Project*" means all assets that were not previously sold, disposed of, transferred or abandoned prior to the Effective Date, including, without limitation, through the Spring Valley Sale or the GRP Sale, that comprise or otherwise relate to the Debtors' Tonopah project located in Nye County, Nevada, approximately 15 miles northeast of the town of Tonopah, 210 miles northwest of Las Vegas and 236 miles southeast of Reno, Nevada, on the northeastern flank of the San Antonio Mountains and in the Ralston Valley.

150. "*Tonopah Project Sale*" means any sale of the Tonopah Project approved by a Final Order of the Bankruptcy Court entered on or before the Effective Date.

151. "*Transferred Causes of Action*" means all Causes of Action held by the Debtors and/or their Estates as of the closing of each of the Sales that were transferred to the Buyers pursuant to the applicable Asset Purchase Agreements and Sale Orders.

152. "*U.S. Trustee*" means the United States Trustee appointed under Section 591 of title 28 of the United States Code to serve in the District of Colorado.

153. "*Unimpaired*" means, with respect to a Claim, Equity Interest, or Class of Claims or Equity Interests, not "impaired" within the meaning of Section 1124 of the Bankruptcy Code.

154. "*Wind-Down Budget*" means the budget providing for the wind-down of the Debtors' Estates following confirmation of this Plan as agreed upon by the Debtors, the Committee, and the Senior Agent and substantially in the form attached hereto as Exhibit IV.

B. *Rules of Interpretation*

1. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neutral gender shall include the masculine, feminine and the neutral gender; (b) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to "Articles" are references to Articles hereof or hereto; (e) the words "herein," "hereof" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings of Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined

but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

2. Notwithstanding anything herein to the contrary or otherwise, in the event there are any inconsistencies between the terms and conditions of: (i) (a) this Plan and/or any order confirming this Plan, and (b) the Sale Orders, the terms and conditions of the Sale Orders shall control, or (ii) (x) this Plan and/or any order confirming this Plan, and (y) the Asset Purchase Agreements, the terms and conditions of the Asset Purchase Agreements shall control.

3. The provisions of Fed. R. Bankr. P. 9006(a) shall apply in computing any period of time prescribed or allowed hereby.

4. All references herein to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

C. *Exhibits*

The Plan Supplement shall be filed in substantially final form with the Clerk of the Bankruptcy Court not later than ten (10) days prior to the deadline to vote to accept or reject the Plan. Such exhibits may be inspected in the office of the Clerk of the Bankruptcy Court during normal hours of operation of the Bankruptcy Court. Copies will also be available free of charge on the Debtors' case website at http://dm.epiq11.com/MGC. Holders of Claims or Equity Interests may also obtain copies, once filed, from the Debtors by a written request sent to the following address:

Wadsworth Warner Conrardy, P.C.
1660 Lincoln Street, Suite 2200
Denver, Colorado 80264
Attn.: Aaron Conrardy, Esq.

ARTICLE II

ADMINISTRATIVE AND PRIORITY CLAIMS

A. Administrative Claims

Subject to the provisions of Sections 328, 330(a) and 331 of the Bankruptcy Code, and except as provided for below with respect to Professional Compensation Claims, the Senior Agent Administrative Claim, and Intercompany Administrative Claims, the Debtors or the Midway Liquidating Trust shall pay each holder of an Allowed Administrative Claim the full unpaid amount of such Allowed Administrative Claim in Cash: (i) on the Effective Date or as soon as practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as practicable thereafter); (ii) if such Claim is Allowed after the Effective Date, on the date such Claim is Allowed or as soon as practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due); (iii) at such time and upon such terms as may be agreed upon by such holder and the Debtors or the Liquidating Trustee; or (iv) at such time and upon such terms as set forth in an order of the Bankruptcy Court; provided, however, that the U.S. Trustee shall not be required to file Claims for fees and charges assessed against the Estates

under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-1930 before the Administrative Bar Date; provided, further, that Administrative Claims that arise under Section 503(b)(9) of the Bankruptcy Code shall only be deemed timely filed to the extent such Claims were filed in accordance with the terms of the General Bar Date Order; provided, further that all requests for Administrative Tax Claims must be filed and served on the Debtors, the Midway Liquidating Trust or the Liquidating Trustee, as applicable, on or before the later of (a) thirty (30) days following the Effective Date and (b) one hundred twenty (120) days following the filing of the tax return for such taxes for such tax year or period with the applicable Governmental Unit. The holder of any Administrative Tax Claim that is not filed and properly served by the applicable bar date shall not be treated as a creditor for purposes of voting or distribution. Any interested party desiring to object to an Administrative Tax Claim must file and serve its objection on counsel to the Midway Liquidating Trust and the relevant taxing authority on or before the later of (i) the Claims Objection Bar Date (as the same may be extended) or (ii) ninety (90) days after the taxing authority files and serves its Administrative Tax Claim.

1. Professional Compensation Claims

(a) Each holder of a Professional Compensation Claim seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date shall: (i) file with the Bankruptcy Court such holder's final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the forty-fifth (45th) day after the Effective Date or such other date as may be fixed by the Bankruptcy Court; and (ii) if granted such an award by the Bankruptcy Court, be paid from the Professional Compensation Claims Reserve in full satisfaction, settlement, release and discharge of, and in exchange for, such Claim, Cash in such amounts as are Allowed by the Bankruptcy Court on the date such Professional Fee Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

(b) All objections to the allowance of any Professional Compensation Claim through the Effective Date must be filed and served by no later than the twentieth (20th) day after the filing of such Professional Compensation Claim, or such other date as may be fixed by Order of the Bankruptcy Court.

(c) On or prior to the Confirmation Date, each holder of a Professional Compensation Claim shall provide the Debtors with a written estimate of the maximum amount of its requested compensation and reimbursement through the Effective Date.[3] The Debtors shall establish the Professional Compensation Claims Reserve to include an amount equal to the aggregate amount of such estimated Professional Fee Claims, unless otherwise previously paid by the Debtors. Notwithstanding the foregoing or anything

[3] As of January 31, 2017, the incurred but unpaid fees and expenses of the Debtors' and the Committee's professionals are approximately $0.4 million. The professional fees and expenses of the Debtors and the Committee after such date are estimated to be $1.8 million, which is inclusive of a "Restructuring Fee" for Moelis in the approximate amount of $1.127 million. These amounts are estimates only and may not be accurate. These estimated amounts do not constitute a cap or limitation on the amount of such professional fees or the payments required under the Plan to be made to such professionals.

else to the contrary in the Plan, the written estimates provided pursuant to this subsection shall be for estimate purposes only and neither the estimate nor the establishment of the Professional Compensation Claims Reserve is intended or shall be deemed to be a cap or an agreement to cap any Professional Compensation Claims. All Professional Compensation Claims shall be paid in full to the extent Allowed by the Bankruptcy Court.

2. Senior Agent Administrative Claim

Pursuant to the terms of the Cash Collateral Order, the Senior Agent shall have an Allowed Senior Agent Administrative Claim against each Debtor in the total aggregate amount of (i) $25 million, plus the Excess Reserve Amount, if any, or (ii) such lesser amount as may be agreed to by the Senior Agent and the Liquidating Trust.

The payment of the Senior Agent Administrative Claim is subject in all respects to the Carve-Out and all other provisions of the Cash Collateral Order, and shall be paid by the Debtors in Cash: (i) on the Effective Date or as soon as practicable thereafter; (ii) at such time and upon such terms as may be agreed upon by the Senior Agent and the Debtors; or (iii) at such time and upon such terms as set forth in an order of the Bankruptcy Court. Notwithstanding the foregoing, the Excess Reserve Amount, if any, shall be paid to the Senior Agent as a supplemental distribution on account of the Senior Agent Administrative Claim only upon the completion of the administration of such reserves as determined by the Liquidating Trustee.

3. Intercompany Administrative Claims

On or before the Effective Date, all postpetition amounts owing by a Debtor to another Debtor shall be set-off against each other and the net payable amount, if any, shall be paid by the liable Debtor to the applicable Debtor in full as an Allowed Administrative Claim from the available assets of the liable Debtor before any general unsecured creditors of the liable Debtor receive any distribution under the Plan. In the event no assets are available to pay such Administrative Claims, the unpaid portion of the Administrative Claim will be deemed waived and forgiven.

B. *Priority Tax Claims*

Except to the extent that a holder of an Allowed Priority Tax Claim against a Debtor agrees to a different treatment, the Debtors or the Liquidating Trustee shall pay each holder of an Allowed Priority Tax Claim the full unpaid amount of such Allowed Priority Tax Claim in Cash, on the latest of (i) the Effective Date, (ii) the date such Allowed Priority Tax Claim becomes Allowed and (iii) the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

A. *Summary*

1. Except for Administrative Claims and Priority Tax Claims, all Claims against and Equity Interests in a particular Debtor are placed in Classes. In accordance with Section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims and Priority Tax Claims, as described in ARTICLE II.

2. The following table classifies Claims against and Equity Interests in each Debtor for all purposes, including voting, confirmation and Distribution pursuant hereto and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

3. Summary of Classification and Treatment of Classified Claims and Equity Interests:

Class	Claim	Status	Voting Rights
1	Priority Non-Tax Claims	Unimpaired	Deemed to Accept
2	Senior Agent Secured Claim	Impaired	Entitled to Vote
3	Subordinate Agent Secured Claim	Unimpaired	Deemed to Accept
4	Mechanic's Lien Claims Against MDW Pan LLP	Unimpaired	Deemed to Accept
5	Other Secured Claims Against MDW Pan	Unimpaired	Deemed to Accept
6	General Unsecured Claims Against Midway Gold US Inc.	Impaired	Entitled to Vote
7	General Unsecured Claims Against Midway Gold Corp.	Impaired	Entitled to Vote
8	General Unsecured Claims Against MDW Pan LLP	Impaired	Entitled to Vote

9	General Unsecured Claims Against MDW Gold Rock LLP	Impaired	Entitled to Vote
10	General Unsecured Claims Against Midway Gold Realty LLC	Impaired	Entitled to Vote
11	Other General Unsecured Claims	Impaired	Deemed to Reject
12	Equity Interests	Impaired	Deemed to Reject

4. The estimated percentage range of recovery for unsecured creditors varies by Debtor and is based upon various assumptions and factors that are subject to change, including, without limitation, the size of the general unsecured claims pool at each of the Debtors, the claims reconciliation and objection process, and the potential for recoveries from Retained Causes of Action. An estimate of the potential percentage range of recovery for unsecured creditors on a Debtor by Debtor basis is set forth below.

B. *Classification and Treatment of Claims and Equity Interests*

1. Priority Non-Tax Claims (Class 1)

(a) *Classification*: Class 1 consists of Priority Non-Tax Claims against each of the Debtors.

(b) *Treatment*: The estimated range of recovery for Allowed Claims in this Class is 100%. Unless otherwise mutually agreed upon by the holder of an Allowed Priority Non-Tax Claim and the Debtors or the Midway Liquidating Trust, on the later of the Effective Date and the date such Allowed Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, the Debtors or the Midway Liquidating Trust shall pay to each holder of an Allowed Priority Non-Tax Claim, in Cash, the full amount of such Allowed Priority Non-Tax Claim, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Non-Tax Claim. Such payment shall be made solely from the assets of the specific Debtor's estate against which the Allowed Priority Non-Tax Claim is filed.

(c) *Voting*: Class 1 is Unimpaired. Holders of Priority Non-Tax Claims are conclusively deemed to have accepted the Plan and, therefore, are not entitled to vote on the Plan.

2. Senior Agent Secured Claim (Class 2)

(a) *Classification*: Class 2 consists of the Senior Agent Secured Claim as a secured claim solely against the Estate of MDW Pan.

(b) *Treatment*: The estimated recovery for Allowed Claims in this Class is between 10% and 15%. On or as soon as practicable after the Effective Date, the Debtors shall pay to the Senior Agent from assets belonging to MDW Pan the sum of: (A)(1) all Pan Cash Collateral not previously distributed to the Senior Agent and (2) the portion of

the GRP Sale Proceeds allocated to MDW Pan, less (B)(1) the Lien Priority Dispute Reserve, (2) the Other Pan Secured Claims Reserve, and (3) the Non-MGUS GUC Reserve; *provided, however*, that the difference, if any, between the Lien Priority Dispute Reserve and the actual amounts paid to the Mechanic's Lien Claimants in accordance with Article V.B.3 of the Plan shall be paid to the Senior Agent by the Midway Liquidating Trustee as a further distribution on account of its Senior Agent Secured Claim; *and provided further, however*, that the difference, if any, between the Other Pan Secured Claims Reserve and the actual amounts paid to the holders of Allowed Other Pan Secured Claims determined to be senior to the Senior Agent Secured Claim in accordance with Article V.B.4 of the Plan shall be paid to the Senior Agent by the Midway Liquidating Trustee as a further distribution on account of its Senior Agent Secured Claim. After giving effect to such distributions, any deficiency claim owing on account of the Senior Agent Secured Claim shall be deemed a Class 6, Class 7, Class 8, Class 9, Class 10 and Class 11 Allowed General Unsecured Claim against MGUS, Midway Gold Corp., MDW Pan, MDW Gold Rock LLP, Midway Gold Realty LLC and the No Asset Debtors, respectively.

(c) *Voting*: Class 2 is Impaired. Holders of Claims in Class 2 are entitled to vote on the Plan.

3. Subordinate Agent Secured Claim (Class 3)

(a) *Classification*: Class 3 consists of the Subordinate Agent Secured Claim as a secured claim solely against the Estate of MDW Pan.

(b) *Treatment*: The estimated recovery for Allowed Claims in this Class is 0%. Pursuant to the Subordinate Agent Settlement, the Subordinate Agent shall receive no Distribution on account of the Subordinate Agent Secured Claim as a secured claim against MDW Pan, and shall not be deemed a secured claim against any other Debtor.

(c) *Voting*: Class 3 is Unimpaired. Holders of Claims in Class 3 are deemed to accept the Plan and, therefore, not entitled to vote on the Plan.

4. Mechanic's Lien Claims Against MDW Pan (Class 4)

(a) *Classification*: Class 4 consists of all Allowed secured claims, if any, that are asserted by the Mechanic's Lien Claimants against MDW Pan. For the avoidance of doubt, Class 4 does not include any Claims asserted by either Jacobs or Ledcor.

(b) *Treatment*: Pursuant to the Mechanic's Lien Settlement, the agreed recovery for Allowed Claims in this Class is 77.5% of the amount of the Mechanic's Lien Claimants' original principal claims. Each Claim of a holder of a Mechanic's Lien Claim shall be reduced and Allowed in an amount equal to 77.5% of the original principal amount of such holder's claim. On or as soon as practicable after the Effective Date, the Debtors or the Midway Liquidating Trust shall, in full and final satisfaction of such Allowed Claims, pay the holder of such Allowed Claims the full amount of such Allowed Claims in Cash from the Lien Priority Dispute Reserve.

(c) *Voting*: Class 4 is Unimpaired. Holders of Claims in Class 4 are deemed to have accepted the Plan and, therefore, are not entitled to vote on the Plan.

5. Other Pan Secured Claims (Class 5)

(a) *Classification*: Class 5 consists of Allowed Other Pan Secured Claims.

(b) *Treatment*: The estimated range of recovery for Allowed Claims in this Class, other than the Allowed Class 5 Other Pan Secured Claim granted to Jacobs pursuant to the Jacobs Settlement described in Article IV.A.5 of the Plan, depends upon whether any such Allowed Claims are determined to be senior in priority to the Senior Agent Secured Claim, in which case the estimated recovery is 100%, or junior in priority to the Senior Agent Secured Claim, in which case the estimated recovery for the secured portion of such Allowed Claim is 0%.

Pursuant to the Jacobs Settlement, Jacobs is granted an Allowed Class 5 Other Pan Secured Claim in the amount of $630,000.00 that is of higher priority than the Senior Agent Secured Claim against MDW Pan, on account of which Jacobs is entitled to receive (i) $615,000.00 from the Other Pan Secured Claims Reserve, and (ii) subject to the closing of a Tonopah Project Sale, the first $15,000.00 from the cash proceeds generated from such Tonopah Project Sale. The estimated recovery for this claim is 100%.

On or as soon as practicable after the Initial Distribution Date or any subsequent distribution date occurring after (i) the entry of a Final Order determining that an Other Pan Secured Claim has priority over the Senior Agent Secured Claim or (ii) an agreement among the holder of an Allowed Other Secured Claim, the Senior Agent and the Liquidating Trust, the Midway Liquidating Trust shall, in full and final satisfaction of such Allowed Claim, pay the holder of such Allowed Claim the full amount of such Allowed Claim in Cash from the Other Pan Secured Claims Reserve; *provided, however*, that, notwithstanding the foregoing, (i) the Allowed Class 5 Other Pan Secured Claim granted to Jacobs pursuant to the Jacobs Settlement that is payable from the Other Pan Secured Claims Reserve shall be paid by the Debtors or the Midway Liquidating Trust to Jacobs on or as soon as practicable after the Effective Date, and (ii) the portion of the Allowed Class 5 Other Pan Secured Claim granted to Jacobs pursuant to the Jacobs Settlement that is payable from the net cash proceeds generated from a Tonopah Project Sale shall be paid from the net cash proceeds of such sale on or as soon as practicable after the later of the Effective Date or five (5) Business Days after the closing of such sale.

In the event that any portion of the secured claim asserted by the holder of an Other Pan Secured Claim is determined by Final Order or agreement among the parties to be of lesser priority than the Senior Agent Secured Claim, the corresponding portion of the Other Pan Secured Claims Reserve shall be distributed to the Senior Agent as a further Distribution on account of the Senior Agent Secured Claim. Furthermore, in the event any portion of the secured claim asserted by the holder of an Other Pan Secured Claim is

determined by Final Order to be unsecured, such portion shall be deemed and treated as a Class 8 General Unsecured Claim against MDW Pan.

(c) Voting: Class 5 is Unimpaired. Holders of Claims in Class 5 are deemed to accept the Plan and, therefore, not entitled to vote on the Plan. For the purpose of clarity, only holders of Allowed Claims in Class 5 shall receive a Distribution under the Plan.

6. General Unsecured Claims Against Midway Gold US Inc. (Class 6)

(a) *Classification*: Class 6 consists of General Unsecured Claims against the Estate of Midway Gold US Inc.

(b) *Treatment*: The estimated range of recovery for Allowed Claims in this Class is between 10% and 15% and depends on, among other things, whether there are recoveries from the Retained Causes of Action of MGUS. On or as soon as practicable after the Initial Distribution Date or any subsequent distribution date, the Midway Liquidating Trust shall, in full and final satisfaction of such Allowed General Unsecured Claim, (i) pay each holder of an Allowed General Unsecured Claim in this Class, *other than* the Senior Agent and any other Debtor (including, without limitation, Midway Gold Corp. on account of the Intercompany Loan), its Pro Rata share of (a) the MGUS GUC Reserve and (b) the net proceeds generated from the Retained Causes of Action of MGUS, if any; and (ii) pay the Senior Agent on account of its Allowed General Unsecured Claim in this Class the net proceeds generated from the Remaining Assets allocable to MGUS, if any. The prepetition General Unsecured Claims of other Debtors against MGUS will not receive any distribution. Notwithstanding the foregoing or any other provision in the Plan to the contrary, the Subordinate Agent shall receive the agreed treatment provided for in the Subordinate Agent Settlement on account of its Allowed General Unsecured Claim against MGUS.

(c) *Voting*: Class 6 is Impaired. Holders of Claims in Class 6 are entitled to vote to accept or reject the Plan. For the purpose of clarity, only holders of Allowed Claims in Class 6 shall receive a Distribution under the Plan.

7. General Unsecured Claims Against Midway Gold Corp. (Class 7)

(a) *Classification*: Class 7 consists of General Unsecured Claims against the Estate of Midway Gold Corp.

(b) *Treatment*: The estimated range of recovery for Allowed Claims in this Class is between 2% and 3% and depends on, among other things, whether there are recoveries from the Retained Causes of Action of Midway Gold Corp. On or as soon as practicable after the Initial Distribution Date or any subsequent distribution date, the Midway Liquidating Trust shall, in full and final satisfaction of such Allowed General Unsecured Claim, (i) pay each holder of an Allowed General Unsecured Claim in this Class, *other than* the Senior Agent, the Subordinate Agent and any other Debtor, its Pro Rata share of (a) the Non-MGUS Reserve (which reserve is to be shared equally with holders of Allowed General Unsecured Claims against Debtors MDW Pan, MDW Gold

Rock LLP, and Midway Gold Realty LLC on a Pro Rata and *pari passu* basis) and (b) the net proceeds generated from the Retained Causes of Action of Midway Gold Corp., if any; and (ii) pay the Senior Agent on account of its Allowed General Unsecured Claim in this Class the net proceeds generated from the Remaining Assets allocable to Midway Gold Corp., if any. The prepetition General Unsecured Claims of other Debtors against Midway Gold Corp. will not receive any distribution.

(c) *Voting*: Class 7 is Impaired. Holders of Claims in this Class are entitled to vote to accept or reject the Plan. For the purpose of clarity, only holders of Allowed Claims in in this Class shall receive a Distribution under the Plan.

8. General Unsecured Claims Against MDW Pan LLP (Class 8)

(a) *Classification*: Class 8 consists of General Unsecured Claims against the Estate of MDW Pan. For the avoidance of doubt, Class 8 includes the unsecured portion of Jacobs' Claim pursuant to the Jacobs Settlement but excludes (i) all Claims asserted by Ledcor, which have been withdrawn and released with prejudice pursuant to the Ledcor Settlement, and (ii) the unsecured portion of any Claims filed by the Mechanic's Lien Claimants, which have been waived pursuant to the Mechanic's Lien Settlement. It also includes all other deficiency claims of secured creditors of MDW Pan, if any.

(b) *Treatment*: The estimated range of recovery for Allowed Claims in this Class is between 2% and 3% and depends on, among other things, whether there are recoveries from the Retained Causes of Action of MDW Pan. On or as soon as practicable after the Initial Distribution Date or any subsequent distribution date, the Midway Liquidating Trust shall, in full and final satisfaction of such Allowed General Unsecured Claim, (i) pay each holder of an Allowed General Unsecured Claim against the Estate of Debtor MDW Pan, other than the Senior Agent, the Subordinate Agent and any other Debtor, its Pro Rata share of (a) the Non-MGUS GUC Reserve (which reserve is to be shared equally with holders of Allowed General Unsecured Claims against Debtors Midway Gold Corp., MDW Gold Rock LLP, and Midway Gold Realty LLC on a Pro Rata and *pari passu* basis) and (b) the net proceeds generated from the Retained Causes of Action of MDW Pan, if any; and (ii) pay the Senior Agent on account of its Allowed General Unsecured Claim in this Class the net proceeds generated from the Remaining Assets allocable to MDW Pan, if any. The prepetition General Unsecured Claims of other Debtors against MDW Pan will not receive any distribution.

For the avoidance of doubt, pursuant to the Ledcor Settlement, all Claims filed or otherwise asserted by Ledcor in the Chapter 11 Cases are deemed withdrawn and released with prejudice. Accordingly, Ledcor is not, and shall not be deemed, a creditor or holder of a Claim for any purpose under the Plan, including for voting and distribution purposes, and shall not receive any Distribution on account of any Claims.

(c) *Voting*: Class 8 is Impaired. Holders of Claims in this Class are entitled to vote to accept or reject the Plan. For the purpose of clarity, only holders of Allowed Claims in in this Class shall receive a Distribution under the Plan.

9. General Unsecured Claims Against MDW Gold Rock LLP (Class 9)

(a) *Classification*: Class 9 consists of General Unsecured Claims against the Estate of MDW Gold Rock LLP.

(b) *Treatment*: The estimated range of recovery for Allowed Claims in this Class is between 2% and 3% and depends on, among other things, whether there are recoveries from the Retained Causes of Action of MDW Gold Rock LLP. On or as soon as practicable after the Initial Distribution Date or any subsequent distribution date, the Midway Liquidating Trust shall, in full and final satisfaction of such Allowed General Unsecured Claim, (i) pay each holder of an Allowed General Unsecured Claim in this Class, *other than* the Senior Agent, the Subordinate Agent and any other Debtor, its Pro Rata share of (a) the Non-MGUS GUC Reserve (which reserve is to be shared equally with holders of Allowed General Unsecured Claims against Debtors Midway Gold Corp., MDW Pan, and Midway Gold Realty LLC on a Pro Rata and *pari passu* basis) and (b) the net proceeds generated from the Retained Causes of Action of MDW Gold Rock LLP, if any; and (ii) pay the Senior Agent on account of its Allowed General Unsecured Claim in this Class the net proceeds generated from the Remaining Assets allocable to MDW Gold Rock LLP, if any. The prepetition General Unsecured Claims of other Debtors against MDW Gold Rock LLP will not receive any distribution.

(c) *Voting*: Class 9 is Impaired. Holders of Claims in this Class are entitled to vote to accept or reject the Plan. For the purpose of clarity, only holders of Allowed Claims in in this Class shall receive a Distribution under the Plan.

10. General Unsecured Claims Against Midway Gold Realty LLC (Class 10)

(a) *Classification*: Class 10 consists of General Unsecured Claims against the Estate of Midway Gold Realty LLC.

(b) *Treatment*: The estimated range of recovery for Allowed Claims in this Class is between 2% and 3% and depends on, among other things, whether there are recoveries from the Retained Causes of Action of Midway Gold Realty LLC. On or as soon as practicable after the Initial Distribution Date or any subsequent distribution date, the Midway Liquidating Trust shall, in full and final satisfaction of such Allowed General Unsecured Claim, (i) pay each holder of an Allowed General Unsecured Claim in this Class, *other than* the Senior Agent, the Subordinate Agent and any other Debtor, its Pro Rata share of (a) the Non-MGUS GUC Reserve (which reserve is to be shared equally with holders of Allowed General Unsecured Claims of Debtors Midway Gold Corp., MDW Pan, and Midway Gold Rock LLP on a Pro Rata and *pari passu* basis) and (b) the net proceeds generated from the Retained Causes of Action of MDW Gold Realty LLC, if any; and (ii) pay the Senior Agent on account of its Allowed General Unsecured Claim in this Class the net proceeds generated from the Remaining Assets allocable to MDW Gold Realty LLC, if any. The prepetition General Unsecured Claims of other Debtors against MDW Gold Realty LLC will not receive any distribution.

(c) *Voting*: Class 10 is Impaired. Holders of Claims in this Class are entitled to vote to accept or reject the Plan.

11. General Unsecured Claims Against No Asset Debtors (Class 11)

(a) *Classification*: Class 11 consists of General Unsecured Claims against the Estates of the No Asset Debtors.

(b) *Treatment*: The estimated range of recovery for Allowed Claims in this Class is 0.0%. The No Asset Debtors do not have in the aggregate assets having a value in excess of the amount of the Senior Agent Administrative Claim against such Debtors. Accordingly, no assets will remain for holders of Allowed General Unsecured Claims against such Debtors and such holders will not receive a Distribution on account of their Allowed General Unsecured Claims.

(c) *Voting*: Class 11 is Impaired. Holders of Claims in this Class are deemed to reject the Plan.

12. Equity Interests (Class 12)

(a) *Classification*: Class 11 consists of all Equity Interests in any of the Debtors.

(b) *Treatment*: The estimated range of recovery for Allowed Equity Interests in this Class is 0%. Holders of Equity Interests shall neither receive nor retain any property under the Plan.

(c) *Voting*: Class 11 is Impaired. Holders of Equity Interests conclusively are deemed to reject the Plan and, therefore, not entitled to vote on the Plan.

C. *Special Provision Governing Unimpaired Claims*

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Midway Liquidating Trust's right in respect of any Unimpaired Claim, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

D. *Non-Consensual Confirmation*

The Debtors reserve the right to seek confirmation of the Plan under Section 1129(b) of the Bankruptcy Code. To the extent that any Class votes to reject the Plan, the Debtors further reserve the right to modify the Plan in accordance with ARTICLE XI.B.

E. *No Distributions to Senior Agent or Other Debtors from the Retained Causes of Action or Proceeds Thereof*

Notwithstanding anything in the Plan to the contrary, no portion of the net proceeds generated from the liquidation of the Retained Causes of Action of a particular Debtor shall be

distributed on account of any Allowed General Unsecured Claim held by the Senior Agent or any other Debtor.

F. *Distributions to Midway Gold Corp. on Account of the Intercompany Loan Facility Agreement*

Notwithstanding anything in the Plan to the contrary, any Distributions which Midway Gold Corp. is entitled to receive under the Plan on account of the Intercompany Loan shall be paid to the Senior Agent pursuant to Section 2.06 of the Guaranty (as defined in the Cash Collateral Order) until the Senior Agent receives payment in full of all amounts owed to the Senior Agent in respect of the Senior Obligations and the Senior Agent Secured Claim, after which any such distributions which Midway Gold Corp. is entitled to receive under the Plan on account of the Intercompany Loan shall be paid to and retained by Midway Gold Corp; *provided, however*, that the Midway Liquidating Trust shall (i) withhold from any such Distribution to the Senior Agent an amount sufficient to pay any Allowed administrative expense claims owing by Midway Gold Corp., including, without limitation, Allowed intercompany administrative claims, and (ii) pay such amount to Midway Gold Corp. or set-off such amount against Allowed intercompany administrative claims owing by Midway Gold Corp. to MGUS, if any, in each case in accordance with the terms of the Plan.

G. *No Interference with Intercreditor Agreements*

Except as expressly provided in the Subordinate Agent Settlement, nothing in this Plan is intended or shall be deemed to modify or alter the rights of any party relative to any other party under any intercreditor, subordination, or similar agreement governing their relative rights and priorities with respect to the Debtors or their assets.

H. *Allocation of Distributions to Principal and Interest*

The value of any Distributions received by holders of Allowed Claims in satisfaction of interest-bearing obligations shall be allocated first to the full satisfaction of the principal of such interest-bearing obligations and second in satisfaction of any accrued and unpaid interest.

ARTICLE IV

MEANS FOR IMPLEMENTATION OF THE PLAN

A. *Settlements with the Senior Agent, the Subordinate Agent, the Committee, Ledcor, Jacobs and the Mechanic's Lien Claimants*

Following extensive good faith settlement negotiations, the Debtors, the Senior Agent, the Subordinate Agent, and the Committee have reached the following agreements in full and final settlement of all disputes among them including, among other things, (i) the secured and administrative claims asserted by the Senior Agent against MDW Pan, (ii) the allocation of the purchase price of the GRP Sale, (iii) the treatment of the Subordinate Agent Secured Claim and the General Unsecured Claims of the Subordinate Agent, (iv) the impact of the dismissal of the EPC Adversary Proceeding and (v) the availability of assets for the benefit of general unsecured

creditors of MDW Pan, Midway Gold Corp., MDW Gold Rock LLP, Midway Gold Realty LLC, and MGUS.

In addition, (i) the Debtors, the Committee, the Senior Agent, the Subordinate Agent, GRP Minerals and Ledcor have reached the agreement described below in full and final satisfaction of all Claims that Ledcor has or could have asserted against any of the Debtors in the Chapter 11 Cases and all counterclaims and crossclaims asserted by such parties in or in connection with the EPC Adversary Proceeding, the Chapter 11 Cases, or that otherwise arise out of or relate to work performed on or in connection with the Debtors' Pan project, (ii) the Debtors, the Committee, the Senior Agent, the Subordinate Agent and Jacobs have reached the agreement described below in full and final satisfaction of all Claims that Jacobs has or could have asserted against any of the Debtors in the Chapter 11 Cases and all counterclaims and crossclaims asserted by such parties in or in connection with the EPC Adversary Proceeding, the Chapter 11 Cases, or that otherwise arise out of or relate to work performed on or in connection with the Debtors' Pan project and (iii) the Debtors, the Committee, the Senior Agent, the Subordinate Agent and each Mechanic's Lien Claimant have reached the agreement described below in full and final satisfaction of all Claims that the Mechanic's Lien Claimants have or could have asserted against any of the Debtors in the Chapter 11 Cases and all counterclaims and crossclaims asserted by such parties in or in connection with the EPC Adversary Proceeding, the Lien Priority Dispute, the Chapter 11 Cases, or that otherwise arise out of or relate to work performed on or in connection with the Debtors' Pan project.

1. The CBA Settlement

Following good faith negotiations, in exchange for the releases and other valuable consideration provided herein, the Senior Agent has agreed (i) to accept the treatment provided in this Plan in full and final satisfaction of the Senior Agent Administrative Claim, the Senior Agent Secured Claims, and all other Claims on account of the Senior Obligations or otherwise owed to any of the Senior Secured Parties that may exist; (ii) to voluntarily fund the Non-MGUS GUC Reserve from amounts otherwise payable to the Senior Agent for the sole benefit of holders of Allowed General Unsecured Claims in Classes 7 – 10 of the Plan against Midway Gold Corp., MDW Pan, MDW Gold Rock LLP, and Midway Gold Realty LLC (other than such Claims that are held by the Senior Secured Parties, the Subordinate Secured Parties, other Debtors, and the Mechanic's Lien Claimants); (iii) to voluntarily fund the MGUS GUC Reserve from amounts otherwise payable to the Senior Agent for the sole benefit of holders of Allowed General Unsecured Claims against MGUS (other than such Claims that are held by the Senior Secured Parties, the Subordinate Secured Parties, other Debtors, and the Mechanic's Lien Claimants); (iv) to the establishment of the Lien Priority Dispute Reserve and the Other Pan Secured Claims Reserve; (v) to fully fund the amounts that are or will become due under the Carve-Out (to the extent required by the Cash Collateral Order) pursuant to the Professional Compensation Claims Reserve (which reserve constitutes an estimated amount only and not a cap or an agreement to cap Allowed Professional Compensation Claims) and the amounts necessary to wind-down the Debtors' Estates in an orderly fashion in accordance with the Wind-Down Budget; (vi) to the terms of the Subordinate Agent Settlement; (vii) to provide the releases set forth herein; and (viii) to support confirmation of the Plan.

With respect to the establishment and funding of the Non-MGUS GUC Reserve, such reserve was negotiated and agreed upon based, in part, on the fact that, absent an agreement with the Senior Agent, the Senior Agent Administrative Claim would consume all available assets at each of Debtors MDW Pan, Midway Gold Corp., MDW Gold Rock LLP, and Midway Gold Realty LLC and there would be no distribution at all to the general unsecured creditors of such Debtors. As a result of the foregoing settlement, however, the general unsecured creditors of such Debtors will receive their Pro Rata share of the Non-MGUS GUC Reserve.

Among other things, the foregoing settlement resolves significant disputes, including, among other things, disputes with respect to (i) the amount of the Senior Agent Administrative Claim under the Cash Collateral Order and (ii) the allocation of the GRP Sale Proceeds. As such, this settlement provides significant value to the Debtors' Estates, favorably resolves and avoids potential significant litigation, and enables the prompt and efficient wind-down of the Debtors' Estates.

The Plan shall serve as a motion to approve this settlement under Rule 9019 of the Bankruptcy Rules and the entry of the Confirmation Order shall constitute an order approving the settlement.

2. The Committee Settlement

Following good faith negotiations, in exchange for the valuable consideration provided herein, the Committee has agreed to (a) the treatment provided to the Senior Agent hereunder on account of the Senior Agent Administrative Claim and the Senior Agent Secured Claim, (b) the Subordinate Agent Settlement providing for the treatment provided to the Subordinate Agent hereunder on account of the Subordinate Agent Secured Claim and its General Unsecured Claims, (c) the funding of the Non-MGUS GUC Reserve and the MGUS GUC Reserve, (d) the releases set forth herein, and (e) support confirmation of the Plan.

Among other things, the foregoing settlement resolves significant disputes, including, among other things, disputes with respect to (i) the amount of the Senior Agent Administrative Claim under the Cash Collateral Order, (ii) the validity and characterization of the Intercompany Loan, (iii) the amount and validity of the Claims of the Subordinate Agent, and (iv) the allocation of the GRP Sale Proceeds. As such, this settlement provides significant value to the Debtors' Estates, favorably resolves and avoids potential significant litigation, and enables the prompt and efficient wind-down of the Debtors' Estates.

The Plan shall serve as a motion to approve this settlement under Rule 9019 of the Bankruptcy Rules and the entry of the Confirmation Order shall constitute an order approving the settlement.

3. The Subordinate Agent Settlement

Following good faith negotiations, in exchange for the valuable consideration provided herein, the Senior Agent, the Subordinate Agent, the Debtors and the Committee have agreed to the following treatment for the Subordinate Agent Secured Claim in exchange for, among other things, the agreement of the Subordinate Agent and the other Subordinate Secured Parties to support confirmation of the Plan:

- The Subordinate Agent shall not receive any Distribution on account of the Subordinate Agent Secured Claim.

- The Subordinate Agent shall receive a $200,000 Distribution as its full and final Pro Rata share of the MGUS GUC Reserve on account of its Class 6 Allowed General Unsecured Claim against MGUS. The Subordinate Agent shall receive no Distribution on account of its Class 7, Class 8, Class 9, and Class 10 Allowed General Unsecured Claims against Midway Gold Corp., MDW Pan, MDW Gold Rock LLP, and Midway Gold Realty LLC, respectively; provided, however, that no Distributions shall be made from the MGUS GUC Reserve or the Non-MGUS GUC Reserve unless and until all Allowed Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims are paid in full as required by the Plan.

- The first $1,000,000 of net proceeds, if any, generated from the Retained Causes of Action of each Debtor shall be shared Pro Rata on a *pari passu* basis among all holders of Allowed General Unsecured Claims against that Debtor other than the Subordinate Agent. The net proceeds in excess of the first $1,000,000, if any, generated from the Retained Causes of Action of each Debtor shall be shared Pro Rata on a *pari passu* basis among all holders of Allowed General Unsecured Claims against that Debtor including the Subordinate Agent, and the Subordinate Agent shall be deemed to have an Allowed General Unsecured Claim in the amount of $4 million against each Debtor for purposes of sharing on a Pro Rata and *pari passu* basis in such net proceeds.

- Any (i) proofs of claim, including, without limitation, the Subordinate Agent Proofs of Claim, filed by or on behalf of the Subordinate Agent against any Debtor, (ii) debts that have been scheduled in favor of the Subordinate Agent by any Debtor, and (iii) claims previously Allowed by any order of the Bankruptcy Court, including, without limitation, the Cash Collateral Order, against any Debtor, are hereby disallowed and expunged with prejudice.

Among other things, the foregoing settlement resolves significant disputes, including, among other things, disputes with respect to the amount, validity and treatment of the Subordinate Agent Secured Claim and the General Unsecured Claims of the Subordinate Agent. As such, this settlement provides significant value to the Debtors' Estates, favorably resolves and avoids potential significant litigation, and enables the prompt and efficient wind-down of the Debtors' Estates.

The Plan shall serve as a motion to approve this settlement under Rule 9019 of the Bankruptcy Rules and the entry of the Confirmation Order shall constitute an order approving the settlement.

4. The Ledcor Settlement

Following good faith negotiations, in exchange for the valuable consideration provided herein, the Debtors, the Senior Agent, the Subordinate Agent, the Committee, Ledcor and GRP Minerals have agreed, in full and final settlement and satisfaction of (i) all Claims that have or

could have been asserted by Ledcor against any of the Debtors (or any of the Debtors' current and former officers, directors, and management), including, without limitation, the Ledcor Proof of Claim, (ii) all Avoidance Actions that could have been asserted against Ledcor by or on behalf of the Debtors or any of their respective bankruptcy estates, (iii) all Avoidance Actions that could have been asserted against Ledcor by or on behalf of GRP Minerals as part of the Transferred Causes of Action, and (iv) all claims, counterclaims, and crossclaims that have or could have been asserted by or against Ledcor in the EPC Adversary Proceeding, and in exchange for, among other things, the agreement of Ledcor to support confirmation of the Plan, as follows:

- Ledcor agrees that any and all Claims of any nature against any of the Debtors that have or could have been asserted in or in connection with the Chapter 11 Cases, including, without limitation, the Ledcor Proof of Claim, are hereby deemed withdrawn and forever waived and released with prejudice. Ledcor shall not be deemed a creditor for any purpose under the Plan or otherwise in connection with the Chapter 11 Cases, including voting and Distribution purposes, and shall receive no Distribution of any kind from the Debtors or the Liquidating Trust under the Plan.

- Any and all claims of the Debtors and their respective bankruptcy estates against Ledcor, including any Avoidance Actions, and any such claims as part of the Transferred Causes of Action that GRP Minerals may have against Ledcor that were acquired by GRP Minerals through the GRP Sale, are deemed forever waived and released with prejudice.

- Ledcor may continue to pursue its claims against any third party other than the Debtors (including current and former officers, directors, and management of the Debtors), the Committee, the Senior Agent, the Subordinate Agent and GRP Minerals (collectively, the "Ledcor Released Parties") in the Nevada Action, including foreclosure rights, all such rights being expressly reserved and preserved (collectively, the "Nevada Action Reservation of Rights").

- Subject to the Nevada Action Reservation of Rights, Ledcor agrees that the assets, rights and interests included within the GRP Purchased Assets that GRP Minerals acquired from the Debtors in the GRP Sale, including leases related to Pan, are not subject to any claims or interests of Ledcor.

- On the Effective Date, subject to the Nevada Action Reservation of Rights, (i) all claims, causes of action, rights and remedies that have or could have been asserted by Ledcor solely as against any of the Ledcor Released Parties, or any combination thereof, in or in connection with the EPC Adversary Proceeding, the Chapter 11 Cases, or that otherwise arise out of or relate to work performed on or in connection with the Debtors' Pan project, and (ii) all claims, causes of action, rights and remedies that have or could have been asserted by any of the Ledcor Released Parties against Ledcor in or in connection with the EPC Adversary Proceeding, the Chapter 11 Cases, or that otherwise arise out of or relate to work performed on or in connection with the Debtors' Pan project, shall be deemed

fully and finally resolved and settled and irrevocably and unconditionally forever waived and released by the respective parties.

- Ledcor withdraws all opposition to the Plan and supports the Plan's prompt confirmation.

Among other things, the foregoing Ledcor Settlement resolves significant disputes, including, among other things, disputes with respect to the Ledcor Proof of Claim and Ledcor's opposition to the Plan. As such, the Ledcor Settlement provides significant value to the Debtors' Estates, favorably resolves and avoids potential significant litigation, and enables the prompt and efficient wind-down of the Debtors' Estates.

The Plan shall serve as a motion to approve the Ledcor Settlement under Rule 9019 of the Bankruptcy Rules and the entry of the Confirmation Order shall constitute an order approving the Ledcor Settlement.

5. The Jacobs Settlement

Following good faith negotiations, in exchange for the valuable consideration provided herein, the Debtors, the Senior Agent, the Subordinate Agent, the Committee and Jacobs have agreed, in full and final settlement and satisfaction of (i) all Claims that have or could have been asserted by Jacobs against any of the Debtors (or any of the Debtors' current and former officers, directors, and management), including, without limitation, the Jacobs Proofs of Claim, (ii) all Avoidance Actions that could have been asserted against Jacobs by or on behalf of the Debtors or any of their respective bankruptcy estates, and (iii) all claims, counterclaims, and crossclaims that have or could have been asserted by or against Jacobs in the EPC Adversary Proceeding, and in exchange for, among other things, the agreement of Jacobs to support confirmation of the Plan, as follows:

- Jacobs shall receive an Allowed Claim in Class 5 (Other Pan Secured Claims) in the amount of $630,000.00, which Allowed Claim shall be deemed senior in priority to the Senior Agent Secured Claim. In satisfaction of such claim, (i) Jacobs will be paid $615,000.00 from the Other Pan Secured Claims Reserve in accordance with Article V.B.4 of the Plan, and (ii) Jacobs shall receive the first $15,000.00 of the net cash proceeds generated from a Tonopah Project Sale, otherwise payable to the Senior Agent on account of the Senior Agent Administrative Claim. If, however, a Tonopah Project Sale fails to close or the net cash proceeds of such sale are less than $15,000.00, the amount of Jacob's Allowed Other Pan Secured Claim will be reduced by the difference between $15,000.00 and the amount of net cash proceeds of such Tonopah Project Sale, and the amount of such difference will be added to Jacobs' Allowed Class 8 General Unsecured Claim against MDW Pan LLP.

- Jacobs shall receive an Allowed Claim in Class 8 (General Unsecured Claims Against MDW Pan LLP) in the amount of $5,288,287 (subject to increase in the event a Tonopah Project Sale fails to close or otherwise generates less than $15,000.00, as described in the immediately preceding bullet).

- All other Jacobs Proofs of Claim are hereby deemed withdrawn with prejudice, and the Confirmation Order shall be deemed to fully and finally resolve the pending Jacobs Claim Objection.

- Any and all claims of the Debtors and their respective bankruptcy estates against Jacobs, including any Avoidance Actions, are deemed forever waived and released with prejudice.

- On the Effective Date, (i) all claims, causes of action, rights and remedies that have or could have been asserted by Jacobs solely as against the Debtors (including current and former officers, directors, and management of the Debtors), the Committee, the Senior Agent and the Subordinate Agent (collectively, the "Jacobs Released Parties"), or any combination thereof, in or in connection with the EPC Adversary Proceeding, the Chapter 11 Cases, or that otherwise arise out of or relate to work performed on or in connection with the Debtors' Pan project, and (ii) all claims, causes of action, rights and remedies that have or could have been asserted by any of the Jacobs Released Parties against Jacobs in or in connection with the EPC Adversary Proceeding, the Chapter 11 Cases, or that otherwise arise out of or relate to work performed on or in connection with the Debtors' Pan project, shall be deemed fully and finally resolved and settled and irrevocably and unconditionally forever waived and released by the respective parties. Notwithstanding the foregoing, Jacobs may pursue any claims it may have in connection with the work it performed relative to the Debtors' Pan project against any non-Debtor entity or individual (other than the Jacobs Released Parties), including, but not limited to, Nevada Royalty Corp., Newark Valley Mining Corp., Orion Royalty Company, LLC, and the current owner of the 429 unpatented mining claims that were leased by Nevada Royalty Corp. to MDW Pan, which lease was later assigned to GRP Minerals. Jacobs may pursue such claims, if any, in the Nevada Action or otherwise, including any foreclosure rights, all such rights being expressly reserved and preserved.

- Jacobs agrees to affirmatively support confirmation of the Plan and not oppose the Plan and waives all objections that it may have with respect to the Plan.

Among other things, the foregoing Jacobs Settlement resolves significant disputes, including, among other things, disputes with respect to the Jacobs Proofs of Claim and Jacobs's opposition to the Plan. As such, the Jacobs Settlement provides significant value to the Debtors' Estates, favorably resolves and avoids potential significant litigation, and enables the prompt and efficient wind-down of the Debtors' Estates.

The Plan shall serve as a motion to approve the Jacobs Settlement under Rule 9019 of the Bankruptcy Rules and the entry of the Confirmation Order shall constitute an order approving the Jacobs Settlement.

6. The Mechanic's Lien Settlement

Following good faith negotiations, in exchange for the valuable consideration provided herein, the Debtors, the Senior Agent, the Subordinate Agent, the Committee and the Mechanic's Lien Claimants have agreed, in full and final settlement and satisfaction of all prepetition and postpetition Claims that have or could have been asserted by any Mechanic's Lien Claimant against any of the Debtors in any of the Chapter 11 Cases, including, without limitation, (i) the EPC Proofs of Claim, (ii) the Golder Associates Proofs of Claim, (iii) the Gustavson Proofs of Claim, (iv) the Roscoe Moss Proofs of Claim, (v) the Sure Steel Proofs of Claim, (vi) all debts that may have been scheduled by any Debtor in favor of any Mechanic's Lien Claimant, and (vii) all mechanic's lien claims and rights asserted or that could have been asserted against MDW Pan, MGUS or otherwise with respect to the work that any Mechanic's Lien Claimant performed in connection with the Pan project, as follows:

- Each Mechanic's Lien Claimant is hereby granted an Allowed Class 4 Mechanic's Lien Claim, not subject to further objection by the Debtors, in the following amounts (in each case, representing a 77.5% recovery on the full amount of each Mechanic's Lien Claimant's asserted Class 4 Mechanic's Lien Claim, without any accrued interest or attorney's fees and costs), which shall be paid by the Debtors or the Liquidating Trustee, as applicable, on the Effective Date or as soon as practicable thereafter from the funds held in the Lien Priority Dispute Reserve:

Mechanic's Lien Claimant	**Allowed Class 4 Mechanic's Lien Claim Amount**
EPC	$348,244.76
Golder Associates	$437,003.47
Gustavson	$198,314.06
Roscoe Moss	$102,663.85
Sure Steel	$163,473.08
TOTAL:	$1,249,699.22

- Each Mechanic's Lien Claimant hereby waives any and all (i) unsecured deficiency Claims it may have against any Debtor, (ii) postpetition administrative claims it may have against any Debtor for any other amounts payable on account of its asserted Claims (including, without limitation, attorneys' fees, interest and other costs and expenses), and (iii) other Claims and rights it may have or could assert under any mechanic's lien statute or similar laws with respect to work performed in connection with the Pan project; provided, however, that each

Mechanic's Lien Claimant shall retain all rights, remedies, and claims (including, but not limited to, the right to recover the remaining twenty-two and a half percent (22.5%) of its claim plus attorneys' fees, costs and expenses) it may have against Nevada Royalty Corp., Newark Valley Mining Corp., Orion Royalty Company, LLC, the current owner of the 429 unpatented mining claims that were leased by Nevada Royalty Corp. to MDW Pan, which lease was later assigned to GRP Minerals, and any other non-debtor entity or individual (other than (i) current and former officers, directors, and management of the Debtors, (ii) the Senior Agent and (iii) the Subordinate Agent).

- The Senior Agent shall receive the following amounts, as a further distribution on account of the Senior Agent Secured Claim, on the Effective Date or as soon as practicable thereafter from the Lien Priority Dispute Reserve on account of the 22.5% of each Mechanic's Lien Claimant's asserted Class 4 Mechanic's Lien Claim:

Mechanic's Lien Claimant	**Amount to be Released to the Senior Agent from the Lien Priority Dispute Reserve**
EPC	$101,103.32
Golder Associates	$126,871.97
Gustavson	$57,575.05
Roscoe Moss	$29,805.64
Sure Steel	$47,459.93
TOTAL:	$362,815.91

- In exchange for and as a condition of receiving the foregoing treatment, each Mechanic's Lien Claimant agrees to affirmatively support confirmation of the Plan and not oppose the Plan and waives all objections that it may have with respect to the Plan.

- Effective upon receiving the foregoing Distributions on account of its Allowed Class 4 Mechanic's Lien Claim, all claims, causes of action, rights and remedies that have or could have been asserted by any Mechanic's Lien Claimant solely as against any of the Debtors (including current and former officers, directors, and management of the Debtors), the Senior Agent, and/or HCP, or any combination thereof, in or in connection with the EPC Adversary Proceeding, these Chapter 11 Cases, or that otherwise arise out of or relate to work performed on or in connection with the Debtors' Pan project, are hereby deemed fully and finally

resolved and settled and are irrevocably and unconditionally forever waived and released by each Mechanic's Lien Claimant. The foregoing is in addition to and supplements the releases generally provided for under Article IX of the Plan.

- Any and all claims of the Debtors and their respective bankruptcy estates against each Mechanic's Lien Claimant, including any Avoidance Actions, are deemed forever waived and released with prejudice.

Among other things, the foregoing Mechanic's Lien Settlement resolves significant disputes, including, among others, the Lien Priority Dispute. As such, the Mechanic's Lien Settlement provides significant value to the Debtors' Estates, favorably resolves and avoids potential significant litigation, and enables the prompt and efficient wind-down of the Debtors' Estates.

The Plan shall serve as a motion to approve the Mechanic's Lien Settlement under Rule 9019 of the Bankruptcy Rules and the entry of the Confirmation Order shall constitute an order approving the Mechanic's Lien Settlement.

B. *Allocation of Purchase Price for GRP Sale*

The GRP Sale Order approved the GRP Sale to GRP Minerals. However, the GRP Sale Order did not address the allocation of the approximate net purchase price of $4,332,000 paid by GRP Minerals for the GRP Purchased Assets among the various Debtors whose assets were sold as part of the GRP Sale. The Debtors, with the advice of their professionals and in consultation with the Committee and the Senior Agent, have determined that the net GRP Sale Proceeds shall be allocated for all purposes under this Plan as follows:

MDW Gold Rock LLP: $2,228,000

Golden Eagle Holdings: $1,158,000

MDW Pan: $946,000

Based upon the evidence presented at the confirmation hearing and the record of these Chapter 11 Cases, the entry of the Confirmation Order shall constitute an order approving this allocation of the net GRP Sale Proceeds.

C. *Appointment of the Liquidating Trustee and the Liquidating Trust Committee*

1. On or prior to ten (10) Business Days before the Confirmation Date, the Committee shall determine, and the Debtors shall file a notice with the Bankruptcy Court identifying, the initial Liquidating Trustee and the initial members of the Liquidating Trust Committee. Such notice shall also provide information regarding the qualifications and compensation of the Liquidating Trustee. The Liquidating Trust Committee shall be comprised of at least three (3) general unsecured creditors of the Debtors. The Liquidating Trustee shall serve at the direction of the Liquidating Trust Committee and in accordance with the Liquidating Trust Agreement and the Plan, provided, however, the Liquidating Trust Committee may not direct the Liquidating Trustee or the members of the Liquidating Trust Committee to act

inconsistently with their duties under the Liquidating Trust Agreement and the Plan. The Liquidating Trust Committee may terminate the Liquidating Trustee at any time in accordance with the provisions of the Liquidating Trust Agreement.

D. *The Midway Liquidating Trust*

1. Formation of the Midway Liquidating Trust

On the Effective Date, the Midway Liquidating Trust shall be established pursuant to the Liquidating Trust Agreement for the purpose of, inter alia, (a) administering the Liquidating Trust Fund, (b) resolving all Disputed Claims, (c) pursuing the Retained Causes of Action, (d) selling, transferring or otherwise disposing of the Remaining Assets, and (e) making all Distributions to the Beneficiaries provided for under the Plan, and, except as provided in the Plan, for all other purposes related to the administration of the Plan. The Midway Liquidating Trust is intended to qualify as a liquidating trust pursuant to United States Treasury Regulation Section 301.7701-4(d).

2. Funding of the Midway Liquidating Trust

On the Effective Date, the Liquidating Trust Fund shall vest automatically in the Midway Liquidating Trust. The Plan shall be considered a motion pursuant to Sections 105, 363 and 365 of the Bankruptcy Code for approval of the Midway Liquidating Trust, execution of the Liquidating Trust Agreement and the authority of the Liquidating Trustee to act on behalf of the Midway Liquidating Trust. The transfer of the Liquidating Trust Fund to the Midway Liquidating Trust shall be made for the benefit and on behalf of the Beneficiaries. The assets comprising the Liquidating Trust Fund will be treated for tax purposes as being transferred by the Debtors to the Beneficiaries pursuant to the Plan in exchange for their Allowed Claims and then by the Beneficiaries to the Midway Liquidating Trust in exchange for the beneficial interests in the Midway Liquidating Trust. The Beneficiaries shall be treated as the grantors and owners of the Midway Liquidating Trust. Upon the transfer of the Liquidating Trust Fund, the Midway Liquidating Trust shall succeed to all of the Debtors' rights, title and interest in the Liquidating Trust Fund, and the Debtors will have no further interest in or with respect to the Liquidating Trust Fund.

The Liquidating Trust Assets are comprised of the separate assets of each of the Debtors. Upon being transferred to the Liquidating Trust as part of the Liquidating Trust Fund, the assets and liabilities of each Debtor shall be kept separate from the assets and liabilities of each of the other Debtors. Except for the Non-MGUS GUC Reserve, the assets of each Debtor shall be held for the sole benefit of the creditors holding Allowed Claims against such Debtor and shall not be used to satisfy Allowed Claims of any other Debtor, provided, however, that the fees and expenses of professionals retained by the Midway Liquidating Trust may be paid without regard to the separation of assets and liabilities. The Liquidating Trust is not required to physically segregate the assets of each Debtor, but must separately account for the separate assets and liabilities of each Debtor.

Except to the extent definitive guidance from the IRS or a court of competent jurisdiction (including the issuance of applicable Treasury Regulations or the receipt by the Liquidation

Trustee of a private letter ruling if the Liquidating Trustee so requests one) indicates that such valuation is not necessary to maintain the treatment of the Liquidation Trust as a liquidating trust for purposes of the Internal Revenue Code and applicable Treasury Regulations, as soon as possible after the Effective Date, but in no event later than sixty (60) days thereafter, (i) the Liquidating Trustee shall make a good faith valuation of the Liquidation Trust Assets, and (ii) the Liquidating Trustee shall establish appropriate means to apprise the Beneficiaries of such valuation. The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Midway Liquidating Trust, the Beneficiaries and the Liquidating Trust Committee) for all federal income tax purposes. The Liquidating Trustee also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidating Trust that are required by any Governmental Unit.

3. Taxation of the Midway Liquidating Trust

Within a reasonable period of time after the end of each taxable year or other relevant period, the Midway Liquidating Trust will allocate the taxable income, gain, loss, deduction or credit arising from the Midway Liquidating Trust to each individual or entity that was a Beneficiary during the taxable year or other relevant period, and, in accordance with the Internal Revenue Code and applicable Treasury Regulations, shall notify each such Beneficiary via a separate written statement of such Beneficiary's share of taxable income, gain, loss, deduction or credit arising from the Midway Liquidating Trust for such taxable year or other relevant period. The written statement sent to each Beneficiary shall instruct such Beneficiary to report all such tax items arising from the Midway Liquidating Trust on its own tax returns, and shall inform such Beneficiary that the Beneficiary shall be required to pay any tax resulting from such Midway Liquidating Trust tax items being allocated to such Beneficiary.

E. *Rights and Powers of the Liquidating Trustee*

The Liquidating Trustee shall be deemed the representative for each of the Debtor's Estates in accordance with Section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under Sections 704 and 1106 of the Bankruptcy Code and Rule 2004 of the Bankruptcy Rules to act on behalf of the Midway Liquidating Trust, including without limitation, the right to (1) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the Liquidating Trust Agreement; (2) sell, liquidate, or otherwise dispose of the assets transferred to the Liquidating Trust Fund (including the Remaining Assets) on the Effective Date; (3) prosecute, settle, abandon or compromise any Retained Causes of Action; (4) make Distributions as contemplated hereby, (5) establish and administer any necessary reserves for Disputed Claims that may be required; (6) object to the Disputed Claims and prosecute, settle, compromise, withdraw or resolve such objections; and (7) employ and compensate professionals and other agents, provided, however, that any such compensation shall be made only out of the Liquidating Trust Fund without regard to the separateness of assets and liabilities related to each Debtor, to the extent not inconsistent with the status of the Midway Liquidating Trust as a liquidating trust within the meaning of Treas. Reg. § 301.7701-4(d) for federal income tax purposes. For the avoidance of doubt, the Liquidating Trustee shall be bound by all provisions of the Cash Collateral Order, including all stipulations made and releases given by the Debtors on behalf of the Estates therein.

F. *Fees and Expenses of the Midway Liquidating Trust*

Except as otherwise ordered by the Bankruptcy Court, the Liquidating Trust Expenses on or after the Effective Date shall be paid in accordance with the Midway Liquidating Trust Agreement without further order of the Bankruptcy Court.

G. *Semi-Annual Reports to Be Filed by the Midway Liquidating Trust*

The Midway Liquidating Trust shall file (i) semi-annual reports with the Bankruptcy Court regarding the liquidation or other administration of property comprising the Liquidating Trust Fund, the Distributions made by it and other matters required to be included in such report in accordance with the Liquidating Trust Agreement, and (ii) quarterly post-confirmation reports required by the Bankruptcy Court. In addition, the Midway Liquidating Trust will file tax returns as a grantor trust pursuant to United States Treasury Regulation Section 1.671-4(a).

H. *Directors/Officers/Equity/Assets of the Debtors on the Effective Date*

1. On the Effective Date, the authority, power and incumbency of the persons then acting as directors and officers of the Debtors shall be terminated and such directors and officers shall be deemed to have resigned or to have been removed without cause.

2. On the Effective Date, (i) all of the Debtors shall be deemed to have been liquidated, (ii) except to the extent otherwise provided herein, all the then Equity Interests in the Debtors (including, without limitation, all notes, stock, instruments, certificates and other documents evidencing such Equity Interests) shall be deemed automatically cancelled and extinguished, and shall be of no further force or effect, whether surrendered for cancellation or otherwise, and without any further action by the Bankruptcy Court or any other Entity or under any applicable agreement, law, regulation or rule, and (iii) all obligations of the Debtors thereunder or in any way related thereto, including, without limitation, any obligation of the Debtors to pay any franchise or similar taxes on account of such Equity Interests and any obligation of the Debtors under any indenture relating to any of the foregoing, shall be discharged.

3. Notwithstanding the foregoing, as soon as practicable on or after the Effective Date, the Debtors or the Midway Liquidating Trust shall: (a) file, a certificate of dissolution or such similar document, together with all other necessary corporate documents, to effect the dissolution of each Debtor under the applicable laws of its state of incorporation or domicile; (b) complete and file final federal, state and local tax returns on behalf of each Debtor, and pursuant to Section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of each Debtor or its Estate for any tax incurred during the administration of such Debtor's Chapter 11 Case, as determined under applicable tax laws; and (c) make all necessary filings in the Canadian Court to obtain recognition of the Confirmation Order and the Plan and provide for the dissolution of the Debtors that are Canadian entities as may be necessary or appropriate. Following such actions and upon the filing by the Midway Liquidating Trust on behalf of the Debtors of a certification to that effect with the Bankruptcy Court, the Debtors shall be dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of each of the Debtors or payments, including, without limitation, the payment of

any franchise or similar taxes to the state or commonwealth of incorporation or organization of such Entity, to be made in connection therewith. The filing by the Midway Liquidating Trust of each Debtor's certificate of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order or rule, including, without limitation, any action by the stockholders, the board of directors, or managing members of each such Debtor.

4. On the Effective Date, each Debtor shall assign, transfer and distribute to the Midway Liquidating Trust the Liquidating Trust Assets, including all of the Debtors' books and records. For purposes of this Article, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of any Debtor maintained by or in the possession of third parties, wherever located.

I. *Operations of the Debtors Between the Confirmation Date and the Effective Date*

The Debtors shall continue to operate as Debtors in Possession during the period from the Confirmation Date through and until the Effective Date.

J. *Establishment of the Administrative Bar Date*

1. The Plan establishes the Administrative Bar Date, which was approved by the Bankruptcy Court pursuant to the Confirmation Order.

2. Except as otherwise provided in ARTICLE IV.J.4 hereof, on or before the Administrative Bar Date, each holder of an unpaid Administrative Claim shall file with the Bankruptcy Court a request for payment of Administrative Claim. If represented by counsel, the request for payment of Administrative Claim must be filed electronically using the Bankruptcy Court's ECF System. If not represented by counsel, the request for payment Administrative Claim may be filed no later than the Administrative Bar Date directly with the Office of the Clerk at the United States Bankruptcy Court for the District of Colorado, 721 19th Street, Denver, Colorado 80202. Any request for payment of Administrative Claim not filed in this manner, including any requests sent to the Debtors, counsel to the Debtors, the Liquidating Trust Committee, or counsel to the Liquidating Trust Committee, will not be deemed a properly filed Administrative Claim and will be disallowed and forever barred in its entirety.

3. The request for payment of an Administrative Claim will be timely Filed only if it is actually received by the Bankruptcy Court by 5:00 p.m., Mountain Time, on the Administrative Bar Date.

4. Notwithstanding anything in this ARTICLE IV.J.2 of the Plan, (i) Professionals shall not be required to file a request for payment of any Administrative Claim on or before the Administrative Bar Date for Professional Compensation as such Professionals will instead file final fee applications as required by the Bankruptcy Code, Bankruptcy Rules and the Confirmation Order. In addition, the Senior Agent shall not be required to file a request for payment of the Senior Agent Administrative Claim (such claim being Allowed under the terms of the Cash Collateral Order and the Plan); and (ii) the Office of the United States Trustee shall not be required to file a request for payment of any Administrative Claim on or before the Administrative Bar Date for fees assessed under 28 U.S.C. § 1930(a)(6).

K. *Term of Injunctions or Stays*

Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Chapter 11 Cases are closed.

L. *Destruction of Records and Abandonment of Property*

In accordance with their duties under the Liquidating Trust Agreement and the Plan, the Liquidating Trustee, with the consent of the Liquidating Trust Committee, may destroy the Debtors' books and records and/or abandon property held by the Midway Liquidating Trust without prior approval from the Bankruptcy Court; provided, however, that prior to destroying any books and records or abandoning any property, the Liquidating Trustee shall file an Abandonment / Destruction Notice with the Bankruptcy Court and serve the same via email on counsel to each of the Debtors, CBA, HCP, the Mechanic's Lien Claimants, and GRP Minerals. If any such notice party or any other party in interest objects to the Abandonment Notice within 20 days of its filing, the Liquidating Trustee shall be required to seek approval of the proposed destruction or abandonment, as applicable, upon notice and motion under Section 554 of the Bankruptcy Code.

ARTICLE V

PROVISIONS GOVERNING DISTRIBUTIONS

A. *Initial Distribution Date*

On the Initial Distribution Date or as soon thereafter as is reasonably practicable, the Midway Liquidating Trust shall make, or shall make adequate reserves for, the Distributions required to be made under the Plan.

B. *Disputed Reserves*

1. Establishment of Disputed Interim Distribution Reserves

On the Initial Distribution Date, and after making all Distributions required to be made on such date under the Plan, the Midway Liquidating Trust shall establish a separate Disputed Interim Distribution Reserve into which the Distributions on account of General Unsecured Claims that are not yet Allowed Claims shall be deposited and withdrawn as provided in ARTICLE V.C.

In calculating the amount of the Distributions, the Midway Liquidating Trust shall treat all General Unsecured Claims that have not yet been Allowed (until and unless that Claim has been finally disallowed) as if each General Unsecured Claim had been Allowed in the least amount fixed by the following: (a) the filed amount of such Claim if such Claim states a fixed liquidated amount; (b) the amount determined by the Bankruptcy Court for purposes of fixing the amount to be retained for such Claim in accordance with Article VI.D hereof; and (c) such other amount as may be agreed upon by the holder of such Claim and the Midway Liquidating Trust. Nothing in this section shall preclude the Midway Liquidating Trust, or any holder of a Disputed

General Unsecured Claim on notice to the Midway Liquidating Trust, from seeking an Order of the Bankruptcy Court-in respect of or relating to the amount retained with respect to such holder's Disputed Claim.

2. Maintenance of Disputed Reserves

The Midway Liquidating Trust shall hold property in the Disputed Interim Distribution Reserve for the benefit of the holders of Claims ultimately determined to be Allowed. The Disputed Interim Distribution Reserve shall be closed and extinguished by the Midway Liquidating Trust when all Distributions and other dispositions of Cash or other property required to be made hereunder have been made in accordance with the Plan and Midway Liquidating Trust. Upon closure of the Disputed Interim Distribution Reserve, all Cash (including any Cash Investment Yield) or other property held in the Disputed Interim Distribution Reserve shall revest in and become the property of the Midway Liquidating Trust. All funds or other property that vest or revest in the Midway Liquidating Trust pursuant to this paragraph shall be (a) used to pay the fees and expenses of the Midway Liquidating Trust as and to the extent set forth in the Liquidating Trust Agreement, and (b) thereafter distributed on a Pro Rata basis to holders of Allowed Claims.

3. Lien Priority Dispute Reserve

On the Effective Date or as soon as practicable thereafter, the Midway Liquidating Trust shall (i) establish the Lien Priority Dispute Reserve using a combination of (a) the portion of the GRP Sale Proceeds allocated to MDW Pan pursuant to Article IV.B of the Plan, and (b) funds (including funds held by Debtors other than MDW Pan) otherwise payable to the Senior Agent on account of the Senior Agent Administrative Claim, and (ii) make the distributions to each Mechanic's Lien Claimant and to the Senior Agent in accordance with the treatment provided by Article III.B.4 of the Plan with respect to the Claims asserted by the Mechanic's Lien Claimants. The full amount of the claims asserted by each Mechanic's Lien Claimant, the agreed 77.5% distribution on account of such claims representing each Mechanic's Lien Claimant's Allowed Class 4 Mechanic's Lien Claim, and the amount of the remaining 22.5% of such claims to be distributed to the Senior Agent as a further Distribution on account of the Senior Agent Secured Claim, are summarized as follows:

Claimant	Claim Amount	Claimant Distribution / Allowed Class 4 Claims Amount (77.5%)	CBA Distribution (22.5%)
EPC	449,348.08	348,244.76	101,103.32
Golder	563,875.44	437,003.47	126,871.97
Gustavson	255,889.11	198,314.06	57,575.05
Roscoe	132,469.49	102,663.85	29,805.64
Sure Steel	210,933.01	163,473.08	47,459.93
TOTAL	**1,612,515.13**	**1,249,699.22**	**362,815.91**

4. Other Pan Secured Claims Reserve

On the Effective Date or as soon as practicable thereafter, the Midway Liquidating Trust shall establish the Other Pan Secured Claims Reserve into which the Liquidating Trustee shall deposit the amount of $721,000 (using a combination of (a) the portion of the GRP Sale Proceeds allocated to MDW Pan pursuant to Article IV.B of the Plan, and (b) funds (including funds held by Debtors other than MDW Pan) otherwise payable to the Senior Agent on account of the Senior Agent Administrative Claim), representing the estimated maximum amount of Distributions on account of Class 5 Other Secured Claims Against MDW Pan that may become Allowed Claims. Funds from the Other Pan Secured Claims Reserve shall be withdrawn and paid to holders of such Allowed Claims as provided in ARTICLE VID. No Distributions from the Other Pan Secured Claims Reserve shall be made unless and until a determination is made, either by Final Order or with the agreement of the Liquidating Trustee and the Senior Agent, that an Allowed Class 5 Claim is of higher priority than the Senior Agent Secured Claim against MDW Pan.

For the Avoidance of Doubt, the Confirmation Order shall constitute a Final Order determining that Jacobs has an Allowed Class 5 Claim in the amount of $630,000 that is of higher priority than the Senior Agent Secured Claim against MDW Pan, only $615,000 of which is payable from the Other Pan Secured Claims Reserve (the remainder being payable from the first $15,000 of cash proceeds generated from a Tonopah Project Sale).

5. Excess Reserve Amount

To the extent there is any Excess Reserve Amount, such Excess Reserve Amount shall be paid to the Senior Agent as a supplemental distribution on account of the Senior Agent Administrative Claim only upon the completion of the administration of the relevant reserves as determined by the Liquidating Trustee.

C. *Quarterly Distributions*

Any Distribution that is not made on the Initial Distribution Date or on any other date specified herein because the Claim that would have been entitled to receive that Distribution is not an Allowed Claim on such date, shall be held by the Midway Liquidating Trust in the Disputed Interim Distribution Reserve pursuant to ARTICLE VB and Distributed on the first Quarterly Distribution Date after such Claim is Allowed.

Similarly, any Distribution that is not made on the Initial Distribution Date or on any other date specified herein because the Claim that would have been entitled to receive that Distribution is subject to the Other Pan Secured Claims Reserve and the determination of the priority of the Claim relative to the Senior Agent Secured Claim against MDW Pan, shall be held by the Midway Liquidating Trust in the applicable reserve pursuant to Article V.B. of the Plan and Distributed on the first Quarterly Distribution Date after such Claim meets the requirements for Distribution under the applicable reserve.

No interest shall accrue or be paid on the unpaid amount of any Distribution paid on a Quarterly Distribution Date in accordance with this ARTICLE VC.

D. *Record Date for Distributions*

Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Record Date will be treated as the holders of those Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to the transfer may not have expired by the Record Date. The Midway Liquidating Trust shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. In making any Distribution with respect to any Claim, the Midway Liquidating Trust shall be entitled instead to recognize and deal with, for all purposes hereunder, only the Entity that is listed on the proof of Claim Filed with respect thereto or on the Schedules as the holder thereof as of the close of business on the Record Date and upon such other evidence or record of transfer or assignment that are known to the Midway Liquidating Trust as of the Record Date.

E. *Delivery of Distributions*

1. General Provisions; Undeliverable Distributions

Subject to Bankruptcy Rule 9010 and except as otherwise provided herein, Distributions to the holders of Allowed Claims shall be made by the Midway Liquidating Trust at (a) the address of each holder as set forth in the Schedules, unless superseded by the address set forth on proofs of Claim Filed by such holder or (b) the last known address of such holder if no proof of Claim is Filed or if the Debtors have been notified in writing of a change of address. If any Distribution is returned as undeliverable, the Midway Liquidating Trust may, in its discretion, make reasonable efforts to determine the current address of the holder of the Claim with respect to which the Distribution was made as the Midway Liquidating Trust deems appropriate, but no Distribution to any such holder shall be made unless and until the Midway Liquidating Trust has determined the then-current address of such holder, at which time the Distribution to such holder shall be made to the holder without interest. Amounts in respect of any undeliverable Distributions made by the Midway Liquidating Trust shall be returned to, and held in trust by, the Midway Liquidating Trust until the Distributions are claimed or are deemed to be unclaimed property under Section 347(b) of the Bankruptcy Code, as set forth below in ARTICLE V.E.3. The Midway Liquidating Trust shall have the discretion to determine how to make Distributions in the most efficient and cost-effective manner possible; provided, however, that its discretion may not be exercised in a manner inconsistent with any express requirements of the Plan or the Liquidating Trust Agreement.

2. Minimum Distributions

Notwithstanding anything herein to the contrary, if a Distribution to be made to a holder of an Allowed Claim on the Initial Distribution Date or any subsequent date for Distributions would be $50 or less in the aggregate at the time of such Distribution, no such Distribution will be made to that holder unless a request therefor is made in writing to the Liquidating Trustee no later than twenty (20) days after the Effective Date.

3. Unclaimed Property

Except with respect to property not Distributed because it is being held in the Disputed Interim Distribution Reserve, Distributions that are not claimed by the expiration of the later of six (6) months from the Effective Date or ninety (90) days from such Distribution shall be deemed to be unclaimed property under Section 347(b) of the Bankruptcy Code and shall vest or revest in the Midway Liquidating Trust, and the Claims with respect to which those Distributions are made shall be automatically cancelled. After the expiration of the applicable period, the claim of any Entity to those Distributions shall be discharged and forever barred. Nothing contained in the Plan shall require the Midway Liquidating Trust to attempt to locate any holder of an Allowed Claim. All funds or other property that vests or revests in the Midway Liquidating Trust pursuant to this Article shall be distributed by the Liquidating Trustee to the other holders of Allowed Claims in accordance with the provisions of the Plan or the Liquidating Trust Agreement.

F. *Manner of Cash Payments Under the Plan or the Liquidating Trust Agreement*

Cash payments made pursuant to the Plan or the Liquidating Trust Agreement shall be in United States dollars by checks drawn on a domestic bank selected by the Midway Liquidating Trust or by wire transfer from a domestic bank, at the option of the Midway Liquidating Trust.

G. *Time Bar to Cash Payments by Check*

Checks issued by the Midway Liquidating Trust on account of Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance thereof. Requests for the reissuance of any check that becomes null and void pursuant to this ARTICLE VI shall be made directly to the Liquidating Trustee by the holder of the Allowed Claim to whom the check was originally issued. Any Claim in respect of such voided check shall be made in writing on or before the later of six (6) months from the Effective Date or ninety (90) days after the date of issuance thereof. After that date, all claims in respect of void checks shall be discharged and forever barred and the proceeds of those checks shall revest in and become the property of the Midway Liquidating Trust as unclaimed property in accordance with Section 347(b) of the Bankruptcy Code and be distributed as provided in ARTICLE VE.3.

H. *Limitations on Funding of Disputed Interim Distribution Reserve*

Except as expressly set forth in the Plan, the Debtors and the Senior Agent shall not have any duty to fund the Disputed Interim Distribution Reserve.

I. *Compliance with Tax Requirements*

In connection with making Distributions under this Plan, to the extent applicable, the Midway Liquidating Trust shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all Distributions pursuant to this Plan shall be subject to such withholding and reporting requirements. No Distribution shall be made to or on behalf of a holder of an Allowed Claim pursuant to the Plan unless and until such holder has provided the Midway Liquidating Trust with any information that applicable law requires the Midway Liquidating Trust to obtain in connection with making Distributions, including

completed IRS Form W9. The Midway Liquidating Trust may withhold the entire Distribution due to any holder of an Allowed Claim until such time as such holder provides the necessary information to comply with any withholding requirements of any Governmental Unit. Any property so withheld will then be paid by the Liquidating Trustee to the appropriate authority. If the holder of an Allowed Claim fails to provide the information necessary to comply with any withholding requirements of any Governmental Unit within six months from the date of first notification to the holder of the need for such information or for the Cash necessary to comply with any applicable withholding requirements, then such holder's Distribution shall be treated as an undeliverable Distribution in accordance with ARTICLE VE.1.

J. *No Payments of Fractional Dollars*

Notwithstanding any other provision of the Plan to the contrary, no payment of fractional dollars shall be made pursuant to the Plan. Whenever any payment of a fraction of a dollar under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding down of such fraction to the nearest whole dollar.

K. *Interest on Claims*

Except as specifically provided for in the Plan or the Confirmation Order, interest shall not accrue on Claims and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Except as expressly provided herein or in a Final Order of the Bankruptcy Court, no prepetition Claim shall be Allowed to the extent that it is for postpetition interest or other similar charges.

L. *No Distribution in Excess of Allowed Amount of Claim*

Notwithstanding anything to the contrary contained in the Plan, no holder of an Allowed Claim shall receive in respect of that Claim any Distribution in excess of the Allowed amount of that Claim.

M. *Setoff and Recoupment*

The Midway Liquidating Trust may, but shall not be required to, setoff against, or recoup from, any Claim and the Distributions to be made pursuant to the Plan in respect thereof, any claims or defenses of any nature whatsoever that any of the Debtors, the Estates or the Midway Liquidating Trust may have against the holder of such Claim except Transferred Causes of Action, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors, the Estates or the Midway Liquidating Trust of any right of setoff or recoupment that any of them may have against the holder of any Claim.

ARTICLE VI

DISPUTED CLAIMS

A. *No Distribution Pending Allowance*

Notwithstanding any other provision of the Plan, the Liquidating Trustee shall not distribute any Cash or other property on account of any Disputed Claim unless and until such Claim becomes Allowed. Nothing contained herein, however, shall be construed to prohibit or require payment or distribution on account of any undisputed portion of a Claim. Nothing herein shall preclude the Liquidating Trustee from making Distributions on account of the undisputed portions of Disputed Claims.

B. *Resolution of Disputed Claims*

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, the Liquidating Trustee and the Liquidating Trust Committee shall have the right to the exclusion of all others (except as to the Professionals' applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code) to make, File, prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court, objections to Claims. The costs of pursuing the objections to Claims shall be borne by the Midway Liquidating Trust. From and after the Confirmation Date, all objections with respect to Disputed Claims shall be litigated to a Final Order except to the extent, subject to the approval of the Liquidation Trust Committee in accordance with the terms of the Liquidation Trust Agreement, the Liquidation Trustee elects to withdraw any such objection or the Liquidation Trustee and the claimant elect to compromise, settle or otherwise resolve any such objection, in which event they may settle, compromise or otherwise resolve any Disputed Claim without approval of the Bankruptcy Court.

C. *Objection Deadline*

All objections to Claims shall be Filed and served upon the holders of each such Claim not later than six (6) months after the Effective Date, unless otherwise ordered by the Bankruptcy Court after notice and a hearing.

D. *Estimation of Claims*

At any time, (a) prior to the Effective Date, the Debtors, and (b) subsequent to the Effective Date, the Liquidating Trustee, may request that the Bankruptcy Court estimate any contingent or unliquidated Claim to the extent permitted by Section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Midway Liquidating Trust have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall have jurisdiction to estimate any Claim at any time during litigation concerning any objection to such Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on the Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the Claim, the Debtors or the Midway Liquidating Trust, as

applicable, may elect to pursue supplemental proceedings to object to the ultimate allowance of the Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

E. *Disallowance of Claims*

Except as otherwise agreed, the holder of any proof of Claim Filed after the General Bar Date or the Governmental Bar Date, as applicable, shall not be treated as a creditor for purposes of voting and distribution pursuant to Bankruptcy Rule 3003(c)(2) and pursuant to the General Bar Date Order, unless on or before the Confirmation Date the Bankruptcy Court has entered an order deeming such Claim to be timely filed. Any Claims held by Entities from which property is recoverable under Section 542, 543, 550 or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under Section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code, provided that such Cause of Action is a Retained Cause of Action, shall be deemed disallowed pursuant to Section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors.

F. *Adjustment to Claims Without Objection*

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Noticing Agent at the direction of the Debtors or the Liquidating Trustee, as applicable, without a Claims objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court.

EXCEPT AS PROVIDED HEREIN OR OTHERWISE AGREED, ANY HOLDER OF A PROOF OF CLAIM FILED AFTER THE BAR DATE SHALL NOT BE TREATED AS A CREDITOR FOR PURPOSES OF VOTING AND DISTRIBUTION PURSUANT TO BANKRUPTCY RULE 3003(c)(2) AND PURSUANT TO THE GENERAL BAR DATE ORDER, UNLESS ON OR BEFORE THE CONFIRMATION HEARING SUCH LATE CLAIM HAS BEEN DEEMED TIMELY FILED BY A FINAL ORDER.

ARTICLE VII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. *Rejection of Executory Contracts and Unexpired Leases*

On the Effective Date, except for the executory contracts and unexpired leases listed on Exhibit II as being assumed, if any, and except to the extent that a Debtor either previously has assumed, assumed and assigned or rejected an executory contract or unexpired lease by an order of the Bankruptcy Court, including, but not limited to, the Sale Orders, or has filed a motion to assume or assume and assign an executory contract or unexpired lease prior to the Effective

Date, each executory contract and unexpired lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code. Each such contract and lease will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. The entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of any such rejections pursuant to Sections 365(a) and 1123 of the Bankruptcy Code and that the rejection thereof is in the best interest of the Debtors, their Estates and all parties in interest in the Chapter 11 Cases.

B. *Claims Based on Rejection of Executory Contracts or Unexpired Leases*

Claims created by the rejection of executory contracts and unexpired leases pursuant to ARTICLE VIIA of the Plan, must be filed with the Bankruptcy Court and served on the Debtors or the Midway Liquidating Trust, as applicable, no later than thirty (30) days after the Effective Date. Any Claims arising from the rejection of an executory contract or unexpired lease pursuant to Article VII.A for which proofs of Claim are not timely filed within that time period will be forever barred from assertion against the Debtors, the Estates, the Midway Liquidating Trust, and their respective successors and assigns, and their assets and properties, unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to the discharge and permanent injunction set forth in ARTICLE IXD. Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as General Unsecured Claims as to the applicable Debtor under the Plan and shall be subject to the provisions of ARTICLE III of the Plan.

C. *Executory Contracts and Unexpired Leases to Be Assumed*

1. Assumption Generally

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtors shall assume each of the respective executory contracts and unexpired leases, if any, listed on Exhibit II; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to, amend Exhibit II to: (a) delete any executory contract or unexpired lease listed therein, thus providing for its rejection; or (b) add any executory contract or unexpired lease to Exhibit II, thus providing for its assumption pursuant to this ARTICLE VIIC. The Debtors shall provide notice of any amendments to Exhibit II to the parties to the executory contracts or unexpired leases affected thereby and to the parties on the then-applicable service list in the Bankruptcy Cases. Nothing herein shall constitute an admission by a Debtor that any contract or lease is an executory contract or unexpired lease or that a Debtor has any liability thereunder.

2. Assumptions of Executory Contracts and Unexpired Leases

Each executory contract or unexpired lease assumed under this ARTICLE VIIC shall include any modifications, amendments, supplements or restatements to such contract or lease.

3. Assignments Related to Post-Effective Date Transactions

As of the Effective Date, any executory contract or unexpired lease assumed under this ARTICLE VIIC shall be deemed assigned to the Midway Liquidating Trust, pursuant to section 365 of the Bankruptcy Code.

D. *Payments Related to the Assumption of Executory Contracts and Unexpired Leases*

The Cure Amount Claims associated with each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code: (1) by payment of the Cure Amount Claim in Cash on or within 20 (twenty) days after the Effective Date; or (2) on such other terms as are agreed to by the parties to such executory contract or unexpired lease. Pursuant to section 365(b)(2)(D) of the Bankruptcy Code, no Cure Amount Claim shall be allowed for a penalty rate or other form of default rate of interest. If there is an unresolved dispute regarding: (1) the amount of any Cure Amount Claim; (2) the ability of the Liquidating Trustee or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (3) any other matter pertaining to assumption of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code shall be made following the resolution of such dispute by the parties or the entry of a Final Order resolving the dispute and approving the assumption.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A. *Conditions Precedent to the Effective Date*

The following are conditions precedent to the Effective Date that must be satisfied or waived:

1. The Confirmation Order has become a Final Order.

2. The Confirmation Order shall be in full force and effect.

3. The Liquidating Trust Agreement and all other documents, instruments and agreements required to be executed with respect to the formation of the Midway Liquidating Trust shall be executed and delivered.

4. Notwithstanding the foregoing, the Debtors reserve, in their sole discretion, the right to waive the occurrence of any condition precedent to the Effective Date or to modify any of the foregoing conditions precedent. Any such written waiver of a condition precedent set forth in this Article may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.

ARTICLE IX

RELEASE, INJUNCTIVE AND RELATED PROVISIONS

A. *Compromise and Settlement*

Pursuant to Section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the Distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims and Equity Interests. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all Claims and Equity Interests, as well as a finding by the Bankruptcy Court that such compromise or settlement is fair, equitable, reasonable and in the best interests of the Debtors, the Estates and holders of Claims and Equity Interests.

B. *Releases*

1. *Releases by the Debtors*. **Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, for the good and valuable consideration provided by the Senior Secured Parties, the Subordinate Secured Parties, and their respective Representatives, including, without limitation, the satisfaction and elimination of debt and all other good and valuable consideration paid pursuant to the Plan or otherwise, each of the Debtors hereby provides a full release, waiver and discharge to the Senior Secured Parties, the Subordinate Secured Parties, and their respective Representatives (and each such party shall be deemed released and discharged by the Debtors) and their respective properties from any and all Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date, in law, equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, that are based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances taking place or continuing during these Chapter 11 Cases and prior to or on the Effective Date in any way related to the Debtors or the conduct of the Chapter 11 Cases, including, without limitation, those that any of the Debtors would have been legally entitled to assert or that any holder of a Claim or Equity Interest or other Entity would have been legally entitled to assert for or on behalf of any of the Debtors or Estates and further including those in any way related to the Chapter 11 Cases or the Plan. Notwithstanding the foregoing, nothing herein is intended or shall be deemed to release any of the parties released under this provision from any claims or Causes of Action determined in a Final Order to have (i) resulted from gross negligence, willful misconduct, or fraud by such a released party, or (ii) arisen prior to the Petition Date.**

2. *Releases by and among the Committee, the Senior Secured Parties, and the Subordinate Secured Parties*. **Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, for the good and valuable consideration provided by the Committee, the Senior Secured Parties, the Subordinate Secured Parties, and their respective Representatives (collectively, the "Mutual Release Parties"), including, without limitation, the satisfaction and elimination of debt and all other good and valuable consideration paid pursuant to the Plan or otherwise and the heavily negotiated**

compromises and settlements set forth in Article IV of the Plan, each of the Mutual Release Parties hereby provides a full release, waiver and discharge to each of the other Mutual Release Parties and their respective properties from any and all Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date, in law, equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, that are based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances taking place prior to or on the Effective Date in any way related to the Debtors or the conduct of the Chapter 11 Cases, including, without limitation, those that any of the Debtors would have been legally entitled to assert or that any holder of a Claim or Equity Interest or other Entity would have been legally entitled to assert for or on behalf of any of the Debtors or Estates and further including those in any way related to the Chapter 11 Cases or the Plan. Notwithstanding the foregoing, nothing herein is intended or shall be deemed to release any of the parties released under this provision from any claims or Causes of Action determined in a Final Order to have (i) resulted from gross negligence, willful misconduct, or fraud by such a released party, or (ii) arisen prior to the Petition Date.

3. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the releases set forth in this ARTICLE IXB pursuant to Bankruptcy Rule 9019 and its finding that they are: (a) in exchange for good and valuable consideration, representing a good faith settlement and compromise of the Claims and Causes of Action thereby released; (b) in the best interests of the Debtors and all holders of Claims; (c) fair, equitable and reasonable; and (d) approved after due notice and opportunity for hearing.

C. *Exculpation*

Notwithstanding anything contained in the Plan to the contrary, the Exculpated Parties shall neither have nor incur any liability to any Entity for any and all Claims and Causes of Action arising on or after the Petition Date and prior to or on the Effective Date relating in any way to the conduct of these Chapter 11 Cases, including any act taken or omitted to be taken in connection with, or arising out of, the Chapter 11 Cases, including, without limitation, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or consummating the Plan, the Disclosure Statement, the Liquidating Trust Agreement, the Cash Collateral Order, the Sales or any other contract, instrument, release or other agreement or document created or entered into in connection with the Chapter 11 Cases; provided, however, that the foregoing provisions of this ARTICLE IXC shall have no effect on the liability of any Exculpated Party that results from any such act or omission that is determined in a Final Order to have (i) constituted gross negligence, willful misconduct, or fraud, (ii) been outside the scope of their respective duties in the Chapter 11 Cases, or (iii) arose prior to the Petition Date.

D. *Injunction*

1. Pursuant to Section 1141(d)(3) of the Bankruptcy Code, confirmation of this Plan will not discharge the Debtors; provided, however, upon confirmation of the Plan, the occurrence of the Effective Date, and Distributions hereunder, Claimants may not seek

payment or recourse against or otherwise be entitled to any Distribution from the Liquidating Trust Assets except as expressly provided in this Plan and the Liquidating Trust Agreement.

2. **Except as otherwise expressly provided for in the Plan or in obligations issued pursuant to the Plan, and except for claims and Causes of Action expressly carved out of the release provisions that are based upon gross negligence, willful misconduct, or fraud by a party released thereunder, all Parties and Entities are permanently enjoined, on and after the Effective Date, on account of any Claim or Equity Interest, from:**

(a) **commencing or continuing in any manner any action or other proceeding of any kind against any of the Debtors' Estates, the Midway Liquidating Trust, their successors and assigns, and any of their assets and properties;**

(b) **enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against any Debtor's Estate, the Midway Liquidating Trust, their successors and assigns, and any of their assets and properties;**

(c) **creating, perfecting or enforcing any encumbrance of any kind against any Debtor's Estate, the Midway Liquidating Trust, their successors and assigns, and any of their assets and properties;**

(d) **asserting any right of setoff or subrogation of any kind against any obligation due from any Debtor's Estate, the Midway Liquidating Trust or their successors and assigns, or against any of their assets and properties, except to the extent a right to setoff or subrogation is asserted with respect to a timely filed proof of claim; or**

(e) **commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Equity Interest or Cause of Action released or settled hereunder.**

3. **From and after the Effective Date, all Entities are permanently enjoined from commencing or continuing in any manner against the Debtors, their Estates, their successors and assigns, and any of their assets and properties, any suit, action or other proceeding, on account of or respecting any claim, demand, liability, obligation, debt, right, cause of action, interest or remedy released or to be released pursuant to the Plan or the Confirmation Order.**

E. *Releases of Liens*

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, liens, pledges or other security interests against property of the Estates shall be fully released and discharged and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens, pledges or other security interest shall revert to the Debtors and the Liquidating Trustee.

F. *No Substantive Consolidation*

1. Nothing in the Plan is intended or shall be deemed to be a substantive consolidation of the Debtors' separate Estates. Each of the Debtors' Estates shall continue to be separate from one another. No assets belonging to one Debtor's Estate shall be joined or otherwise consolidated with the assets belonging to any of the other Debtors' Estates and no liabilities of one Debtor's Estate shall be joined or otherwise consolidated with the liabilities of any of the other Debtors' Estates. However, nothing herein is intended or shall be deemed to be a waiver of any right of the Debtors, the Liquidating Trustee, or any other party in interest to seek substantive consolidation through a separate motion with notice and opportunity to be heard.

G. *Preservation of Rights of Action*

1. Vesting of Causes of Action

(a) Except as otherwise provided in the Plan or Confirmation Order, in accordance with Section 1123(b)(3) of the Bankruptcy Code, any Retained Causes of Action that the Debtors may hold against any Entity shall vest upon the Effective Date in the Midway Liquidating Trust.

(b) Except as otherwise provided in the Plan or Confirmation Order, after the Effective Date, the Liquidating Trustee shall have the exclusive right to institute, prosecute, abandon, settle or compromise any Retained Causes of Action, in accordance with the terms of the Liquidating Trust Agreement and without further order of the Bankruptcy Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases.

(c) Retained Causes of Action and any recoveries therefrom shall remain the sole property of the Midway Liquidating Trust (for the sole benefit of the holders of General Unsecured Claims), as the case may be, and holders of Claims shall have no right to any such recovery.

2. Preservation of All Retained Causes of Action Not Expressly Settled or Released

(a) Unless a Retained Cause of Action against a holder or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including the Confirmation Order), the Debtors and the Liquidating Trustee expressly reserve such Retained Cause of Action for later adjudication by the Debtors or the Liquidating Trustee (including, without limitation, Retained Causes of Action not specifically identified or described in the Plan Supplement or elsewhere or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances which may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Retained Causes of Action upon or after the entry of the Confirmation Order or Effective Date based on the Disclosure

Statement, Plan or Confirmation Order, except where such Retained Causes of Action have been released in the Plan (including, without limitation, and for the avoidance of doubt, the releases contained in ARTICLE IXB.1) or any other Final Order (including the Confirmation Order). In addition, the Debtors and Liquidating Trustee expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

Subject to the immediately preceding paragraph, any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors, should assume that any such obligation, transfer or transaction may be reviewed by the Liquidating Trustee subsequent to the Effective Date and may be the subject of an action after the Effective Date, regardless of whether: (i) such Entity has filed a proof of claim against the Debtors in the Chapter 11 Cases; (ii) the Debtors or Liquidating Trustee have objected to any such Entity's proof of claim; (iii) any such Entity's Claim was included in the Schedules; (iv) the Debtors or Liquidating Trustee have objected to any such Entity's scheduled Claim; or (v) any such Entity's scheduled Claim has been identified by the Debtors or Liquidating Trustee as disputed, contingent or unliquidated.

ARTICLE X

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and the Plan as is legally permissible, including, without limitation, jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

3. resolve any matters related to the assumption, assignment or rejection of any executory contract or unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including those matters related to any amendment to the Plan after the Effective Date pursuant to ARTICLE VIIC adding executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed;

4. ensure that Distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

5. decide or resolve any motions, adversary proceedings (including Avoidance Actions), contested or litigated matters and any other matters and grant or deny any applications involving a Debtor that may be pending on the Effective Date or instituted by the Liquidating Trustee after the Effective Date, provided, however, that the Liquidating Trustee shall reserve the right to commence actions in all appropriate jurisdictions;

6. enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with the Plan, Plan Supplement or the Disclosure Statement;

7. resolve any cases, controversies, suits or disputes that may arise in connection with the Effective Date, interpretation or enforcement of the Plan or any Entity's obligations incurred in connection with the Plan;

8. issue and enforce injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with the Effective Date or enforcement of the Plan, except as otherwise provided in the Plan;

9. enforce ARTICLE IXA, ARTICLE IXB, ARTICLE IXC, and **Error! Reference source not found.**;

10. enforce the Injunction set forth in ARTICLE IXD;

11. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in ARTICLE IX, and enter such orders as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

12. enter and implement such orders as necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

13. resolve any other matters that may arise in connection with or relate to the Settlement, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with the Plan or the Disclosure Statement; and

14. enter an order and/or the decree contemplated in Fed. R. Bankr. P. 3022 concluding the Chapter 11 Cases.

ARTICLE XI

MISCELLANEOUS PROVISIONS

A. *Payment of Statutory Fees*

All fees payable pursuant to Section 1930 of title 28 of the United States Code after the Effective Date, as determined by the Bankruptcy Court at a hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid prior to the closing of the Chapter 11 Cases on the earlier of when due or the Effective Date, or as soon thereafter as practicable by the Midway Liquidating Trust.

B. *Modification of Plan*

Subject to the limitations contained in the Plan: (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy Section 1129(b) of the Bankruptcy Code; and (2) after the entry of the Confirmation Order, the Debtors or the Liquidating Trustee, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

C. *Revocation of Plan*

The Debtors reserve the right to revoke or withdraw the Plan prior to the entry of the Confirmation Order, and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan or if entry of the Confirmation Order or the Effective Date does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any claims by or against, or any Equity Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission of any sort by the Debtors or any other Entity.

D. *Successors and Assigns*

The rights, benefits and obligations of any Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

E. *Governing Law*

Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be

governed by, and construed and enforced in accordance with, the laws of the State of Colorado, without giving effect to the principles of conflict of laws thereof.

F. *Reservation of Rights*

Except as expressly set forth herein, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order and the conditions to effectiveness of the Plan shall have been waived or satisfied. Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by a Debtor or any Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) any Debtor with respect to the holders of Claims or Equity Interests or other parties-in-interest; or (2) any holder of a Claim or other party-in-interest prior to the Effective Date.

G. *Section 1146 Exemption*

Pursuant to Section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

H. *Section 1125(e) Good Faith Compliance*

The Debtors and each of their respective Representatives shall be deemed to have acted in "good faith" under Section 1125(e) of the Bankruptcy Code.

I. *Further Assurances*

The Debtors, Liquidating Trustee, all holders of Claims receiving Distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

J. *Service of Documents*

Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors and/or the Liquidating Trustee, as applicable, shall be sent by first class U.S. mail, postage prepaid as follows:

Midway Gold US Inc.
c/o Squire Patton Boggs (US) LLP
221 E. Fourth Street, Suite 2900
Cincinnati, Ohio 45202
Attn: Stephen Lerner and Elliot Smith

-and-

The Liquidating Trustee
c/o Edward T. Gavin, Managing Director
Stanley W. Mastil, Senior Director
Gavin/Solmonese LLP
919 N. Market Street, Suite 600
Wilmington, DE 19801

K. *Filing of Additional Documents*

On or before the Effective Date, the Debtors may file with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

L. *No Stay of Confirmation Order*

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Fed. R. Bankr. P. 3020(e) and 7062.

M. *Aid and Recognition*

The Debtors or Liquidating Trustee, as the case may be, shall, as needed to effect the terms hereof, request the aid and recognition of any court or judicial, regulatory or administrative body in any province or territory of Canada or any other nation or state.

N. *United States Securities and Exchange Commission*

Nothing in the Plan or Confirmation Order is intended to, or shall be construed as restricting or otherwise limiting the United States Securities and Exchange Commission from performing its statutory duties with respect to any person or entity in any forum, including a non-bankruptcy forum, pursuant to otherwise applicable law. In addition, the limitations set forth in Section IX of the Plan, shall not apply to the United States Securities and Exchange Commission.

* * * * *

Dated: October 18, 2017

Midway Gold US Inc. (for itself and on behalf of the other Debtors)

/s/ Daniel Brosious
By: Daniel Brosious
Its: Chief Restructuring Officer

PLAN EXHIBIT I

(Liquidating Trust Agreement)

LIQUIDATING TRUST AGREEMENT

This Liquidating Trust Agreement (the "Liquidating Trust Agreement") is made this __ day of________________, 2017 by and among Midway Gold US Inc. and its affiliated debtors and debtors in possession (each a "Debtor" and, collectively, the "Debtors"), and [*], as trustee (the "Liquidating Trustee") and executed in connection with the Debtors' *Second Amended Joint Chapter 11 Plan of Liquidation*, dated [*], 2017 (as the same has been or may be amended, the "Plan")[1] filed in the United States Bankruptcy Court for the District of Colorado (the "Bankruptcy Court").

RECITALS

WHEREAS, on June 22, 2015 (the "Petition Date"), each of the Debtors filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") with the Bankruptcy Court (collectively, the "Chapter 11 Cases");

WHEREAS, on July 1, 2015 and July 8, 2015, the Office of the United States Trustee (the "United States Trustee") appointed the official committee of unsecured creditors in the Debtors' chapter 11 cases (Docket Nos. 95, 117) (the "Committee");

WHEREAS, since the Petition Date, the Debtors have successfully consummated (i) a sale of their interest in the Spring Valley project and related assets to Solidus Resources, LLC pursuant to the *Order (A) Approving the Sale of Certain of the Debtors' Assets Free and Clear of Liens, Claims, Interest, and Encumbrances, (B) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (C) Granting Related Relief* (Docket No. 565) and (ii) a sale of substantially all of their remaining assets to GRP Minerals, LLC pursuant to the *Revised Order Under 11 U.S.C. §§ 105, 363, and 365 and Fed. Bankr. P. 2002, 6004, 6006, and 9014 (I) Approving (A) the Sale of Substantially All Assets of the Debtors Pursuant to Asset Purchase Agreement with GRP Minerals, LLC and Related Agreements Free and Clear of Liens, Claims, Encumbrances, and Other Interests and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection with the Sale; and (II) Granting Related Relief* (Docket No. 870) (collectively, "Sales");

WHEREAS, as a result of the Sales, the Debtors no longer have any ongoing business operations;

WHEREAS, on February 24, 2017, the Debtors filed the Plan (Docket No. 1180) and the proposed Disclosure Statement for the Plan (Docket No. 1181), which Disclosure Statement was approved as containing adequate information for purposes of soliciting votes on the Plan in the *Order (A) Approving Amended Disclosure Statement, (B) Approving Procedures for Solicitation of Votes on Second Amended Joint Chapter 11 Plan of Liquidation, and (C) Scheduling Confirmation Hearing and Related Dates and Deadlines* (Docket No. 1191);

WHEREAS, on [*], 2017, the Bankruptcy Court entered an order confirming the Plan (the "Confirmation Order") (Docket No. __);

[1] Capitalized terms used but not otherwise defined herein shall have the meanings given in the Plan.

WHEREAS, the Effective Date of the Plan occurred on [*], 2017;

WHEREAS, the Plan and Confirmation Order contemplate, on the Effective Date, (a) the creation of a Liquidating Trust (the "Liquidating Trust") and the creation of the beneficial interests in the Liquidating Trust solely for the benefit of holders of Claims (collectively, the "Beneficiaries" and, each individually, a "Beneficiary"), and (b) the Liquidating Trust will be vested with the Liquidating Trust Fund as set forth in the Plan, including, without limitation, (i) all Cash on hand as of the Effective Date, after payment of amounts required to be paid on the Effective Date or as soon as practicable thereafter to the Senior Agent under the Plan, (ii) the Remaining Assets, (iii) the Retained Causes of Action, (iv) all rights under (x) the Asset Purchase Agreements and payments owing to the Debtors thereunder, (y) the Sale Orders, and (z) any other order of the Bankruptcy Court, (iv) all proceeds of any of the foregoing received by any person or Entity on or after the Effective Date and (v) all of the Debtors' books and records, in each case solely to the extent such assets are not included among either the Spring Valley Assets sold to Solidus Resources or the GRP Purchased Assets sold to GRP Minerals (collectively, the "Liquidating Trust Assets");

WHEREAS, the Plan contemplates that, pursuant to Treasury Regulation Section 301.7701-4(d), the Liquidating Trust shall be created for the purpose of: (a) administering the Liquidating Trust Assets; (b) resolving all Disputed Claims; (c) pursuing the Retained Causes of Action, and (d) making all Distributions to the Beneficiaries provided for under the Plan, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to and consistent with the liquidating purpose of the Liquidating Trust and the Plan; and

WHEREAS, the Liquidating Trust is intended to qualify as a "grantor trust" for U.S. federal income tax purposes, pursuant to Sections 671-677 of the Internal Revenue Code of 1986, as amended (the "IRC"), with the Beneficiaries to be treated as the grantors of the Liquidating Trust and deemed to be the owners of the Liquidating Trust Assets (subject to the rights of creditors of the Liquidating Trust), and consequently, the transfer of the Liquidating Trust Assets to the Liquidating Trust shall be treated as a deemed transfer of those assets from the Debtors and the Estates to the Beneficiaries followed by a deemed transfer by such Beneficiaries to the Liquidating Trust for federal income tax purposes. The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

NOW, THEREFORE, pursuant to the Plan and the Confirmation Order, in consideration of the promises, the mutual agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereby agree as follows:

ARTICLE I
DECLARATION OF TRUST

Section 1.1 Creation and Purpose of the Liquidating Trust. The Debtors and the Liquidating Trustee hereby create the Liquidating Trust for the primary purpose of liquidating and distributing the Liquidating Trust Assets to the Beneficiaries in accordance with the Plan, the

Confirmation Order, and applicable tax statutes, rules, and regulations, and in an expeditious but orderly manner, with no objective to continue or engage in the conduct of a trade or business. In particular, the Liquidating Trustee shall (a) make continuing efforts to collect and reduce the Liquidating Trust Assets to Cash, and (b) make timely distributions and not unduly prolong the duration of the Liquidating Trust.

Section 1.2 Declaration of Trust. In order to declare the terms and conditions hereof, and in consideration of the confirmation of the Plan, the Debtors and the Liquidating Trustee have executed this Liquidating Trust Agreement and, effective on the Effective Date, all of the right, title, and interests of the Debtors' Estates in and to the Liquidating Trust Assets shall vest in the Liquidating Trust, to have and to hold unto the Liquidating Trust and its successors and assigns forever, under and subject to the terms of the Plan and the Confirmation Order for the benefit of the Beneficiaries and their successors and assigns as provided for in this Liquidating Trust Agreement and in the Plan and Confirmation Order.

Section 1.3 Vesting of Estate Assets. On the Effective Date, pursuant to the terms of the Plan, the Liquidating Trust Assets (not otherwise abandoned pursuant to the terms of the Plan), including all such assets held or controlled by third parties, shall be vested in the Liquidating Trust, which also shall own and be authorized to obtain, liquidate, and collect all of the Liquidating Trust Assets in the possession of third parties and pursue all of the Retained Causes of Action. Subject to the provisions of the Plan, all such Liquidating Trust Assets shall be transferred and delivered to the Liquidating Trust free and clear of interests, Claims, Liens, or other encumbrances of any kind. The Liquidating Trustee shall have no duty to arrange for any of the transfers contemplated hereunder or by the Plan or to ensure their compliance with the terms of the Plan and the Confirmation Order, and shall be conclusively entitled to rely on the legality and validity of such transfers. Moreover, on the Effective Date, all privileges with respect to any Liquidating Trust Assets, including without limitation the attorney/client privilege, work product protection, or other privilege or immunity attaching to any documents or communications, to which the Debtors are entitled shall be automatically vested in, and available for assertion by or waiver by the Liquidating Trustee on behalf of the Liquidating Trust. To the extent any of the foregoing does not automatically occur on the Effective Date or is not effectuated through the Confirmation Order or this Agreement, the Debtors shall, to the extent practicable, execute such other and further documents as are reasonably necessary to effectuate all of the foregoing and shall reasonably cooperate with the Liquidating Trustee in transitioning the administration of the Liquidating Trust Assets and Claims against the Debtors to the Liquidating Trust. To the extent any law or regulation prohibits the transfer of ownership of any of the Liquidating Trust Assets to the Liquidating Trust and such law is not superseded by the Bankruptcy Code, the Liquidating Trust's interest shall be a lien upon and security interest in such Liquidating Trust Assets, in trust for the sole use and purposes set forth in this Liquidating Trust Agreement, which shall be deemed a security agreement granting such interest thereon without need to file financing statements or mortgages.

Section 1.4 Funding of the Trust. The Liquidating Trust shall be funded, on the Effective Date, with the Liquidating Trust Assets, as provided for in the Plan and in the Confirmation Order.

Section 1.5 Acceptance by Liquidating Trustee. The Liquidating Trustee hereby accepts the trust imposed upon it by this Liquidating Trust Agreement and agrees to observe and perform that trust on and subject to the terms and conditions set forth in this Liquidating Trust Agreement, the Plan, and the Confirmation Order. In connection with and in furtherance of the purposes of the Liquidating Trust, the Liquidating Trustee hereby accepts the transfer of the Liquidating Trust Assets.

Section 1.6 Name of the Liquidating Trust. The Liquidating Trust established hereby shall be known as the "Midway Liquidating Trust".

Section 1.7 Capacity of Trust. Notwithstanding any state or federal law to the contrary or anything herein, the Liquidating Trust shall itself have the capacity to act or refrain from acting, on its own behalf, including the capacity to sue and be sued. The Liquidating Trust may alone be the named movant, respondent, party plaintiff or defendant, or the like in all adversary proceedings, contested matters, and other federal proceedings brought by or against it, and may settle and compromise all such matters in its own name.

Section 1.8 Liquidating Trust Committee. Pursuant to the Plan and this Liquidating Trust Agreement, the Liquidating Trust Committee shall be created on the Effective Date. The Liquidating Trust Committee shall be composed of certain general unsecured creditors in the Debtors' chapter 11 cases that are willing to serve as members of the Liquidating Trust Committee consistent with Article IV and all other applicable provisions of the Plan. The Liquidating Trust Committee shall have the duties and powers as provided for in the Plan and in this Liquidating Trust Agreement.

ARTICLE II
THE LIQUIDATING TRUSTEE

Section 2.1 Appointment. The Liquidating Trustee has been selected pursuant to the provisions of the Plan and has been appointed as of the Effective Date. The Liquidating Trustee's appointment shall continue until the earlier of (a) the termination of the Liquidating Trust or (b) the Liquidating Trustee's resignation, death, dissolution, removal, or liquidation.

Section 2.2 General Powers. Except as otherwise provided in this Liquidating Trust Agreement, the Plan, or the Confirmation Order, the Liquidating Trustee may control and exercise authority over the Liquidating Trust Assets, over the acquisition, management, and disposition thereof, and over the management and conduct of the affairs of the Liquidating Trust. Regarding all matters identified in Section 3.3 hereof, the Liquidating Trustee shall follow the direction of the Liquidating Trust Committee; provided, however, that nothing in this Liquidating Trust Agreement shall be deemed to prevent the Liquidating Trustee from taking, or failing to take, any action that, based upon the advice of counsel or other professionals, it determines it is obligated to take (or fail to take) in the performance of any fiduciary or similar duty which the Liquidating Trustee owes to the Beneficiaries or any other person or Entity. No person dealing with the Liquidating Trust shall be obligated to inquire into the Liquidating Trustee's authority in connection with the acquisition, management, or disposition of Liquidating Trust Assets; provided, however, that the members of the Liquidating Trust Committee are entitled to make such inquiries in connection with the exercise of their rights or powers pursuant

Section 3.3 of this Liquidating Trust Agreement. Without limiting the foregoing, and unless specifically limited or restricted by the Plan, the Confirmation Order, or other provisions of this Liquidating Trust Agreement, the Liquidating Trustee shall be expressly authorized to, with respect to the Liquidating Trust and the Liquidating Trust Assets, and may cause the Liquidating Trust to:

(a) Exercise all power and authority that may be or could have been exercised, commence all proceedings that may be or could have been commenced, and take all actions that may be or could have been taken with respect to the Liquidating Trust Assets by any officer, director, shareholder or other party acting in the name of the Debtors or their Estates with like effect as if duly authorized, exercised, and taken by action of such officers, directors, shareholders or other party.

(b) Open and maintain bank accounts on behalf of or in the name of the Liquidating Trust, calculate and make Distributions, and take other actions consistent with the Plan and the implementation thereof, including the establishment, re-evaluation, adjustment, and maintenance of appropriate reserves, in the name of the Liquidating Trust, provided that the Liquidating Trustee need not maintain the Liquidating Trust's reserves in segregated bank accounts and may pool funds in the reserves with each other and other funds of the Liquidating Trust; provided, however, that the Liquidating Trust shall treat all such reserved funds as being held in segregated accounts in its books and records.

(c) Receive, manage, invest, supervise, and protect the Liquidating Trust Assets, subject to the limitations provided herein.

(d) Hold legal title to any and all Liquidating Trust Assets and to any and all rights of the Debtors in or arising out of the Liquidating Trust Assets.

(e) Subject to the applicable provisions of the Plan and this Liquidating Trust Agreement, collect and liquidate all Liquidating Trust Assets pursuant to the Plan.

(f) Review, and where appropriate and in consultation with the Liquidating Trust Committee, object to Claims, and supervise and administer the commencement, prosecution, settlement, compromise, withdrawal or resolution of all Disputed Claims.

(g) Investigate any Retained Causes of Action and any objections to Claims, and cause the Liquidating Trust to seek authority for the examination of any Person pursuant to Federal Rule of Bankruptcy Procedure 2004.

(h) Subject to Article IV of this Liquidating Trust Agreement, commence, prosecute, compromise, settle, withdraw, abandon, or resolve all Retained Causes of Action.

(i) If necessary or appropriate, (1) seek a determination of tax liability or refund under Section 505 of the Bankruptcy Code; (2) file any and all tax and information returns required with respect to the Liquidating Trust and Debtors (to the extent required by the Plan); (3) make tax elections for and on behalf of the Liquidating Trust and Debtors (to the extent required by the Plan); (4) pay taxes, if any, payable for and on behalf of the Liquidating

Trust and Debtors (to the extent required by the Plan); and (5) file and prosecute claims for tax refunds to which the Debtors or the Liquidating Trust may be entitled.

(j) Pay all lawful expenses, debts, charges, taxes and liabilities of the Liquidating Trust and make all payments relating to the Liquidating Trust Assets.

(k) Make Distributions to the Beneficiaries, and to creditors of the Liquidating Trust as provided for, or contemplated by, the Plan, the Confirmation Order, and this Liquidating Trust Agreement.

(l) Withhold from the amount distributable to any person or Entity such amount as may be sufficient to pay any tax or other charge which the Liquidating Trustee has determined, based upon the advice of its agents and/or professionals, may be required to be withheld therefrom under the income tax laws of the United States or of any state or political subdivision thereof.

(m) Enter into any agreement or execute any document or instrument required by or consistent with the Plan, the Confirmation Order or this Liquidating Trust Agreement and perform all obligations thereunder.

(n) If any of the Liquidating Trust Assets are situated in any state or other jurisdiction in which the Liquidating Trustee is not qualified to act as trustee, subject to the approval of the Liquidating Trust Committee, nominate and appoint a person duly qualified to act as trustee in such state or jurisdiction and require from each such trustee such security as may be designated by the Liquidating Trustee in its discretion; confer upon such trustee all the rights, powers, privileges, and duties of the Liquidating Trustee hereunder, subject to the conditions and limitations of this Liquidating Trust Agreement, except as modified or limited by the Liquidating Trustee and except where the conditions and limitations may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary); require such trustee to be answerable to the Liquidating Trustee for all monies, assets and other property that may be received in connection with the administration of all property; and, subject to the approval of the Liquidating Trust Committee, remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Liquidating Trustee of a written instrument declaring such trustee removed from office, and specifying the effective date and time of removal.

(o) Subject to Section 5.6 of this Liquidating Trust Agreement, purchase and carry all insurance policies and pay all insurance premiums and costs it deems reasonably necessary or advisable.

(p) Implement, enforce, or discharge all of the terms, conditions, and all other provisions of, and all duties and obligations under, the Plan, the Confirmation Order, and this Liquidating Trust Agreement.

(q) Employ and compensate professionals and other agents without further order of the Bankruptcy Court; provided that, for the avoidance of doubt, nothing in this Liquidating Trust Agreement shall limit the Liquidating Trustee from engaging counsel or other

professionals, including the Liquidating Trustee itself or the Liquidating Trustee's firm and their affiliates, to do work for the Liquidating Trust.

(r) Undertake all administrative functions remaining in the Chapter 11 Cases, including the ultimate closing of the Chapter 11 Cases.

(s) Undertake all administrative functions of the Liquidating Trust, including overseeing the winding down and termination of the Liquidating Trust.

(t) Invest in demand and time deposits in banks or savings institutions, or temporary investments such as short term certificates of deposit or Treasury bills or other investments that a "liquidating trust" within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations or any modification in the Internal Revenue Services ("IRS") guidelines, whether set forth in IRS rulings, revenue procedures, other IRS pronouncements or otherwise.

(u) Hire former employees of the Debtors to the extent their services are needed to assist in the wind down of the estates.

(v) Abandon or donate to a not-for-profit corporation, under applicable federal and state laws, any Liquidating Trust Assets that the Liquidating Trustee, in consultation with the Liquidating Trust Committee, determines to be too impractical to distribute to Beneficiaries or of inconsequential value to the Liquidating Trust and Beneficiaries.

(w) Cause the Liquidating Trust to send annually to Beneficiaries, in accordance with the tax laws, a separate statement stating a Beneficiary's interest in the Liquidating Trust and its share of the Liquidating Trust's income, gain, loss, deduction or credit, and to instruct all such Beneficiaries to report such items on their federal tax returns.

(x) Request and obtain extensions of the Claims Objection Bar Date.

(y) Take all other actions consistent with the provisions of the Plan, the Confirmation Order and this Liquidating Trust Agreement that the Liquidating Trustee deems reasonably necessary or desirable to administer the Liquidating Trust.

Section 2.3 Safekeeping and Investment of Trust Assets. All monies and other assets received by the Liquidating Trustee shall, until distributed or paid over as provided herein and in the Plan, be held in trust for the benefit of the Beneficiaries, but need not be segregated in separate accounts from other Liquidating Trust Assets, unless and to the extent required by law or the Plan. The Liquidating Trustee shall not be under any obligation to invest Liquidating Trust Assets. Neither the Liquidating Trust nor the Liquidating Trustee shall have any liability for interest or producing income on any monies received by them and held for Distribution or payment to the Beneficiaries, except as such interest shall actually be received by the Liquidating Trust or Liquidating Trustee, which shall be distributed as provided in the Plan. Except as otherwise provided by the Plan, the powers of the Liquidating Trustee to invest any monies held by the Liquidating Trust, other than those powers reasonably necessary to maintain the value of the Liquidating Trust Assets and to further the Liquidating Trust's liquidating purpose, shall be limited to powers to invest in demand and time deposits, such as short-term certificates of

deposit, in banks or other savings institutions, or other temporary liquid investments, such as treasury bills; provided, however, that the scope of permissible investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulation section 3.01.7701-4(d), may be permitted to hold pursuant to the Treasury Regulations, or any modification of the IRS guidelines, whether set forth in IRS rulings, IRS pronouncements or otherwise. For the avoidance of doubt, the provisions of Title 12, Section 3302 of the Delaware Code shall not apply to this Agreement. Notwithstanding the foregoing, the Liquidating Trustee shall not be prohibited from engaging in any trade or business on its own account, provided that such activity does not interfere or conflict with the Liquidating Trustee's administration of the Liquidating Trust.

Section 2.4 Compensation of Liquidating Trustee and its Agents and Professionals.

(a) The Liquidating Trustee shall be entitled to receive reasonable compensation for the performance of its duties after the Effective Date as set forth on **[Exhibit A]**. Any successor to the Liquidating Trustee shall also be entitled to reasonable compensation in connection with the performance of its duties, which compensation may be different from the terms provided herein and shall be approved by the Liquidating Trust Committee, plus the reimbursement of reasonable out-of-pocket expenses.

(b) The Liquidating Trustee (only with respect to its fees and expenses incurred prior to the Effective Date and the reimbursement of its reasonable out-of-pocket expenses incurred after the Effective Date) and each of its or the Liquidating Trust's agents and professionals (unless any such agents or professionals, the Liquidating Trustee, and the Liquidating Trust Committee agree to different treatment) seeking compensation or reimbursement shall serve a statement on the Liquidating Trustee. The Liquidating Trustee will have ten (10) days from the date such statement is received to review the statement and object to such statement by serving an objection on the Liquidating Trustee, the Liquidating Trust Committee, and the party seeking compensation setting forth the precise nature of the objection and the amount at issue. At the expiration of the ten (10) day period, and without further order of the Bankruptcy Court (except as provided herein), the Liquidating Trustee shall pay from the Liquidating Trust Assets, or the proceeds or income thereof, 100% of the amounts requested, except for the portion of such fees and expenses to which any objection has been made. The parties shall attempt to consensually resolve objections, if any, to any statement. If the parties are unable to reach a consensual resolution of any such objection, the party who received an objection to its fees and expenses may seek payment of such fees and expenses by filing a motion with and obtaining an order from the Bankruptcy Court and providing notice to the Liquidating Trustee and the Liquidating Trust Committee. If any agent or professional fails to submit a statement, it shall be ineligible to receive payment of fees and expenses therefore as provided in this Liquidating Trust Agreement until the statement is submitted.

Section 2.5 Abandonment; Donation. If, in the Liquidating Trustee's reasonable judgment, any Liquidating Trust Assets cannot be sold or distributed in a commercially reasonable manner or the Liquidating Trustee believes in good faith that such property has inconsequential value to the Liquidating Trust or its Beneficiaries or is insufficient to render a further distribution practicable, the Liquidating Trustee shall have the right to cause the Liquidating Trust to abandon or otherwise dispose of such property, including by donation of

such remaining funds to a charitable institution qualified as a not-for-profit corporation, under applicable federal and state laws.

Section 2.6 Responsibility for Administration of Claims. As of the Effective Date, the Liquidating Trust shall become responsible for administering and paying Distributions to Beneficiaries of the Liquidating Trust in accordance with the Plan. The Liquidating Trust shall have the exclusive right to object to the allowance of any Claim on any ground and shall be entitled to assert all defenses of the Debtors and their Estates. The Liquidating Trust shall also be entitled to assert all of the Estate's rights under, without limitation, section 558 of the Bankruptcy Code. The Liquidating Trust may also seek estimation of any Disputed Claim under and subject to section 502(c) of the Bankruptcy Code.

Section 2.7 No Implied Obligations. No implied covenants or obligations shall be read into this Liquidating Trust Agreement against the Liquidating Trustee.

Section 2.8 Allowed Administrative Claims Reserve. The Liquidating Trustee may establish, from time to time fund, and administer a reserve (the "Allowed Administrative Claims Reserve"), that shall consist of Cash in an amount reasonably believed by the Liquidating Trustee to be necessary to satisfy the Allowed Claims payable out of the Liquidating Trust Assets to holders of Allowed Professional Compensation Claims, Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims. The Liquidating Trustee shall be authorized to make distributions from the Allowed Administrative Claims Reserve in satisfaction of such Allowed Claims in accordance with this Liquidating Trust Agreement, the Plan, and the Confirmation Order.

Section 2.9 Liquidating Trust Reserve. The Liquidating Trustee may establish, from time to time fund, and administer the Liquidating Trust Reserve (defined below).

Section 2.10 Replacement of the Liquidating Trustee. The Liquidating Trustee may resign at any time upon thirty (30) days' written notice filed with the Bankruptcy Court and served upon the Liquidating Trust Committee, provided that such resignation shall only become effective upon the appointment of a permanent or interim successor Liquidating Trustee. A majority of the Liquidating Trust Committee may remove the Liquidating Trustee with or without cause. The Liquidating Trustee may also be removed by the Bankruptcy Court upon motion and after notice and a hearing, which motion may be brought by any party in interest (including any members of the Liquidating Trust Committee). In the event of the resignation or removal of the Liquidating Trustee, the Liquidating Trust Committee may, by majority vote, designate a person to serve as permanent or interim successor Liquidating Trustee. If the Liquidating Trust Committee shall fail to appoint a successor within thirty (30) days of delivery of the Liquidating Trustee's written notice of resignation to the Bankruptcy Court and the Liquidating Trust Committee, a successor Liquidating Trustee shall be appointed by the Bankruptcy Court based upon submissions from interested parties (including the Liquidating Trustee, the Liquidating Trust Committee or any Beneficiary). Upon its appointment, the successor Liquidating Trustee, without any further act, shall become fully vested with all of the rights, powers, duties, and obligations of its predecessor, except as provided in Section 2.4(a) above, and all responsibilities of the predecessor Liquidating Trustee relating to the Liquidating Trust shall be terminated. In the event the Liquidating Trustee's appointment terminates by

reason of death, dissolution, liquidation, resignation, or removal, such Liquidating Trustee shall be immediately compensated for all reasonable fees and expenses accrued through the effective date of termination, whether or not previously invoiced. The provisions of Article V of this Liquidating Trust Agreement shall survive the resignation or removal of any Liquidating Trustee.

Section 2.11 Liquidating Trust Continuance. The death, dissolution, liquidation, resignation, or removal of the Liquidating Trustee shall not terminate the Liquidating Trust or revoke any existing agency created by the Liquidating Trustee pursuant to this Liquidating Trust Agreement or invalidate any action theretofore taken by the Liquidating Trustee, and the provisions of this Liquidating Trust Agreement shall be binding upon and inure to the benefit of the successor Liquidating Trustee and all its successors or assigns.

ARTICLE III
LIQUIDATING TRUST COMMITTEE

Section 3.1 Liquidating Trust Committee. As of the Effective Date, the Liquidating Trust Committee shall be composed of at least three (3) general unsecured creditors of the Debtors, with the following initial members selected pursuant to the provisions of the Plan (each, a "member", and, collectively, the "members"): [*], [*], and [*]. Except as otherwise expressly provided herein, a majority vote of the members shall constitute an act or decision of the Liquidating Trust Committee.

Section 3.2 Reports to Liquidating Trust Committee. Notwithstanding any other provision of this Liquidating Trust Agreement, the Liquidating Trustee shall report to the Liquidating Trust Committee on a regular basis, not less than four (4) times per year. The Liquidating Trust Committee shall keep all such information strictly confidential, except to the extent the Liquidating Trust Committee deems it reasonably necessary to disclose such information to the Bankruptcy Court (in which case, a good faith effort shall be made to file such information under seal).

Section 3.3 Actions Requiring Approval of the Liquidating Trust Committee. The Liquidating Trustee shall obtain the approval of the Liquidating Trust Committee (by at least a majority vote, which may be obtained by negative notice) prior to taking any action regarding any of the following matters:

(a) Subject to Section 4.2 of this Agreement, the commencement, prosecution, settlement, compromise, withdrawal or other resolution of any Retained Cause of Action by the Liquidating Trust where the amount sought to be recovered in the complaint or other document initiating such Retained Cause of Action exceeds $100,000;

(b) The sale, transfer, assignment, or other disposition of any non-Cash Liquidating Trust Assets having a valuation in excess of $50,000;

(c) The abandonment of any non-Cash Liquidating Trust Assets having a valuation of at least $50,000;

(d) The settlement, compromise, or other resolution of any Disputed Claims, wherein the allowed amount of the asserted Claim exceeds $100,000;

(e) The borrowing of any funds by the Liquidating Trust or pledge of any portion of the Liquidating Trust Assets;

(f) Any matter which could reasonably be expected to have a material adverse effect on the amount of distributions to be made by the Liquidating Trust;

(g) The exercise of any right or action set forth in this Liquidating Trust Agreement that expressly requires approval of the Liquidating Trust Committee, unless the applicable provision expressly requires unanimous approval of the Liquidating Trust Committee for the exercise of any such right or action, or as required under Section 2.10 of this Agreement; or

(h) All investments authorized to be made by the Liquidating Trustee under this Liquidating Trust Agreement.

Section 3.4 Investments and Bond. The Liquidating Trust Committee (by at least a majority vote) may authorize the Liquidating Trust to invest the Liquidating Trust Assets in prudent investments other than those described in Section 345 of the Bankruptcy Code, subject to Section 2.3 above. Notwithstanding any state or other applicable law to the contrary, the Liquidating Trustee (including any successor Trustee) shall be exempt from giving any bond or other security in any jurisdiction, provided, however, that the Liquidating Trust Committee may, at its discretion, require a fidelity bond from the Liquidating Trustee in such reasonable amount as may be agreed to by majority vote of the Liquidating Trust Committee, but any costs associated with any such fidelity bond shall be payable exclusively from the Liquidating Trust Assets.

Section 3.5 Liquidating Trustee's Conflict of Interest. The Liquidating Trustee shall disclose to the Liquidating Trust Committee any conflicts of interest that the Liquidating Trustee has with respect to any matter arising during administration of the Liquidating Trust. In the event that the Liquidating Trustee cannot take any action, including without limitation the prosecution of any Rights of Action or the Objection to any Claim, by reason of an actual or potential conflict of interest, the Liquidating Trust Committee acting by majority shall be authorized to take any such action(s) in the Liquidating Trustee's place and stead, including without limitation the retention of professionals (which may include professionals retained by the Liquidating Trustee) for the purpose of taking such actions.

Section 3.6 Reimbursement of Liquidating Trust Committee Expenses. Each member of the Liquidating Trust Committee shall be entitled to reimbursement of reasonable out-of-pocket expenses, which expenses shall be subject to the Liquidating Trustee's review.

ARTICLE IV
PROSECUTION AND RESOLUTION OF CAUSES OF ACTION

Section 4.1 The Liquidating Trust's Exclusive Authority to Pursue, Settle, or Abandon Causes of Action. Subject to Section 3.3 of this Liquidating Trust Agreement, and pursuant to

Article IV.E of the Plan, the Liquidating Trust shall have the exclusive right, power, and interest to pursue, settle, or abandon all Retained Causes of Action as the sole representative of the Estates pursuant to Section 1123(b)(3) of the Bankruptcy Code.

Section 4.2 Settlement of Causes of Action. Notwithstanding Section 3.3 of this Liquidating Trust Agreement, and pursuant to Article IV.E of the Plan, settlement by the Liquidating Trust of any Retained Cause of Action shall require: (i) approval only of the Liquidating Trustee, if the amount sought to be recovered in the complaint or other document initiating such Retained Cause of Action does not exceed $100,000; and (ii) approval of the Liquidating Trustee and the Liquidating Trust Committee, if the amount sought to be recovered in the complaint or other document initiating such Retained Cause of Action is $100,001 or more. Nothing herein shall preclude the Liquidating Trustee from seeking Bankruptcy Court approval of any settlement or compromise of any Retained Causes of Action or Disputed Claim, nor shall any provision hereof be construed as limiting the jurisdiction of the Bankruptcy Court to hear and determine any such request for relief.

ARTICLE V
LIABILITY OF LIQUIDATING TRUSTEE AND THE LIQUIDATING TRUST COMMITTEE

Section 5.1 Standard of Care; Exculpation. Neither the Liquidating Trustee, the members of the Liquidating Trust Committee, nor any director, officer, member, affiliate, employee, employer, professional, successor, assign, agent, or representative of the Liquidating Trustee or any member of the Liquidating Trust Committee (each, an "Exculpated Party" and collectively, the "Exculpated Parties") shall be liable for any losses, claims, damages, liabilities, obligations, settlements, proceedings, suits, judgments, causes of action, litigation, actions, or investigations (whether civil or administrative and whether sounding in tort, contract or otherwise), penalties, costs, and expenses, including reasonable fees and disbursements (collectively referred to herein as "Losses"), whether or not in connection with litigation in which any Exculpated Party is a party, or enforcing this Liquidating Trust Agreement (including these exculpation provisions), as and when imposed on an Exculpated Party, incurred, caused by, relating to, based upon or arising out of (directly or indirectly) the Liquidating Trustee's or Liquidating Trust Committee's execution, delivery, and acceptance of or the performance or nonperformance of its powers, duties and obligations under this Liquidating Trust Agreement, the Plan, or the Confirmation Order or as may arise by reason of any action, omission or error of an Exculpated Party; provided, however, that the foregoing limitation shall not apply to any Losses found in a final judgment by a court of competent jurisdiction (not subject to further appeal or review) to have resulted primarily and directly from the fraud, gross negligence or willful misconduct of such Exculpated Party. Every act taken or omitted, power exercised or obligation assumed by the Liquidating Trust or any Exculpated Party pursuant to the provisions of this Liquidating Trust Agreement shall be held to be taken or omitted, exercised, or assumed, as the case may be, by the Liquidating Trust or any Exculpated Party acting for and on behalf of the Liquidating Trust and not otherwise; provided, however, that none of the foregoing Entities or persons are deemed to be responsible for any other such Entities' or persons' actions or inactions. Except as provided in the first proviso of the first sentence of this Section 5.1, every person, firm, corporation, or other Entity contracting or otherwise dealing with or having any relationship with the Liquidating Trust or any Exculpated Party shall have recourse only to the

Liquidating Trust Assets for payment of any liabilities or other obligations arising in connection with such contracts, dealings or relationships, and the Liquidating Trust and the Exculpated Parties shall not be individually liable therefore. In no event shall an Exculpated Party be liable for indirect, punitive, special, incidental, or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Exculpated Party had been informed of the likelihood of such loss or damages and regardless of the form of action. Except as provided in the first proviso of the first sentence of this Section 5.1, any liability of the Liquidating Trustee under this Liquidating Trust Agreement will be limited to the amount of annual fees paid to the Liquidating Trustee. Without limiting the foregoing, the members of the Liquidating Trust Committee and the Liquidating Trustee shall be entitled to the benefits of the limitation of liability and exculpation provisions set forth in the Plan and Confirmation Order.

Section 5.2 Indemnification.

(a) The Liquidating Trustee, the members of the Liquidating Trust Committee, and any director, officer, member, affiliate, employee, employer, professional, successor, assign, agent, or representative of the Liquidating Trustee or the members of the Liquidating Trust Committee (each, an "Indemnified Party" and collectively, the "Indemnified Parties") shall be defended, held harmless, and indemnified from time to time by the Liquidating Trust against any and all Losses, including, without limitation, the costs for counsel or others in investigating, preparing, defending, or settling any action or claim, whether or not in connection with litigation in which any Indemnified Party is a party, or enforcing this Liquidating Trust Agreement (including these indemnity provisions), as and when imposed on the Indemnified Party, incurred, caused by, relating to, based upon or arising out of (directly or indirectly) the Liquidating Trustee's or Liquidating Trust Committee's execution, delivery, and acceptance of or the performance or nonperformance of its powers, duties, and obligations under this Liquidating Trust Agreement, the Plan, or the Confirmation Order or as may arise by reason of any action, omission, or error of an Indemnified Party; provided, however, such indemnity shall not apply to any such Losses to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal or review) to have resulted primarily and directly from the fraud, gross negligence, or willful misconduct of such Indemnified Party. Satisfaction of any obligation of the Liquidating Trust arising pursuant to the terms of this Section shall be payable only from the Liquidating Trust Assets, shall be advanced prior to the conclusion of such matter and such right to payment shall be prior and superior to any other rights of Beneficiaries to receive a distribution of the Liquidating Trust Assets.

(b) The Liquidating Trust shall promptly pay to the Indemnified Party the expenses set forth in subparagraph (a) above upon submission of invoices therefore on a current basis. Each Indemnified Party hereby undertakes, and the Liquidating Trust hereby accepts its undertaking, to repay any and all such amounts so paid by the Liquidating Trust if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified therefore under this Liquidating Trust Agreement.

Section 5.3 No Liability for Acts of Successor/Predecessor Liquidating Trustees. Upon the appointment of a successor Liquidating Trustee and the delivery of the Liquidating Trust Assets to the successor Liquidating Trustee, the predecessor Liquidating Trustee and any director, officer, affiliate, employee, employer, professional, agent, or representative of the

predecessor Liquidating Trustee shall have no further liability or responsibility with respect thereto. A successor Liquidating Trustee shall have no duty to examine or inquire into the acts or omissions of its immediate or remote predecessor and no successor Liquidating Trustee shall be in any way liable for the acts or omissions of any predecessor Liquidating Trustee unless a successor Liquidating Trustee expressly assumes such responsibility. A predecessor Liquidating Trustee shall have no liability for the acts or omissions of any immediate or subsequent successor Liquidating Trustee for any events or occurrences subsequent to the cessation of its role as Liquidating Trustee.

Section 5.4 Reliance by Liquidating Trustee and the Liquidating Trust Committee on Documents or Advice of Counsel or Other Professionals. Except as otherwise provided in this Liquidating Trust Agreement, the Liquidating Trustee, the members of the Liquidating Trust Committee, any director, officer, member, affiliate, employee, employer, professional, agent, or representative of the Liquidating Trustee or the members of the Liquidating Trust Committee may rely, and shall be protected from liability for acting or failing to act, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document reasonably believed by the Liquidating Trustee and/or members of the Liquidating Trust Committee to be genuine and to have been presented by an authorized party. Neither the Liquidating Trustee nor the Liquidating Trust Committee shall be liable for any action taken or omitted or suffered by the Liquidating Trustee or the Liquidating Trust Committee, as applicable, in reasonable reliance upon the advice of counsel or other professionals engaged by the Liquidating Trustee or the Liquidating Trust Committee, as applicable, in accordance with this Liquidating Trust Agreement. The Liquidating Trustee and the members of the Liquidating Trust Committee, as applicable, shall be fully indemnified by the Liquidating Trust for or in respect of any action taken, suffered or omitted by it and in accordance with such advice or opinion.

Section 5.5 Conflicts of Interest. Conflicts of interest of the Liquidating Trustee will be addressed by the Liquidating Trust Committee as set forth above in Article III. If no Liquidating Trust Committee is serving, the Liquidating Trustee will appoint a disinterested person to handle any matter where the Liquidating Trustee has identified a conflict of interest or the Bankruptcy Court, on motion of a party in interest, determines one exists. In the event the Liquidating Trustee is unwilling or unable to appoint a disinterested person to handle any such matter, the Bankruptcy Court, on notice and hearing, may do so.

Section 5.6 Insurance. The Liquidating Trustee, upon the approval of the Liquidating Trust Committee, may purchase, using the Liquidating Trust Assets, and carry all insurance policies and pay all insurance premiums and costs the Liquidating Trust Committee and the Liquidating Trustee deem reasonably necessary or advisable, including, without limitation, purchasing any errors and omissions insurance with regard to any Losses it may incur, arising out of or due to its actions or omissions, or consequences of such actions or omissions, other than as a result of fraud or willful misconduct, with respect to the implementation and administration of the Plan or this Liquidating Trust Agreement.

Section 5.7 No Liability for Good Faith Error of Judgment. The Liquidating Trustee and Liquidating Trust Committee members shall not be liable for any error of judgment made in good faith, unless it shall be finally determined by a final judgment of a court of competent

jurisdiction (not subject to further appeal or review) that the Liquidating Trustee or Liquidating Trust Committee member was grossly negligent in ascertaining the pertinent facts.

Section 5.8 Survival. The provisions of this Article V shall survive the termination of this Liquidating Trust Agreement and the death, resignation, removal, liquidation, dissolution, or replacement of the Liquidating Trustee or the dissolution of the Liquidating Trust Committee.

ARTICLE VI
GENERAL PROVISIONS CONCERNING ADMINISTRATION OF THE LIQUIDATING TRUST

Section 6.1 Liquidating Trust Reserve. The Liquidating Trustee may, at its discretion, establish the Liquidating Trust Reserve as set forth in Section 9.2 of this Liquidating Trust Agreement.

Section 6.2 Register of Beneficiaries. The Liquidating Trustee shall maintain at all times a register of the names, distribution addresses, amounts of Allowed Claims, and the ratable interests in the Liquidating Trust of the Beneficiaries (the "Register"). The initial Register shall be delivered to the Liquidating Trustee by the Debtors and shall be based on the list of holders of Claims maintained by Epiq Bankruptcy Solutions, LLC ("Epiq") as of the Effective Date and prepared in accordance with the provisions of the Plan and the Confirmation Order. The Liquidating Trustee may retain Epiq (or another claims agent) to update and maintain such list throughout the administration of the Liquidating Trust Assets and the Claims required to be administered by the Liquidating Trustee, and such list may serve as the Register. All references in this Liquidating Trust Agreement to holders of beneficial interests in the Liquidating Trust shall be read to mean holders of record as set forth in the Register maintained by the Liquidating Trustee and shall exclude any beneficial owner not recorded on such Register. The Liquidating Trustee shall cause the Register to be kept at its office or at such other place or places as may be designated by the Liquidating Trustee from time to time.

Section 6.3 Books and Records.

(a) On the Effective Date, the Debtors shall transfer and assign to the Liquidating Trust full title to, and the Liquidating Trust shall be authorized to take possession of, all of the books and records of the Debtors. The Liquidating Trust shall have the responsibility of physically taking possession of (with the Debtors' reasonable cooperation), storing and maintaining books and records transferred hereunder until the Chapter 11 Cases are closed, after which time such books and records may, to the extent not prohibited by applicable law, be abandoned or destroyed without further Bankruptcy Court order. For the purpose of this Section 6.3, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of the Debtors maintained by or in possession of third parties and all of the claims and rights of the Debtors in and to their books and records, wherever located.

(b) The Liquidating Trustee also shall maintain in respect of the Liquidating Trust and the Beneficiaries books and records relating to the Liquidating Trust Assets and any

income or proceeds realized therefrom and the payment of expenses of and claims against or assumed by the Liquidating Trust in such detail and for such period of time as may be necessary to enable it to make full and proper reports in respect thereof. Except as expressly provided in this Liquidating Trust Agreement, the Plan, or the Confirmation Order, or as may be required by applicable law (including securities law), nothing in this Liquidating Trust Agreement is intended to require the Liquidating Trust to file any accounting or seek approval of any court with respect to the administration of the Liquidating Trust, or as a condition for making any payment or distribution out of the Liquidating Trust Assets. The Liquidating Trust Committee shall have the right to inspect the books and records of the Liquidating Trust at any time upon reasonable notice to the Liquidating Trustee. Beneficiaries shall have the right upon thirty (30) days' prior written notice delivered to the Liquidating Trustee to inspect the Liquidating Trust's books and records, including the Register, provided such Beneficiary shall have (i) entered into a confidentiality agreement in form and substance reasonably satisfactory to the Liquidating Trustee and (ii) agreed to pay all costs related to such inspection. Satisfaction of the foregoing condition notwithstanding, if (a) the Liquidating Trustee and the Liquidating Trust Committee determine in good faith that the inspection of the Liquidating Trust's books and records, including the Register, by any Beneficiary would be detrimental to the Liquidating Trust or (b) such Beneficiary is a defendant (or potential defendant) in a pending (or potential) action brought by the Liquidating Trust, the Liquidating Trust may deny such request for inspection. The Bankruptcy Court shall resolve any dispute between any Beneficiary and the Liquidating Trustee under this Section 6.3.

(c) The books and records maintained by the Liquidating Trustee may be disposed of by the Liquidating Trustee at the later of (i) such time as the Liquidating Trustee determines that the continued possession or maintenance of such books and records is no longer necessary for the benefit of the Liquidating Trust or its Beneficiaries or (ii) upon the termination and completion of the winding down of the Liquidating Trust.

Section 6.4 Filing of Interim Reports. The Liquidating Trust shall, consistent with Article IV.E of the Plan, file with the Bankruptcy Court semi-annual reports regarding the liquidation or other administration of the Liquidating Trust Assets. Such reports may, in the discretion of the Liquidating Trustee, be subsumed by, or combined with, any quarterly post-confirmation reports required by the Office of the United States Trustee.

Section 6.5 Final Accounting of Liquidating Trustee. The Liquidating Trustee (or any such successor Liquidating Trustee) shall within thirty (30) days after the termination of the Liquidating Trust or the death, dissolution, liquidation, resignation, or removal of the Liquidating Trustee, render an accounting containing the following information:

(a) A description of the Liquidating Trust Assets.

(b) A summarized accounting in sufficient detail of all gains, losses, receipts, disbursements and other transactions in connection with the Liquidating Trust and the Liquidating Trust Assets during the Liquidating Trustee's term of service, including their source and nature.

(c) Separate entries for all receipts of principal and income.

(d) The ending balance of all Liquidating Trust Assets as of the date of the accounting, including the Cash balance on hand and the name(s) and location(s) of the depository or depositories where the Cash is kept.

(e) All known liabilities of the Liquidating Trust.

(f) All pending actions.

Section 6.6 Filing of Accounting. The final accounting described in Section 6.5 shall be filed with the Bankruptcy Court.

ARTICLE VII
BENEFICIAL INTERESTS AND BENEFICIARIES

Section 7.1 Trust Beneficial Interests. Each holder of an Allowed Claim, shall be entitled to receive beneficial interests in accordance with the treatment of such Claim under the Plan, and shall be entitled to distributions as set forth in the Plan.

Section 7.2 Interest Beneficial Only. Ownership of a beneficial interest in the Liquidating Trust shall not entitle any Beneficiary to any title in or to the Liquidating Trust Assets or to any right to call for a partition or division of the Liquidating Trust Assets or to require an accounting.

Section 7.3 Evidence of Beneficial Interest. Ownership of a beneficial interest in the Liquidating Trust shall not be evidenced by any certificate, security, or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Liquidating Trust by the Liquidating Trustee, which may be the Register.

Section 7.4 Exemption from Registration. The parties hereto intend that the rights of the holders of the beneficial interests arising under this Liquidating Trust Agreement shall not be "securities" under applicable laws, but none of the parties hereto represents or warrants that such rights shall not be securities or shall be entitled to exemption from registration under applicable securities laws. If such rights constitute securities, the parties hereto intend for the exemption from registration provided by Section 1145 of the Bankruptcy Code and by other applicable law to apply to their issuance under the Plan.

Section 7.5 Transfers of Beneficial Interests. Beneficial interests in the Liquidating Trust shall be nontransferable except upon death of the interest holder or by operation of law. The Liquidating Trust shall not have any obligation to recognize any transfer of Claims occurring after the Record Date. Only those holders of Claims of record stated on the transfer ledgers as of the close of business on the Record Date, to the extent applicable, shall be entitled to be recognized for all purposes hereunder.

Section 7.6 Absolute Owners. The Liquidating Trustee may deem and treat the Beneficiary reflected as the owner of a beneficial interest on the Register as the absolute owner thereof for the purposes of receiving distributions and payments on account thereof for federal and state income tax purposes and for all other purposes whatsoever.

Section 7.7 Change of Address. A Beneficiary may, after the Effective Date, select an alternative distribution address by filing a notice with the Bankruptcy Court (copy served on the Liquidating Trustee) identifying such alternative distribution address. Absent such notice, the Liquidating Trustee shall not recognize any such change of distribution address. Such notification shall be effective only upon receipt by the Liquidating Trustee.

Section 7.8 Effect of Death, Dissolution, Incapacity, or Bankruptcy of Beneficiary. The death, dissolution, incapacity, or bankruptcy of a Beneficiary during the term of the Liquidating Trust shall not operate to terminate the Liquidating Trust during the term of the Liquidating Trust nor shall it entitle the representative or creditors of the deceased, incapacitated or bankrupt Beneficiary to an accounting or to take any action in any court or elsewhere for the distribution of the Liquidating Trust Assets or for a partition thereof nor shall it otherwise affect the rights and obligations of the Beneficiary under this Liquidating Trust Agreement or in the Liquidating Trust.

Section 7.9 Standing. Except as expressly provided in this Liquidating Trust Agreement, the Plan or the Confirmation Order, a Beneficiary does not have standing to direct the Liquidating Trustee to do or not to do any act or to institute any action or proceeding at law or in equity against any party upon or with respect to the Liquidating Trust Assets.

ARTICLE VIII
PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS

Section 8.1 Incorporation of Plan Provisions. As of the Effective Date, the Liquidating Trust shall assume responsibility for all Claims matters established by the Plan. In accordance with the Plan, the Liquidating Trust shall establish appropriate Disputed Reserves pending resolution, as set forth in the Plan, of all contested matters and adversary proceedings concerning Disputed Claims.

Section 8.2 Disputed Reserves.

(a) Establishment of Disputed Reserves. The Liquidating Trustee shall establish each of the disputed reserves required by Article V.B. of the Plan (the "Disputed Reserves"), including, the Disputed Interim Distribution Reserves, the Lien Priority Dispute Reserve, and the Other Pan Secured Claims Reserve, and shall administer each of the reserves in accordance with the terms set forth in Article V of the Plan and as otherwise provided herein.

(b) The Liquidating Trustee shall make Distributions from each of the reserves only to the extent provided for by the Plan.

(c) Termination of Disputed Reserves. Each Disputed Reserve shall be closed and extinguished by the Liquidating Trustee when all Distributions and other dispositions of Cash or other property required to be made therefrom under the Plan and this Liquidating Trust Agreement have been made as determined by the Liquidating Trustee. Upon closure of a Disputed Reserve, all Cash and other property held in that Disputed Reserve shall revest in the Liquidating Trust as a part of the general Liquidating Trust Assets.

(d) Limitation of Liability for Funding the Disputed Reserves. The Liquidating Trustee shall have no duty to fund any Disputed Reserve.

(e) Transmittal of Distributions and Notices. Any property or notice which a person is or becomes entitled to receive pursuant to the Plan and this Liquidating Trust Agreement may be delivered by regular mail, postage prepaid, in an envelope addressed to that person's address listed in the Register. Property distributed in accordance with this subsection shall be deemed delivered to such person regardless of whether such property is actually received by that person. Notice given in accordance with this subsection shall be effective only upon receipt.

ARTICLE IX
DISTRIBUTIONS

Section 9.1 Distributions to Beneficiaries from Liquidating Trust Assets. All payments to be made by the Liquidating Trust to any Beneficiary shall be made only in accordance with the Plan, the Confirmation Order and this Liquidating Trust Agreement and from the Liquidating Trust Assets (or from the income and proceeds realized from the Liquidating Trust Assets) net of the Liquidating Trust Reserve (defined below), Allowed Administrative Claims Reserve, Disputed Reserves, and other reserves established by the Liquidating Trustee, if any, and only to the extent that the Liquidating Trust has sufficient Liquidating Trust Assets (or income and proceeds realized from the Liquidating Trust Assets) to make such payments in accordance with and to the extent provided for in the Plan, the Confirmation Order, and this Liquidating Trust Agreement. Before any Distribution can be made, the Liquidating Trustee shall, in its reasonable discretion, establish, supplement, and maintain reserves in an amount sufficient to meet any and all expenses and liabilities of the Liquidating Trust, including fees and expenses of the Liquidating Trustee, fees and expenses of professionals retained by the Liquidating Trust or the Liquidating Trustee, the fees and expenses of other professionals, and fees owed the United States Trustee.

Section 9.2 Distributions; Withholding. The Liquidating Trustee shall make the initial Distribution to Beneficiaries as provided in the Plan and, following the initial Distribution required under the Plan, the Liquidating Trustee shall make distributions (including distributions of all net Cash (including net Cash proceeds)) on Quarterly Distribution Dates, to the extent possible; provided, however, that the Liquidating Trust may retain and supplement from time to time a reserve (the "Liquidating Trust Reserve") in such amount (a) as is reasonably necessary to meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during the term of the Liquidating Trust; and (b) to pay the Liquidating Trust's incurred and projected expenses including, without limitation, the compensation and the reimbursement of reasonable, actual and necessary costs, fees, and expenses (including attorneys' fees and expenses, financial advisor fees and expenses, and disbursing agent fees and expenses) of the Liquidating Trustee in connection with the performance of their duties in connection with this Liquidating Trust Agreement. The funding of the Liquidating Trust Reserve may preclude or reduce Distributions to Beneficiaries. All such Distributions shall be made as provided, and subject to any withholding or reserve, in this Liquidating Trust Agreement, the Plan or the Confirmation Order. Additionally, the Liquidating Trustee may withhold from amounts distributable to any Beneficiary any and all amounts, determined in the Liquidating Trustee's sole discretion, to be

required by any law, regulation, rule, ruling, directive, or other governmental requirement. In addition, all distributions under this Liquidating Trust Agreement shall be net of the actual and reasonable costs of making such distributions. Prior to the making of any Distributions contemplated hereunder, the Liquidating Trustee shall provide the Liquidating Trust Committee with five business day's written notice of any such Distribution, which notice shall include a summary of the aggregate amounts to be distributed. Within three business days of receipt of the notice of Distribution, any member of the Liquidating Trust Committee may request additional information regarding the calculation of the aggregate Distribution amounts for each Class of Allowed Claims.

Section 9.3 No Distribution Pending Allowance. No payment or Distribution shall be made with respect to any Claim to the extent it is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim, except for distributions into a Disputed Reserve in accordance with the Plan, Confirmation Order, and this Liquidating Trust Agreement. For the avoidance of doubt, (i) nothing herein or in the Plan shall preclude the Liquidating Trustee from making Distributions on account of the undisputed portions of Disputed Claims in the discretion of the Liquidating Trustee and (ii) the Liquidating Trustee may withhold any Distribution pending determination of whether to object to a Claim and amounts so withheld will be included in the appropriate Disputed Reserve.

Section 9.4 Distributions after Allowance. Distributions to each holder of a Disputed Claim, to the extent that such Claim ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of the Plan, Confirmation Order, and this Liquidating Trust Agreement.

Section 9.5 Non-Cash Property. Subject to Section 3.3 hereof, any non-Cash property of the Liquidating Trust may be sold, transferred or abandoned by the Liquidating Trustee. If, in the Liquidating Trustee's reasonable judgment, such property cannot be sold in a commercially reasonable manner, or the Liquidating Trustee believes, in good faith, such property has no value to the Liquidating Trust, the Liquidating Trustee shall have the right, subject to the approval of the Liquidating Trust Committee, to abandon or otherwise dispose of such property, including by donation of such property to a charity designated by the Liquidating Trustee Committee. Except in the case of fraud, willful misconduct, or gross negligence, neither the Liquidating Trustee nor any director, officer, employee, consultant, or professional of the Liquidating Trustee, the Liquidating Trust Committee, or of any of its members or professionals, shall have any liability arising from or related to the disposition of non-Cash property in accordance with this Section.

Section 9.6 Undeliverable Distributions. If any Distribution is returned as undeliverable, the Liquidating Trust may, in its discretion, make reasonable efforts to determine the current address of the Beneficiary with respect to which the Distribution was made, but no Distribution to any holder shall be made unless and until the Liquidating Trust has determined the then-current address of the holder, at which time the Distribution to such holder shall be made to the holder without interest. Amounts in respect of any undeliverable Distributions made by the Liquidating Trust shall be returned to, and held in trust by, the Liquidating Trust until the Distributions are claimed or are deemed to be unclaimed property under Section 347(b) of the Bankruptcy Code, Article V.E.1 of the Plan, and section 9.7 hereof ("Unclaimed Property"). While the Liquidating Trustee may, in its sole discretion, attempt to determine a Beneficiary's

current address or otherwise locate a Beneficiary, nothing in this Liquidating Trust Agreement or the Plan shall require the Liquidating Trustee to do so.

Section 9.7 Unclaimed Property. Except with respect to property not Distributed because it is being held in a Disputed Reserve, Distributions that are not claimed within ninety (90) days from the date of such Distribution shall be deemed to be Unclaimed Property and shall vest or revest in the Liquidating Trust, and the Claims with respect to which those Distributions are made shall be automatically canceled. After the expiration of that period, the claim of any person or Entity to those Distributions shall be discharged and forever barred. Nothing contained in the Plan or this Liquidating Trust Agreement shall require the Liquidating Trust to attempt to locate any Beneficiary. All funds or other property that vests or revests in the Liquidating Trust pursuant to Article V.E.3 of the Plan and this Section 9.7 shall be distributed by the Liquidating Trustee to the other Beneficiaries in accordance with the provisions of the Plan and this Liquidating Trust Agreement. A Claim, and the Unclaimed Property distributed on account of such Claim, shall not escheat to any federal, state, or local government or other entity by reason of the failure of its holder to claim a distribution in respect of such Claim.

Section 9.8 Time Bar to Cash Payments by Check. Checks issued by the Liquidating Trust to Beneficiaries shall be null and void if not negotiated within 90 days after the date of issuance thereof in accordance with Article V.G of the Plan. Requests for the reissuance of checks shall be made in writing to the Liquidating Trustee and may be reissued in the discretion of the Liquidating Trustee.

Section 9.9 Withholding Taxes and Expenses of Distribution. Any federal, state, or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All holders of Claims shall be required to provide the Liquidating Trustee with any information necessary to effect the withholding of such taxes. In addition, all distributions under the Plan shall be net of the actual and reasonable costs of making such distributions. If such information is not provided within one hundred and twenty days (120) days of being requested, all Distributions to which such holders are or become entitled shall be treated as Unclaimed Property, unless determined otherwise in the discretion of the Liquidating Trustee.

Section 9.10 Conflicting Claims. If any conflicting claims or demands are made or asserted with respect to the beneficial interest of a Beneficiary under this Liquidating Trust Agreement, or if there is any disagreement between the assignees, transferees, heirs, representatives or legatees succeeding to all or a part of such an interest resulting in adverse claims or demands being made in connection with such interest, then, in any of such events, the Liquidating Trustee shall be entitled, in its sole discretion, to refuse to comply with any such conflicting claims or demands.

(a) In so refusing, the Liquidating Trustee may elect to cause the Liquidating Trust to make no payment or Distribution with respect to the beneficial interest subject to the conflicting claims or demand, or any part thereof, and to refer such conflicting claims or demands to the Bankruptcy Court, which shall have exclusive jurisdiction over resolution of such conflicting claims or demands. In so doing, neither the Liquidating Trust nor the Liquidating Trustee shall be or become liable to any of such parties for their refusal to comply with any such

conflicting claims or demands, nor shall the Liquidating Trust or Liquidating Trustee be liable for interest on any funds which may be so withheld.

(b) The Liquidating Trustee shall be entitled to refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final order of the Bankruptcy Court or (ii) all differences have been resolved by a valid written agreement among all such parties to the satisfaction of the Liquidating Trustee, which agreement shall include a complete release of the Liquidating Trust and Liquidating Trustee. Until the Liquidating Trustee receives written notice that one of the conditions of the preceding sentence is met, the Liquidating Trustee may deem and treat as the absolute owner under this Liquidating Trust Agreement of the beneficial interest in the Liquidating Trust the Beneficiary identified as the owner of that interest in the books and records maintained by the Liquidating Trustee. The Liquidating Trustee may deem and treat such Beneficiary as the absolute owner for purposes of receiving Distributions and any payments on account thereof for federal and state income tax purposes, and for all other purposes whatsoever.

(c) In acting or refraining from acting under and in accordance with this Section 9.9 of the Liquidating Trust Agreement, the Liquidating Trustee shall be fully protected and incur no liability to any purported claimant or any other Person pursuant to Article V of this Agreement.

Section 9.11 Distributions on Non-Business Days. Any payment or Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

Section 9.12 No Distribution in Excess of Allowed Amount of Claim. Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall receive in respect of such Claim any Distribution in excess of the Allowed amount of such Claim.

Section 9.13 Disallowance of General Unsecured Claims; Cancellation of Corresponding Beneficial Interests. All Claims in respect of undeliverable or unclaimed Distributions that have become Unclaimed Property shall be deemed disallowed and expunged. The holder of any such disallowed Claim shall no longer have any right, claim, or interest in or to any Distributions in respect of such disallowed Claim, and is forever barred, estopped, and enjoined from receiving any Distributions under the Plan, the Confirmation Order and this Liquidating Trust Agreement. Notwithstanding the foregoing or anything to the contrary in Section 9.7 hereof, upon the request of a party whose Distribution was deemed Unclaimed Property, the Liquidating Trustee may, in its discretion, reinstate the Allowed Claim (and corresponding beneficial interest in the Liquidating Trust) and make a replacement Distribution.

Section 9.14 Setoff and Recoupment. The Liquidating Trust may, but shall not be required to, setoff against, or recoup from, any Claim and the Distribution to be made pursuant to the Plan in respect thereof, any claims or defenses of any nature whatsoever that any of the Debtors, the Estates or the Liquidating Trust may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors, the Estates or the Liquidating Trust of any claim, defense, right of setoff, or recoupment that any of them may have against the holder of any Claim.

Section 9.15 De Minimis Amounts. The Liquidating Trustee shall not be obligated to make any distributions on account of any Claim if the aggregate distribution to such holder on account of such Allowed Claim does not exceed $50.

Section 9.16 Priority of Expenses of Trust. The Liquidating Trust must pay or reserve for payment all of its expenses before making Distributions.

ARTICLE X
TAXES

Section 10.1 Income Tax Status. Consistent with Revenue Procedure 94-45, 1994-28 I.R.B. 124, the Liquidating Trust shall be treated as a liquidating trust pursuant to Treasury Regulation Section 301.7701-4(d) and as a grantor trust pursuant to IRC Sections 671-677. As such, the Beneficiaries will be treated as both the grantors and the deemed owners of the Liquidating Trust. Any items of income, deduction, credit, and loss of the Liquidating Trust shall be allocated for federal income tax purposes to the Beneficiaries.

Section 10.2 Tax Returns. In accordance with IRC Section 6012 and Treasury Regulation Section 1.671-4(a), the Liquidating Trust shall file with the IRS annual tax returns on Form 1041. In addition, the Liquidating Trust shall file in a timely manner such other tax returns, including any state and local tax returns, as are required by applicable law and pay any taxes shown as due thereon out of the Liquidating Trust Assets (or the income or proceeds thereof). The Liquidating Trustee shall, in its sole discretion, determine the best way to report with respect to any reserve for Disputed Claims, including electing to report as, without limitation, as a separate trust or other entity. Within a reasonable time following the end of the taxable year, the Liquidating Trust shall send to each Beneficiary a separate statement setting forth the Beneficiary's share of items of income, gain, loss, deduction or credit and will instruct each such Beneficiary to report such items on their federal income tax returns. The Liquidating Trust may provide each Beneficiary with a copy of the Form 1041 for the Liquidating Trust (without attaching any other Beneficiary's Schedule K-1 or other applicable information form) along with such Beneficiary's Schedule K-1 or other applicable information form in order to satisfy the foregoing requirement. The Liquidating Trust shall allocate the taxable income, gain, loss, deduction, or credit of the Liquidating Trust with respect to each Beneficiary.

Section 10.3 Withholding of Taxes and Reporting Related to Liquidating Trust Operations. The Liquidating Trust shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions made by the Liquidating Trust shall be subject to any such withholding and reporting requirements. To the extent that the operation of the Liquidating Trust or the liquidation of the Liquidating Trust Assets creates a tax liability, the Liquidating Trust shall promptly pay such tax liability out of the Liquidating Trust Assets (or the income or proceeds thereof) and any such payment shall be considered a cost and expense of the operation of the Liquidating Trust payable without Bankruptcy Court order. The Liquidating Trust may reserve a sum, the amount of which shall be determined by the Liquidating Trust with the approval of the Liquidating Trust Committee, sufficient to pay the accrued or potential tax liability arising out of the operations of the Liquidating Trust or the operation of the Liquidating Trust Assets. Upon the approval of the Liquidating Trust Committee, the Liquidating Trustee, on behalf of the Liquidating Trust, may

enter into agreements with taxing authorities or other governmental units for the payment of such amounts as may be withheld. Any federal, state, or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All Beneficiaries shall be required to provide any information necessary to effect the withholding of such taxes.

Section 10.4 Valuations. Pursuant to Article IV.B.2 of the Plan, except to the extent definitive guidance from the IRS or a court of competent jurisdiction (including the issuance of applicable Treasury Regulations, the receipt by the Liquidation Trustee of a private letter ruling if the Liquidating Trustee so requests one) indicates that such valuation is not necessary to maintain the treatment of the Liquidation Trust as a liquidating trust for purposes of the Internal Revenue Code and applicable Treasury Regulations, as soon as possible after the Effective Date, but in no event later than sixty (60) days thereafter, (i) the Liquidating Trustee shall make a good faith valuation of the Liquidating Trust Assets, and (ii) the Liquidating Trustee shall establish appropriate means to apprise the Beneficiaries of such valuation. The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Midway Liquidating Trust, the Beneficiaries and the Liquidating Trust Committee) for all federal income tax purposes. The Liquidating Trustee also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidating Trust that are required by any governmental unit.

Section 10.5 Treatment of Disputed Reserves. Notwithstanding any other provision of this Liquidating Trust Agreement to the contrary, subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary, the Liquidating Trust may, in its sole discretion, determine the best way to report with respect to any Disputed Reserve. Accordingly, the Liquidating Trustee may, in its discretion, elect to (i) treat any Liquidating Trust Assets allocable to, or retained on account of, a Disputed Reserve in accordance with Section 8.2 of this Liquidating Trust Agreement as held by one or more discrete trusts for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the IRC (Sections 641 et seq.), (ii) treat as taxable income or loss of each Disputed Reserve, with respect to any given taxable year, the portion of the taxable income or loss of the Liquidating Trust that would have been allocated to the holders of Disputed Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved), (iii) treat as a distribution from the Disputed Reserve any increased amounts distributed by the Liquidating Trust as a result of any Disputed Claims resolved earlier in the taxable year, to the extent such distributions relate to taxable income or loss of the Disputed Reserves determined in accordance with the provisions hereof, (iv) file a tax election to treat any and all reserves for Disputed General Unsecured Claims as a "Disputed Ownership Fund" within the meaning of Treasury Regulation section 1.468B-9 for federal income tax purposes rather than to tax such reserve as a part of the Liquidating Trust, and (v) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes. All Beneficiaries shall report, for income tax purposes, consistent with the election of the Liquidating Trustee. In the event, and to the extent, any Cash retained on account of Disputed Claims in the Disputed Reserves is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to

the extent such Disputed Claims have subsequently been resolved, deducted from any amounts distributable by the Liquidating Trustee as a result of the resolutions of such Disputed Claims.

Section 10.6 Expedited Determination of Taxes. The Liquidating Trust may request an expedited determination of taxes or tax refund rights of the Liquidating Trust, including the Disputed Reserves, under Section 505(b) of the Bankruptcy Code for all returns or claims filed for the Liquidating Trust for all taxable periods through the termination of the Liquidating Trust.

ARTICLE XI
TERMINATION OF LIQUIDATING TRUST

Section 11.1 Termination of Liquidating Trust. The Liquidating Trustee shall be discharged and the Liquidating Trust shall be terminated, at such time as (a) all Disputed Claims have been resolved, (b) all of the Liquidating Trust Assets have been liquidated, (c) all duties and obligations of the Liquidating Trustee hereunder have been fulfilled, (d) all Distributions required to be made by the Liquidating Trustee under the Plan and this Liquidating Trust Agreement have been made, and (e) all of the Chapter 11 Cases have been closed; provided, however, that in no event shall the Liquidating Trust be terminated later than the term of the Liquidating Trust under Section 11.2 of this Liquidating Trust Agreement, as such term may be extended pursuant to Section 11.2.

Section 11.2 Maximum Term. The term of the Liquidating Trust shall end no later than the fifth (5th) anniversary of the Effective Date (the "Initial Liquidating Trust Term"); provided, however, that the Liquidating Trustee may, subject to the further provisions of this Section 11.2, extend the term of the Liquidating Trust for such additional period of time as is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets as follows: within the six (6) month period prior to the termination of the Initial Liquidating Trust Term, the Liquidating Trustee may file a notice of intent to extend the term of the Liquidating Trust with the Bankruptcy Court and, upon approval of the Bankruptcy Court of such extension request following notice and a hearing, the term of the Liquidating Trust shall be so extended. The Liquidating Trust may file one or more such extension notices, each notice to be filed within the six (6) month period prior to the termination of the extended term of the Liquidating Trust (all such extensions, collectively, are referred to herein as the "Supplemental Liquidating Trust Term"). Notwithstanding anything to the contrary in this Section 11.2, however, the Supplemental Liquidating Trust Term may not exceed three (3) years without a favorable letter ruling from the IRS that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust for federal income tax purposes. In addition, the provisions of this Section 11.2 shall be without prejudice to the right of any party in interest under Section 1109 of the Bankruptcy Code to petition the Bankruptcy Court, for cause shown, to shorten the Supplemental Liquidating Trust Term.

Section 11.3 Events Upon Termination. At the conclusion of the term of the Liquidating Trust, the Liquidating Trustee shall distribute the remaining Liquidating Trust Assets (subject to a reserve for expenses incurred in winding up the affairs of the Liquidating Trust), if any, to the Beneficiaries, in accordance with the Plan, the Confirmation Order, and this Liquidating Trust Agreement. Any funds remaining after the affairs of the Liquidating Trust

have been wound up shall be donated to a charitable institution qualified as a not-for-profit corporation.

Section 11.4 Winding Up, Discharge, and Release of the Liquidating Trustee. For the purposes of winding up the affairs of the Liquidating Trust at the conclusion of its term, the Liquidating Trustee shall continue to act as Liquidating Trustee until its duties under this Liquidating Trust Agreement have been fully discharged or its role as Liquidating Trustee is otherwise terminated under this Liquidating Trust Agreement and the Plan. Upon a motion by the Liquidating Trustee, the Bankruptcy Court may enter an order relieving the Liquidating Trustee, its agents and employees of any further duties, discharging, and releasing the Liquidating Trustee and its bond, if any.

ARTICLE XII
MISCELLANEOUS PROVISIONS

Section 12.1 Amendments. The Liquidating Trustee may, with the approval of a majority of the members of the Liquidating Trust Committee, modify, supplement, or amend this Agreement in any way that is not inconsistent with the Plan or the Confirmation Order. In the event that a majority (as described above) of the members of the Liquidating Trust Committee is unable to reach a consensus regarding a proposed modification, supplement, or amendment, the Liquidating Trustee may seek Bankruptcy Court approval of any such modification, supplement, or amendment.

Section 12.2 Waiver. No failure by the Liquidating Trust, the Liquidating Trustee, or the Liquidating Trust Committee to exercise or delay in exercising any right, power, or privilege hereunder shall operate as a waiver, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any further exercise thereof, or of any other right, power, or privilege.

Section 12.3 Cumulative Rights and Remedies. The rights and remedies provided in this Liquidating Trust Agreement are cumulative and are not exclusive of any rights under law or in equity.

Section 12.4 No Bond Required. Notwithstanding any state law to the contrary, the Liquidating Trustee (including any successor Liquidating Trustee) shall be exempt from giving any bond or other security in any jurisdiction other than as provided under Section 3.4 of this Liquidating Trust Agreement.

Section 12.5 Irrevocability. This Liquidating Trust Agreement and the Liquidating Trust created hereunder shall be irrevocable, except as otherwise expressly provided in this Liquidating Trust Agreement.

Section 12.6 Tax Identification Numbers. The Liquidating Trustee shall require any Beneficiary to furnish to the Liquidating Trustee its social security number or employer or taxpayer identification number as assigned by the IRS and the Liquidating Trustee may condition any Distribution to any Beneficiary upon the receipt of such identification number. No Distribution shall be made to or behalf of a Beneficiary unless and until such holder has provided the Liquidating Trustee with any information applicable law requires the Liquidating Trust to

obtain in connection with making Distributions, including completed IRS Form W9. If such information is not provided within 120-days of being requested by the Liquidating Trustee, all Distributions to which such holders are or become entitled may be treated as Unclaimed Property.

Section 12.7 Relationship to the Plan. The principal purpose of this Liquidating Trust Agreement is to aid in the implementation of the Plan and, therefore, this Liquidating Trust Agreement incorporates and is subject to the provisions of the Plan and the Confirmation Order. In the event that any provision of this Liquidating Trust Agreement is found to be inconsistent with a provision of the Plan or the Confirmation Order, the provisions of the Plan or the Confirmation Order, as applicable, shall control. In the event that any provision of the Plan is found to be inconsistent with a provision of the Confirmation Order, the Confirmation Order shall control.

Section 12.8 Division of Liquidating Trust. Under no circumstances shall the Liquidating Trustee have the right or power to divide the Liquidating Trust unless authorized to do so by the Liquidating Trust Committee and the Bankruptcy Court.

Section 12.9 Applicable Law. This Liquidating Trust shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to rules governing the conflict of laws.

Section 12.10 Retention of Jurisdiction. Notwithstanding the Effective Date, and to the fullest extent permitted by law, the Bankruptcy Court shall retain exclusive jurisdiction over the Liquidating Trust after the Effective Date, including, without limitation, jurisdiction to resolve any and all controversies, suits and issues that may arise in connection therewith, including, without limitation, this Liquidating Trust Agreement, or any entity's obligations incurred in connection herewith, including without limitation, any action against the Liquidating Trustee or any member of the Liquidating Trust Committee or any professional retained by the Liquidating Trustee or the Liquidating Trust Committee, in each case in its capacity as such. Each party to this Liquidating Trust Agreement hereby irrevocably consents to the exclusive jurisdiction and venue of the Bankruptcy Court in any action to enforce, interpret or construe any provision of this Liquidating Trust Agreement or of any other agreement or document delivered in connection with this Liquidating Trust Agreement, and also hereby irrevocably waives any defense of improper venue, forum *non conveniens* or lack of personal jurisdiction to any such action brought in the Bankruptcy Court. Each party further irrevocably agrees that any action to enforce, interpret, or construe any provision of this Liquidating Trust Agreement will be brought only in the Bankruptcy Court. Each party hereby irrevocably consents to the service by certified or registered mail, return receipt requested, of any process in any action to enforce, interpret or construe any provision of this Liquidating Trust Agreement.

Section 12.11 Severability. In the event that any provision of this Liquidating Trust Agreement or the application thereof to any person or circumstance shall be determined by the Bankruptcy Court to be invalid or unenforceable to any extent, the remainder of this Liquidating Trust Agreement, or the application of such provision to persons or circumstance, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such

provision of this Liquidating Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 12.12 Limitation of Benefits. Except as otherwise specifically provided in this Liquidating Trust Agreement, the Plan or the Confirmation Order, nothing herein is intended or shall be construed to confer upon or to give any person other than the parties hereto and the Beneficiaries any rights or remedies under or by reason of this Liquidating Trust Agreement.

Section 12.13 Notices. Except as provided in Section 12.10 of this Liquidating Trust Agreement, all notices, requests, demands, consents, and other communications hereunder shall be in writing and shall be deemed to have been duly given to a person, if delivered in person or by facsimile with an electromagnetic report of delivery or if sent by overnight mail, registered mail, certified mail, or regular mail, with postage prepaid, to the following addresses:

If to the Liquidating Trustee:

[*]
[Address]
[Address]

with a copy to:

[Liquidating Trust Counsel Address]

If to a Beneficiary:

To the name and distribution address set forth in the Register
with respect to such Beneficiary.

The parties may designate in writing from time to time other and additional places to which notices may be sent.

Section 12.14 Further Assurances. From and after the Effective Date, the parties hereto covenant and agree to execute and deliver all such documents and notices and to take all such further actions as may reasonably be required from time to time to carry out the intent and purposes of this Liquidating Trust Agreement, and to consummate the transactions contemplated hereby.

Section 12.15 Integration. This Liquidating Trust Agreement, the Plan, and the Confirmation Order constitute the entire agreement with, by and among the parties thereto, and there are no representations, warranties, covenants, or obligations except as set forth herein, in the Plan and in the Confirmation Order. This Liquidating Trust Agreement, together with the Plan and the Confirmation Order, supersede all prior and contemporaneous agreements, understandings, negotiations, and discussions, written or oral, of the parties hereto, relating to any transaction contemplated hereunder. Except as otherwise provided in this Liquidating Trust Agreement, the Plan or Confirmation Order, nothing herein is intended or shall be construed to confer upon or give any person other than the parties hereto and the Beneficiaries any rights or remedies under or by reason of this Liquidating Trust Agreement.

Section 12.16 Interpretation. The enumeration and Section headings contained in this Liquidating Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Liquidating Trust Agreement or of any term or provision hereof. Unless context otherwise requires, whenever used in this Liquidating Trust Agreement the singular shall include the plural and the plural shall include the singular, and words importing the masculine gender shall include the feminine and the neuter, if appropriate, and vice versa, and words importing persons shall include partnerships, associations, and corporations. The words herein, hereby, and hereunder and words with similar import, refer to this Liquidating Trust Agreement as a whole and not to any particular section or subsection hereof unless the context requires otherwise. Any reference to the "Liquidating Trustee" shall be deemed to include a reference to the "Liquidating Trust" and any reference to the "Liquidating Trust" shall be deemed to include a reference to the "Liquidating Trustee" except for the references in Sections 5.1 and 5.2, and such other provisions in which the context otherwise requires.

Section 12.17 Counterparts. This Liquidating Trust Agreement may be signed by the parties hereto in counterparts, which, when taken together, shall constitute one and the same document. Delivery of an executed counterpart of this Liquidating Trust Agreement by facsimile or email in pdf format shall be equally effective as delivery of a manually executed counterpart.

IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Liquidating Trust Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers or representatives, all as of the date first above written.

Dated: [*], 2017

Midway Gold US Inc. (for itself and on behalf of the other Debtors)

By: Daniel Brosious
Its: Chief Restructuring Officer

Dated: [*], 2017

____
[*], as Liquidating Trustee

EXHIBIT A

TERMS OF COMPENSATION AND REIMBURSEMENT OF EXPENSES OF THE LIQUIDATING TRUSTEE

1. COMPENSATION

Beginning at the Effective Date (as defined in the Plan), the Liquidating Trustee shall be employed and compensated on an hourly basis at the following hourly rates

Senior Directors & Managing Directors[1]	$400 to $650
Directors	$300 to $425
Senior Consultants and Analysts	$200 to $325
Other Professionals	$125 to $225

2. REIMBURSEMENT OF EXPENSES

The Liquidating Trustee shall be entitled to reimbursement for documented actual and reasonable expenses incurred in performing his duties as the Liquidating Trustee.

[1] Edward T. Gavin, Managing Director of Gavin/Solmonese will be the professional with overall client responsibility on this matter. Mr. Gavin's rate is $650 per hour. Stan Mastil, a Senior Director of Gavin/Solmonese will be the primary professional at Gavin/Solmonese working on this matter. Mr. Mastil's rate is $475 per hour for Liquidating Trust Services.

EXHIBIT
A

PLAN EXHIBIT II

(Executory Contracts and Unexpired Leases to be Assumed)

NONE[2]

[2] The Debtors reserve the right to amend this list at any time prior to the Effective Date of the Plan as necessary or appropriate, including to add or remove any contracts or leases.

PLAN EXHIBIT III

(Non-Exclusive List of Retained Claims and Causes of Action)

The following is a non-exclusive list of potential or actual parties against whom the Debtors could assert or have asserted a claim or cause of action, which claims and causes of action are being transferred to the Liquidating Trust under the Plan and pursuant to the authority of section 1123(b)(3)(B) of the Bankruptcy Code, subject to any release, exculpations and/or indemnifications in the Plan. Defined terms not defined herein are used as defined in the Plan to which this exhibit is attached. The Plan proponents reserve their rights to modify this list to amend parties or otherwise update this list, but disclaim any obligation to do so. In addition to possible causes of action and claims against the persons or entities listed herein, the Debtors may have, in the ordinary course of business, causes of action, claims or rights against vendors or others with whom they deal in the ordinary course of business ("Ordinary Course Claims") to the extent such causes of action, claims or rights have not been assigned to a third party. The Liquidating Trust and the Liquidating Trustee reserve their right to enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Ordinary Course Claims and all other claims and causes of action of the Debtors and the Estates, including but not limited to the specific claims and causes of action described below, subject to any release, exculpations and/or indemnifications in the Plan. For the avoidance of doubt, nothing herein is intended or shall be deemed to modify, supersede, or amend any provision contained in the Plan or any of the Sale Orders or the rights of any party under the Plan or any of the Sale Orders.

1. All claims and causes of action of the Debtors arising before the Effective Date (regardless of whether arising before or after the Petition Date) against any persons or entities, including but not limited to (a) claims and causes of action for breach of contract, negligence, professional negligence, breach of fiduciary duty or other duties, or fraud, against the Debtors' officers, directors, accountants and/or auditors prior to the Petition Date; and (b) claims and causes of action against insurance companies and brokers arising in connection with directors and officers, fidelity, general liability, property, workers compensation and any other insurance coverages and policies, including but not limited to claims under the insurance coverages and policies, and claims and causes of action for breach of contract, fraud, negligent misrepresentation, professional negligence, and breach of the duty of good faith and fair dealing.

2. Claims and causes of action, including but not limited to those based on avoidance actions and powers, against any and all parties listed in the Debtors' Statements of Financial Affairs (including any amendments thereto) as receiving payments from one or more of the Debtors in the one (1) year preceding the Petition Date, including, without limitation, those entities identified on the list attached hereto as Appendix A.

3. Any and all outstanding accounts receivable balances owed to one or more of the Debtors.

4. Any and all present and former utility service providers holding pre- or post-petition deposits.

5. Any and all pending federal and state tax actions and appeals.

6. Any and all pending prepetition litigation, including any prepetition litigation for which the Debtors maintain insurance coverage.

7. Any and all rights and claims under contracts, leases, loan agreements, syndications, or any other agreement not cancelled pursuant to the Plan, including but not limited to collection actions and claims.

8. Any and all objections to claims asserted under section 502 of the Bankruptcy Code against one or more of the Debtors, whether based upon claims filed on the Debtors' claims registry or equitably asserted.

9. Any and all objections to claims asserted under section 503(b) of the Bankruptcy Code against one or more of the Debtors, whether based upon claims filed on the Debtors' claims registry or equitably asserted.

10. Any and all objections to secured claims against one or more of the Debtors, whether based upon claims filed on the Debtors' claims registry or otherwise asserted.

11. Any and all objections to claims asserted under section 507 of the Bankruptcy Code against one or more of the Debtors, whether based upon claims filed on the Debtors' claims registry or otherwise asserted.

12. The Liquidating Trust and the Liquidating Trustee expressly reserve all rights, defenses and counterclaims against any person or entity that has asserted or could assert a claim against the Debtors.

ALL OF THE ABOVE PERSONS OR ENTITIES INCLUDE THEIR AGENTS, EMPLOYEES, PROFESSIONALS, REPRESENTATIVES, OFFICERS, DIRECTORS, MEMBERS, PARTNERS, SUCCESSORS, AFFILIATES AND ASSIGNS.

THE PLAN PROPONENTS EXPRESSLY RESERVE THE RIGHT TO AMEND OR SUPPLEMENT THIS LIST AT ANY TIME PRIOR TO THE CONFIRMATION HEARING.

Appendix A to Exhibit III of the Plan

(90 day payment list)

MIDWAY GOLD U.S. INC., *et al.*

90-Day Transfers

Payee	Amount
Paycom Payroll, LLC	(1,348,749.01)
Boart Longyear Company	(1,185,639.35)
IMA Inc-Colorado Division	(1,113,450.00)
Thomas Petroleum, Inc	(1,013,134.00)
Southwest Energy, LLC	(669,821.06)
VT Construction	(500,000.00)
American Assay Laboratories	(444,084.91)
Llhoist North American of Arizona, INC	(406,358.21)
Sunbelt Rentals Inc.	(387,272.70)
Shearman & Sterling LLP	(297,918.89)
Receiver General	(237,471.17)
Marsh USA Inc	(216,900.00)
Computershare	(214,779.43)
Andy Kaczmarek	(168,232.35)
Cigna	(166,063.97)
RPL	(147,882.50)
John Ross MacLean	(142,790.23)
Electronic Security Concepts, LLC	(137,771.00)
Cyanco Company, LLC	(134,231.24)
DOI Bureau of Land Management	(130,000.00)
Suburban Propane	(129,545.67)
Roscoe Moss Manufacturing Co.	(125,992.08)
Mt Wheeler Power	(120,375.37)
Principal Financial Group	(120,070.82)
RBC Dominion Securities Inc.	(111,469.67)
INV-MID, LLC	(105,714.28)
Reese River Hydrologic	(86,010.00)
ARTIS HRA INVERNESS POINT, LP	(82,154.08)
Dorsey & Whitney LLP	(75,000.00)
Roscoe Postle Associates Inc	(71,828.40)
US Bank Corporate Payment Systems	(68,692.76)
HCP-MID, LLC	(67,071.43)
Raintree Construction LLC	(58,990.07)
Stine Consulting LLC.	(58,600.00)
Geotemps Inc	(56,650.35)
Luskin, Stern & Eisler	(55,751.00)
Salt Lake Windustrial	(54,773.08)
DLA Piper LLP	(54,726.47)
Enterprise Rent-A-Car-(NV)	(51,781.71)
H.C. Wainwright & Co. LLC	(50,000.00)
ISC,Inc dba Venture Technologies	(49,130.78)
Airgas, Inc	(49,100.55)
E & M Enterprises, Inc.	(46,169.81)

Source: Statement of Financial Affairs, Question 3(b)

MIDWAY GOLD U.S. INC., *et al.*

90-Day Transfers

Payee	Amount
Grainger	(44,913.57)
Solenis LLC	(40,857.90)
Ernst & Young, Inc	(40,196.16)
Legend, Inc	(39,733.34)
Eastern Nevada Landscape Coalition	(39,694.27)
Performance Associates International	(38,608.63)
SRK Consulting Engineers and Scientists	(37,985.88)
Davis Graham & Stubbs LLP	(37,895.20)
Buettner, Inc	(37,737.62)
Codale Electric Supply	(37,099.79)
James Moore	(35,877.51)
MD Nut and Bolt	(35,284.47)
Woodmoor Group Inc	(35,000.00)
Wedco Inc	(34,198.27)
Air Sciences Inc.	(33,636.47)
Independent Mining Consultants, Inc.	(31,476.50)
Jentech Drilling Supply Inc.	(31,315.66)
Western Nevada Supply Co.	(30,654.76)
Nevada Department of Taxation	(29,989.84)
MetLife Group Benefits	(29,559.72)
J&M Trucking	(29,186.36)
Ferguson Enterprises Inc.	(27,925.99)
KPMG LLP	(27,247.80)
EREF-MID II, LLC	(27,214.29)
Ely Disposal Service Inc	(26,815.67)
Tetra Tech	(24,754.06)
Kappes, Cassiday & Associates	(24,238.13)
Industrial Supply Co. Inc	(24,134.79)
Ambrose Technical Sales	(24,058.47)
HydroGeophysics, Inc.	(23,972.00)
Erosion Control Applications, Inc.	(22,802.00)
Univar USA Inc.	(22,230.98)
Gust Electric Inc	(21,839.94)
Interralogic Inc	(21,114.29)
Carlin Trend Mining Supplies & Service	(20,658.68)
Clark Wilson, LLP	(20,148.29)
Total	$ (11,922,205.70)

Source: Statement of Financial Affairs, Question 3(b)

PLAN EXHIBIT IV

(Wind-Down Budget)

MIDWAY GOLD US, INC. *et al.*

Wind Down Budget

		MIDWAY GOLD US INC. *et al*
Claims Objections	$	100,000
Trust Administrative Functions (A)		100,000
Final Tax Returns		170,000
Termination of 401(k) Plan		30,000
Digital and Hard Copy Record Storage		100,000
Total Budget	$	500,000

(A) Includes establishment of Trust, reporting, Trust taxes, and other administrative costs

EXHIBIT B

Notice of Effective Date

IN THE UNITED STATES BANKRUPTCY COURT
DISTRICT OF COLORADO

In re:	)	**Case No. 15-16835-MER**
	)	
MIDWAY GOLD US INC. ***et al.***,[1]	)	**Chapter 11**
	)	**Jointly Administered Under**
Debtors.	)	**Case No. 15-16835-MER**
	)	

NOTICE OF (A) ENTRY OF ORDER CONFIRMING DEBTORS' REVISED SECOND AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION; (B) OCCURRENCE OF PLAN EFFECTIVE DATE; AND (C) RELATED DEADLINES

PLEASE TAKE NOTICE that on _______, 2017 (the "**Confirmation Date**"), the United States Bankruptcy Court for the District of Colorado entered the *Order Confirming Debtors' Revised Second Amended Joint Chapter 11 Plan of Liquidation* (Docket No. __) (the "**Confirmation Order**") confirming the Debtors' *Revised Second Amended Joint Chapter 11 Plan of Liquidation* (the "**Plan**"). Capitalized terms used but not defined herein shall have the meanings given in the Plan, a copy of which is attached to the Confirmation Order as Exhibit A.

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan is the date of this notice set forth below.

PLEASE TAKE FURTHER NOTICE that copies of the Plan and Confirmation Order may be obtained without charge by accessing the case website maintained by Epiq Systems, Inc. (dm.epiq11.com/MGC) or by contacting undersigned counsel for the Debtors.

PLEASE TAKE FURTHER NOTICE that, except as provided in the Plan and Confirmation Order, the deadline to file all Administrative Claims is __________, 2017. All such Administrative Claims must be filed in accordance with the terms of the Plan, the Confirmation Order, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and applicable local rules.

PLEASE TAKE FURTHER NOTICE that, except as provided in the Plan and Confirmation Order, the deadline to file all claims based upon the rejection of an executory contract or unexpired lease under the Plan is __________, 2017. All such rejection damage

[1] The Debtors and their respective case numbers are: Midway Gold US Inc. (15-16835 MER); Midway Gold Corp. (15-16836 MER); Golden Eagle Holding Inc. (15-16837 MER); MDW-GR Holding Corp. (15-16838 MER); RR Exploration LLC (15-16839 MER); Midway Services Company (15-16840 MER); Nevada Talon LLC (15-16841 MER); MDW Pan Holding Corp. (15-16842 MER); MDW Pan LLP (15-16843 MER); MDW Gold Rock LLP (15-16844 MER); Midway Gold Realty LLC (15-16845 MER); MDW Mine ULC (15-16846 MER); GEH (B.C.) Holding Inc. (15-16847 MER); GEH (US) Holding Inc. (15-16848 MER).

claims must be filed in accordance with the terms of the Plan, the Confirmation Order, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and applicable local rules.

PLEASE TAKE FURTHER NOTICE that, except as provided in the Plan and Confirmation Order, the deadline to file all final fee applications for payment of Professional Compensation Claims is __________, 2017. All such final fee applications must be filed in accordance with the terms of the Plan, the Confirmation Order, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and applicable local rules.

PLEASE TAKE FURTHER NOTICE that failure to file and serve an Administrative Claim, a rejection damages claims, or a final fee application timely and properly shall result in such claims being forever barred and discharged without the need for further action, order or approval of or notice to the Bankruptcy Court.

DATED: ________, 2017

SQUIRE PATTON BOGGS (US) LLP

/s/ Stephen D. Lerner
Stephen D. Lerner
Elliot M. Smith
221 E. Fourth Street, Suite 2900
Cincinnati, Ohio 45202
(513) 361-1200 (Phone)
Stephen.lerner@squirepb.com
Elliot.smith@squirepb.com

Attorneys for Debtors and Debtors in Possession

WADSWORTH WARNER CONRARDY, P.C.

/s/ Aaron Conrardy
Aaron Conrardy
1660 Lincoln Street, Suite 2200
Denver, Colorado 80264
(303) 296-1999 (Phone)
aconrardy@wwc-legal.com

Local Counsel for Debtors and Debtors in Possession